Exhibit 10(be)
TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
THIS TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of December 29, 2021, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors"), the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, "Agent"), J.P. MORGAN AG ("JPM AG"), as European agent for the Lenders (JPM AG, in such capacity, the "European Agent"), and J.P. MORGAN EUROPE LIMITED (“JPM Europe”), as European collateral agent for the Lenders (JPM Europe, in such capacity, the “European Collateral Agent”).
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent and the European Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, as amended by (i) First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 16, 2016, (ii) Waiver and Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 3, 2016, (iii) Release and Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2016, (iv) Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 2016, (v) Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of June 7, 2017, (vi) Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 13, 2019, (vii) Seventh Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 29, 2020, (viii) Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of January 15, 2021, and (ix) Ninth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of March 10, 2021 (as so amended or otherwise modified, the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.
3.Amendment to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double- underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

4.Amendment to Exhibit 1.2(e). Exhibit 1.2(e) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit 1.2(e) attached hereto and made a part hereof.
5.Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Applicable Agent of the following items, each in form and content satisfactory to the Applicable Agent:
(a)the Applicable Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the Lenders, the Agent, the European Agent and the European Collateral Agent;
(b)no Default or Event of Default shall have occurred;
(c)the Borrowers shall have paid to Applicable Agent, all of Applicable Agent's costs and expenses (including Applicable Agent's attorneys' fees) incurred in connection with the preparation of this Amendment; and
(d)Each Applicable Agent shall have received such other documents, agreements, instruments, deliverables and items deemed reasonably necessary by such Applicable Agent.
6.Condition Subsequent. The Borrowers shall deliver to the Applicable Agent no later than January 7, 2022 (or such later date as may be acceptable to the Applicable Agent in its sole discretion), an amended English Law Guaranty, duly executed by a duly authorized officer of each of the European Guarantors, the European Agent, the European Collateral Agent and the Agent (the “Post-Closing Condition”). The failure to satisfy the Post-Closing Condition shall be an Event of Default under the Credit Agreement.
7.Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent, the European Agent, the European Collateral Agent and the Lenders as follows:
(a)each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are in force and effect;
2

(c)this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;
(e)this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;
(f)no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents; there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents;
(g)each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby; and
(h)each Borrower and each Guarantor hereby agrees, as an independent obligation to the European Agent (to the extent such Guarantor or Borrower is party to the English Law Guaranty), to be bound by the terms of the English Law Guaranty as if it had been set out in full again here with such changes as are appropriate to fit this context, for the avoidance of doubt with references to the Credit Agreement and Other Documents each as modified hereby.
8.Guarantee and Security Confirmations. Each of the European Loan Parties (i) consents to the amendment of the Credit Agreement effected by this Amendment, (ii) confirms that its obligations as a Guarantor under the English Law Guaranty (the "Guaranteed Obligations") and its obligations under any Liens created pursuant to the European Collateral Documents to which it is a party (the "Secured Obligations") shall, in each case not be discharged or otherwise affected by those amendments and shall accordingly remain and continue in full force and effect, (iii) the Guaranteed Obligations shall, after the date of this Amendment, extend to the obligations of each European Loan Party under the Credit Agreement, as so amended and (iv) the Secured Obligations, including for the purposes of the European Collateral Documents, shall, after the date of this Amendment, extend to the obligations of each European Loan Party under the Credit Agreement, as so amended.
9.Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent including, without limitation, fees of the Agent's counsel in connection with this Amendment.
10.Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement
3

as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
11.Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
12.Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.
13.Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment, the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
14.Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.
15.Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
16.Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, the European Agent, the European Collateral Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
17.Counterparts; Electronically Delivered Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other means of electronic transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.
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18.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]
5

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]
Each of the parties has signed this Tenth Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

US BORROWERS:
Invacare Corporation, an Ohio corporation By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Senior Vice President and Chief Financial Officer
Freedom Designs, Inc., a California corporation Medbloc, Inc., a Delaware corporation By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Vice President and Treasurer

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

US GUARANTORS:

Adaptive Switch Laboratories, Inc., a Texas corporation
Invacare Credit Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invamex Holdings LLC, a Delaware limited liability company
By: /s/ Kathleen P. Leneghan
Name:    Kathleen P. Leneghan
Title:    Vice President and Treasurer

7

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CANADIAN BORROWERS:

Invacare Canada L.P., an Ontario limited partnership, by its general partner, Invacare Canada General Partner Inc.
Motion Concepts L.P., an Ontario limited partnership, by its general partner, Carroll Healthcare Inc.
Perpetual Motion Enterprises Limited, an Ontario corporation
By: /s/ Kathleen P. Leneghan
Name:    Kathleen P. Leneghan
Title:    Vice President and Treasurer

CANADIAN GUARANTORS:

Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation
By: /s/ Kathleen P. Leneghan
Name:    Kathleen P. Leneghan
Title:    Vice President and Treasurer

8

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ENGLISH BORROWERS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Director
ENGLISH GUARANTORS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Director
Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202 By: /s/ Kathleen P. Leneghan Name: Kathleen P. Leneghan Title: Director

9

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

FRENCH BORROWERS:
Invacare Poirier SAS By: Invacare Holdings Two B.V., its sole shareholder By: /s/ Joost Beltman Name: Joost Beltman Title: President Duly Authorised
FRENCH GUARANTORS:
Invacare Poirier SAS By: Invacare Holdings Two B.V., its sole shareholder By: /s/ Joost Beltman Name: Joost Beltman Title: President Duly Authorised
Invacare France Operations S.A.S. By: Invacare Holdings Two B.V., its sole shareholder By: /s/ Joost Beltman Name: Joost Beltman Title: President Duly Authorised

10

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

DUTCH GUARANTORS:
Invacare B.V. By: /s/ Désirée de la Fuente – van Baal Name: Désirée de la Fuente – van Baal Title: Statutory Director By: /s/ Marco Koole Name: Marco Koole Title: Statutory Director
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[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Todd Milenius
Name:    Todd Milenius
Title:    Senior Vice President

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as Lender
By: /s/ Jonathan Roe
Name:    Jonathan Roe
Title:    Vice President

13

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Lender
By: /s/ Erik Barragan
Name:    Erik Barragan
Title:    Authorized Officer

14

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

J.P. MORGAN EUROPE LIMITED, as European Collateral Agent
By: /s/ Graeme Syme
Name:    Graeme Syme
Title:    Authorized Officer
J.P. MORGAN AG, as Lender, European Swing Loan Lender and European Agent
By: /s/ Graeme Syme
Name:    Graeme Syme
Title:    Authorized Officer
15

[SIGNATURE PAGE TO TENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender
By: /s/ David Slattery
Name:    David Slattery
Title:    Vice President

EXHIBIT A

See attached.

17

EXHIBIT 1.2(e)

See attached.

18

EXHIBIT A
EXECUTION VERSION

CUSTOMER CUSIP 46122CAC3
NORTH AMERICAN FACILITY CUSIP 46122CAD1

~~**COMPOSITE**~~AMENDED AND RESTATED REVOLVING CREDIT
AND SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and Agent,
and
JPMORGAN CHASE BANK, N.A.,
as a Lender,
    and
J.P. MORGAN EUROPE LIMITED,
as European Collateral Agent,
and
J.P. MORGAN AG,
as a Lender, European Swing Loan Lender and European Agent,
and
THE OTHER LENDERS PARTY HERETO

WITH

INVACARE CORPORATION,
as a Borrower,
THE OTHER BORROWERS PARTY HERETO
THE GUARANTORS PARTY HERETO

PNC CAPITAL MARKETS LLC,
as Lead Arranger and Bookrunner
and
JPMORGAN SECURITIES, LLC,
as European Lead Arranger and Bookrunner

September 30, 2015
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~~Includes revisions contained in:~~
~~First Amendment to Amended and Restated Revolving Credit and Security Agreement dated February 16, 2016~~
~~Waiver and Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated May 3, 2016~~
~~Release and Third Amendment to Amended and Restated Credit and Security Agreement dated September 30, 2016~~
~~Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement dated November 30, 2016~~
~~Waiver and Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement dated June 7, 2017~~
~~Sixth Amendment to Amended and Restated Revolving Credit and Security Agreement dated November 13, 2019~~
~~Seventh Amendment to Amended and Restated Credit and Security Agreement dated May 29, 2020~~
~~Eighth Amendment to Amended and Restated Credit and Security Agreement dated as of January 15, 2021~~
~~Ninth Amendment to Amended and Restated Credit and Security Agreement dated as of March 10, 2021~~
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TABLE OF CONTENTS
Page
1.    DEFINITIONS.    1
1.1    Accounting Terms    1
1.2    General Terms    2
1.3    Uniform Commercial Code Terms    ~~81~~73
1.4    Certain Matters of Construction    ~~82~~73
1.5    Currency Calculations.    ~~83~~74
2.    ADVANCES, PAYMENTS.    ~~83~~75
2.1    Revolving Advances.    ~~83~~75
2.2    Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.    ~~85~~77
2.3    Swing Loans.    ~~88~~80
2.4    Disbursement of Advance Proceeds    ~~92~~83
2.5    Making and Settlement of Advances.    ~~93~~84
2.6    Maximum Advances.    ~~95~~86
2.7    Manner and Repayment of Advances.    ~~96~~87
2.8    Repayment of Excess Advances    ~~97~~88
2.9    Statement of Account    ~~97~~88
2.10    Letters of Credit.    ~~98~~89
2.11    Issuance of Letters of Credit.    ~~99~~90
2.12    Requirements For Issuance of Letters of Credit    ~~100~~91
2.13    Disbursements, Reimbursement.    ~~101~~92
2.14    Repayment of Participation Advances.    ~~103~~94
2.15    Documentation    ~~103~~94
2.16    Determination to Honor Drawing Request    ~~103~~95
2.17    Nature of Participation and Reimbursement Obligations    ~~104~~95
2.18    Liability for Acts and Omissions.    ~~105~~96
2.19    Mandatory Prepayments.    ~~107~~98
2.20    Use of Proceeds.    ~~109~~100
2.21    Defaulting Lender.    ~~109~~100
2.22    Payment of Obligations    ~~112~~103
2.23    Increase in US-Canada Maximum Revolving Advance Amount.    ~~113~~104
2.24    Maximum US-Canada Revolving Advance Amount.    ~~115~~106
2.25    Increase in Maximum European Revolving Advance Amount.    ~~115~~106
2.26    Periodic Computations of Dollar Equivalent Amounts of Letters of Credit Outstanding; Reimbursement Currency.    ~~119~~110
2.27    European Monetary Union.    ~~119~~110
2.28    Indemnity.    ~~120~~111
3.    INTEREST AND FEES.    ~~120~~111
3.1    Interest    ~~120~~111
3.2    Letter of Credit Fees.    ~~121~~112
3.3    Facility Fee    ~~123~~114
3.4    Collateral Monitoring Fee and Collateral Evaluation Fee and Fee Letters.    ~~124~~115
3.5    Computation of Interest and Fees; Criminal Code (Canada)    ~~124~~115
3.6    Maximum Charges    ~~125~~116
3.7    Increased Costs    ~~125~~116
i

3.8    ~~Basis For Determining~~Alternate Rate of Interest ~~Rate Inadequate or Unfair    126~~. 117
3.9    Capital Adequacy.    ~~132~~122
3.10    Taxes.    ~~132~~122
3.11    Replacement of Lenders    ~~140~~130
3.12    Currency Conversion Procedures for Judgments    ~~141~~131
3.13    Indemnity in Certain Events    ~~141~~131
3.14    Optional Currency Not Available.    ~~141~~131
3.15    Break Funding Payments.    ~~141~~131
4.    COLLATERAL: GENERAL TERMS    ~~142~~132
4.1    Security Interest in the Collateral    ~~142~~132
4.2    Perfection of Security Interest    ~~142~~132
4.3    Preservation of Collateral    ~~143~~133
4.4    Ownership and Location of Collateral.    ~~144~~133
4.5    Defense of Agent's and Lenders' Interests    ~~144~~134
4.6    Inspection of Premises    ~~145~~135
4.7    Appraisals    ~~145~~135
4.8    Receivables; Deposit Accounts and Securities Accounts.    ~~146~~135
4.9    Inventory    ~~149~~138
4.10    Maintenance of Equipment    ~~149~~139
4.11    Exculpation of Liability    ~~149~~139
4.12    Financing Statements    ~~150~~139
5.    REPRESENTATIONS AND WARRANTIES.    ~~150~~139
5.1    Authority.    ~~150~~139
5.2    Formation and Qualification.    ~~151~~140
5.3    Survival of Representations and Warranties    ~~151~~140
5.4    Tax Returns    ~~151~~140
5.5    Deduction of Tax.    ~~151~~141
5.6    No filing or stamp Taxes.    ~~151~~141
5.7    VAT.    ~~152~~141
5.8    Tax residence.    ~~152~~141
5.9    Financial Statements.    ~~152~~141
5.10    Entity Names    ~~152~~142
5.11    O.S.H.A. Environmental Compliance; Flood Insurance.    ~~153~~142
5.12    Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.    ~~153~~143
5.13    Patents, Trademarks, Copyrights and Licenses    ~~155~~145
5.14    Licenses, Permits and Accreditation    ~~156~~145
5.15    Default of Indebtedness    ~~156~~145
5.16    No Default.    ~~156~~145
5.17    No Burdensome Restrictions    ~~156~~145
5.18    No Labor Disputes    ~~156~~146
5.19    Margin Regulations    ~~156~~146
5.20    Investment Company Act    ~~156~~146
5.21    Disclosure    ~~157~~146
5.22    Swaps    ~~157~~146
5.23    Business and Property of Loan Parties    ~~157~~146
5.24    Ineligible Securities    ~~157~~146
5.25    Federal Securities Laws    ~~157~~146
5.26    Equity Interests    ~~157~~147
5.27    Commercial Tort Claims    ~~158~~147

5.28    Letter of Credit Rights    ~~158~~147
5.29    Material Contracts    ~~158~~147
5.30    Fraud and Abuse    ~~158~~147
5.31    Other Regulatory Protection    ~~159~~148
5.32    Excluded Pledge Entity    ~~159~~148
5.33    Centre of Main Interests and Establishments.    ~~159~~148
5.34    European Distribution Agreements.    ~~159~~149
5.35    EEA Financial Institution. No Loan Party is an EEA Financial Institution.    149
5.36    Certificate of Beneficial Ownership.    149
6.    AFFIRMATIVE COVENANTS.    ~~160~~149
6.1    Compliance with Laws    ~~160~~149
6.2    Conduct of Business and Maintenance of Existence and Assets    ~~160~~149
6.3    Books and Records; Inspection Rights    ~~161~~150
6.4    Payment of Taxes    ~~161~~150
6.5    Tax residence.    ~~162~~151
6.6    Financial Covenant; Minimum Undrawn Availability.    ~~162~~151
6.7    Insurance.    ~~162~~151
6.8    Payment of Indebtedness and Leasehold Obligations    ~~164~~153
6.9    Environmental Matters.    ~~164~~153
6.10    Standards of Financial Statements    ~~165~~154
6.11    Federal Securities Laws    ~~165~~154
6.12    Execution of Supplemental Instruments    ~~166~~154
6.13    Government Receivables    ~~166~~154
6.14    Keepwell    ~~166~~155
6.15    ~~Designation as Senior Debt    166~~[Reserved] 155
6.16    Canadian Pension Plans    ~~166~~155
6.17    Proposed Reorganization    ~~167~~155
6.18    Threshold Assets Exceeded    ~~167~~155
6.19    Transfer of Accounts of European ~~Borrower;~~Borrowers and Dutch Guarantor, Notification of Account Debtors.    ~~167~~156
6.20    European Cash Management Provisions.    ~~168~~156
6.21    English Pension Plans    ~~171~~158
6.22    Financial Assistance.    ~~172~~159
6.23    European Collateral.    ~~172~~159
~~6.24~~
6.24    Certificate of Beneficial Ownership and Other Additional Information.    159
6.25    Conditions Subsequent.    ~~172~~160
7.    NEGATIVE COVENANTS.    ~~173~~160
7.1    Merger, Consolidation, Acquisition and Sale of Assets.    ~~173~~160
7.2    Creation of Liens    ~~174~~161
7.3    Guarantees    ~~174~~161
7.4    Investments    ~~174~~161
7.5    Loans    ~~174~~161
7.6    Capital Expenditures    ~~174~~161
7.7    Dividends    ~~174~~161
7.8    Indebtedness    ~~177~~163
7.9    Nature of Business    ~~177~~163
7.10    Transactions with Affiliates    ~~177~~163
7.11    Leases    ~~177~~163
7.12    Subsidiaries.    ~~177~~163
7.13    Fiscal Year and Accounting Changes    ~~178~~164

7.14    Pledge of Credit    ~~178~~164
7.15    Amendment of Organizational Documents    ~~178~~164
7.16    Compliance with ERISA; Canadian Pension Plans    ~~178~~164
7.17    Prepayment of Indebtedness    ~~179~~165
7.18    Membership / Partnership Interests    ~~179~~166
7.19    Covenants as to Certain Indebtedness    ~~179~~166
7.20    Agreements Restricting Dividends    ~~179~~166
7.21    ~~Designation of Senior Debt    179~~Reserved. 166
7.22    Restrictions on Insurance Subsidiary    ~~179~~166
7.23    European Distribution Agreements    ~~179~~166
7.24    VAT Group    ~~179~~166
7.25    French Borrower; Bills of exchange/promissory notes.    ~~179~~167
8.    CONDITIONS PRECEDENT.    ~~179~~167
8.1    Conditions to Initial Advances    ~~179~~167
8.2    Reserved.    ~~179~~171
8.3    Conditions to Each Advance    ~~179~~171
9.    INFORMATION AS TO LOAN PARTIES.    ~~179~~172
9.1    Disclosure of Material Matters    ~~179~~172
9.2    Schedules; Inventory Reports; Borrowing Base Certificates, etc.    ~~179~~172
9.3    Environmental Reports.    ~~179~~173
9.4    Litigation    ~~179~~173
9.5    Material Occurrences    ~~179~~173
9.6    Government Receivables    ~~179~~174
9.7    Annual Financial Statements    ~~179~~174
9.8    Quarterly Financial Statements    ~~179~~174
9.9    Monthly Financial Statements    ~~179~~175
9.10    Other Reports    ~~179~~175
9.11    Additional Information    ~~179~~175
9.12    Projected Operating Budget    ~~179~~175
9.13    Variances From Operating Budget    ~~179~~176
9.14    Notice of Suits, Adverse Events    ~~179~~176
9.15    ERISA Notices and Requests; Canadian Pension Plans; English Pension Plans    ~~179~~176
9.16    Notices Under Certain Indebtedness Documents    ~~179~~177
9.17    Consent Decree    ~~179~~177
9.18    Additional Documents    ~~179~~177
9.19    Updates to Certain Schedules    ~~179~~177
9.20    European Distribution Agreement    ~~179~~178
10.    EVENTS OF DEFAULT.    ~~179~~178
10.1    Nonpayment    ~~179~~178
10.2    Breach of Representation    ~~179~~178
10.3    Financial Information    ~~179~~178
10.4    Judicial Actions    ~~179~~178
10.5    Noncompliance    ~~179~~178
10.6    Judgments    179
10.7    Bankruptcy    179
10.8    Material Adverse Effect    179
10.9    Lien Priority    179
10.10    Cross Default    179

10.11    Breach of Guaranty or Pledge Agreement    ~~179~~180
10.12    Change of Control    ~~179~~180
10.13    Invalidity    ~~179~~180
10.14    Seizures    ~~179~~180
10.15    Operations    ~~179~~180
10.16    Pension Plans    ~~179~~180
10.17    Anti-Money Laundering/International Trade Law Compliance    ~~179~~181
10.18    Any Exclusion from Medical Reimbursement Programs    ~~179~~181
11.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.    ~~179~~181
11.1    Rights and Remedies.    ~~179~~181
11.2    Agent's Discretion    ~~179~~183
11.3    Setoff    ~~179~~183
11.4    Rights and Remedies not Exclusive    ~~179~~184
11.5    Allocation of Payments After Event of Default.    ~~179~~184
12.    WAIVERS AND JUDICIAL PROCEEDINGS.    ~~179~~187
12.1    Waiver of Notice    ~~179~~187
12.2    Delay    ~~179~~187
12.3    Jury Waiver    ~~179~~188
13.    EFFECTIVE DATE AND TERMINATION.    ~~179~~188
13.1    Term    ~~179~~188
13.2    Termination    ~~179~~188
14.    REGARDING AGENT.    ~~179~~189
14.1    Appointment    ~~179~~189
14.2    Nature of Duties    ~~179~~189
14.3    Lack of Reliance on Agents    ~~179~~190
14.4    Resignation of any Agent; Successor Agents    ~~179~~190
14.5    Certain Rights of Agents    ~~179~~191
14.6    Reliance    ~~179~~191
14.7    Notice of Default    ~~179~~191
14.8    Indemnification    ~~179~~191
14.9    Each Agent in its Individual Capacity    ~~179~~192
14.10    Delivery of Documents    ~~179~~192
14.11    Loan Parties' Undertaking to Agents    ~~179~~192
14.12    No Reliance on Agent's Customer Identification Program    ~~179~~192
14.13    Other Agreements    ~~179~~193
14.14    Appointment for English Law.    ~~179~~193
14.15    Appointment for French Law.    ~~179~~194
14.16    Availability of US-Canada Collateral.    ~~179~~194
14.17    Parallel Debt.    194
15.    BORROWING AGENCY.    ~~179~~195
15.1    Borrowing Agency Provisions.    ~~179~~195
15.2    Waiver of Subrogation    ~~179~~196
16.    MISCELLANEOUS.    ~~179~~196
16.1    Governing Law    ~~179~~196
16.2    Entire Understanding.    ~~179~~197
v

16.3    Successors and Assigns; Participations; New Lenders.    ~~179~~202
16.4    Application of Payments    ~~179~~204
16.5    Indemnity    ~~179~~204
16.6    Notice    ~~179~~206
16.7    Survival    ~~179~~208
16.8    Severability    ~~179~~208
16.9    Expenses    ~~179~~208
16.10    Injunctive Relief    ~~179~~209
16.11    Consequential Damages    ~~179~~209
16.12    Captions    ~~179~~209
16.13    Counterparts; Facsimile Signatures    ~~179~~209
16.14    Construction    ~~179~~209
16.15    Confidentiality; Sharing Information    ~~179~~209
16.16    Publicity    ~~179~~210
16.17    Certifications From Banks and Participants; USA PATRIOT Act.    ~~179~~210
16.18    Anti-Terrorism Laws.    ~~179~~211
16.19    Canadian Borrowers and Canadian Guarantors.    ~~179~~211
16.20    European Borrowers and European Guarantors.    ~~179~~212
16.21    Joinder of Guarantors and Borrowers.    ~~179~~213
16.22    Amendment and Restatement.    ~~179~~213
16.23    CAM Exchange.    ~~179~~213
16.24    Release of GCMI and Liens on the GCMI Disposed Assets and GCMI Inventory.    215
16.25    Acknowledgment and Consent to Bail-In of EEA Financial Institutions.    215

LIST OF ANNEXES, EXHIBITS AND SCHEDULES
Annexes
Annex A        US Borrowers
Annex B        US Guarantors
Annex C        Canadian Borrowers
Annex D        Canadian Guarantors
Annex E        English Borrowers
Annex F        English Guarantors
Annex G        French Borrowers
Annex H        French Guarantors
Exhibits
Exhibit 1.2(a)    Borrowing Base Certificate
Exhibit 1.2(b)    Officer's Certificate
Exhibit 1.2(c)    Proposed Reorganization
Exhibit 1.2(d)    European Borrowing Base Certificate
Exhibit 1.2(e)    European Borrowing Request
Exhibit 2.1(a)    US-Canada Revolving Credit Note
Exhibit 2.3(a)    US-Canada Swing Loan Note
Exhibit 2.22    Lender Joinder
Exhibit 5.9(b)    Financial Projections
Exhibit 7.12(a)    Borrower Joinder
Exhibit 7.12(b)    Guarantor Joinder
Exhibit 8.1(g)    Financial Condition Certificate
Exhibit 16.3     Commitment Transfer Supplement
Schedules
Schedule 1.2     Permitted Encumbrances
Schedule 1.2(m)    Mortgage-Eligible Properties
Schedule 2.10    Existing Letters of Credit
Schedule 4.4(b)     Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(k)    Deposit and Investment Accounts
Schedule 5.1    Consents
Schedule 5.2(a)    States of Qualification and Good Standing
Schedule 5.2(b)    Subsidiaries
Schedule 5.4    Federal Tax Identification Numbers
Schedule 5.10    Prior Names
Schedule 5.11    Environmental
Schedule 5.12(b)(i)    Litigation
Schedule 5.12(b)(ii)    Indebtedness
Schedule 5.12(d)    Plans
Schedule 5.13    Intellectual Property, Source Code Escrow Agreements
Schedule 5.18    Labor Disputes
Schedule 5.26    Equity Interests
Schedule 5.27    Commercial Tort Claims
Schedule 5.28    Letter of Credit Rights
Schedule 5.29    Material Contracts
Schedule 5.31    Medicare/Medicaid Provider Information
Schedule 5.32    Excluded Pledge Entities

Schedule 6.20(c)    European Loan Party Accounts
Schedule 7.3    Guarantees
Schedule 7.4    Existing Investments
Schedule 7.8    Existing Indebtedness

AMENDED AND RESTATED
REVOLVING CREDIT AND SECURITY AGREEMENT
Amended and Restated Revolving Credit and Security Agreement (as hereafter amended, this "Agreement") dated as of September 30, 2015 among the BORROWERS (as hereinafter defined), the GUARANTORS (as hereinafter defined), the financial institutions which are now or which hereafter become a party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, "Agent"), J.P. MORGAN ~~EUROPE LIMITED~~AG ("JPM Europe"), as European agent for the Lenders (JPM Europe, in such capacity, the "European Agent").
WHEREAS, the US-Canada Borrowers (as hereinafter defined), the US-Canada Guarantors (as hereinafter defined), various financial institutions (the "Existing Lenders"), and PNC as agent for the Existing Lenders, entered into that certain Revolving Credit and Security Agreement, dated January 16, 2015 (the "Existing Credit Agreement"); and
WHEREAS, the Loan Parties (as hereinafter defined), the Lenders and the Agents (as hereinafter defined) desire to amend and restate the Existing Credit Agreement pursuant to the terms and conditions set forth herein.
IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Guarantors, Lenders, Issuers (as hereinafter defined) and Agents hereby amend and restate the Existing Credit Agreement in its entirety as follows:
1.DEFINITIONS.
1.1Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrowers on a Consolidated Basis for the fiscal year ended December 31, ~~2014~~2020. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrowers shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrowers shall provide additional financial statements or supplements thereto, attachments to Officer's Certificates and/or calculations as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrowers both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP. Without limiting the foregoing, for purposes of determining compliance with any provision of this Agreement and any related definitions, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in GAAP that becomes effective on or after the Fourth Amendment Closing Date that would require operating leases to be treated similarly to capital leases.
1.2General Terms. For purposes of this Agreement the following terms shall have the following meanings:
2021 Convertible Notes Warrant Transaction shall mean any call option on, or any warrant or right to purchase (or substantially equivalent derivative transaction), the Company's common shares (including, for the avoidance of doubt, any net share settled call option or warrant) sold by the Company substantially concurrently with, and in connection with, the purchase by the Company of any 2021 Convertible Notes Hedge Transaction.
2022 Convertible Notes shall mean the Company's 4.50% unsecured senior convertible notes, issued in 2017 and due June 1, 2022, in the aggregate original principal amount not to exceed $120,000,000.
2022 Convertible Notes Call Spread Transaction shall mean all 2022 Convertible Notes Hedge Transactions and all 2022 Convertible Notes Warrant Transactions.
2022 Convertible Notes Hedge Transaction shall mean any call option (or substantially equivalent derivative transaction) on the Company's common shares (including, for the avoidance of doubt, any call option that may be settled in whole or in part in cash) purchased by the Company substantially concurrently with, and in connection with, any issuance or issuances of the 2022 Convertible Notes; provided that the purchase price for such 2022 Convertible Notes Hedge Transaction, less the proceeds received by the Company from the sale of any related 2022 Convertible Notes Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of the related 2022 Convertible Notes.
2022 Convertible Notes Warrant Transaction shall mean any call option on, or any warrant or right to purchase (or substantially equivalent derivative transaction), the Company's common shares (including, for the avoidance of doubt, any net share settled call option or warrant) sold by the Company substantially concurrently with, and in connection with, the purchase by the Company of any 2022 Convertible Notes Hedge Transaction.
2024 Convertible Notes shall mean the Company's 5.00% unsecured senior convertible notes, issued in 2019 and 2020 and due November 15, 2024, in the aggregate original principal amount not to exceed $146,784,000.
2026 Convertible Notes shall mean the Company's unsecured senior convertible notes, issued in 2021 and due in 2026, in the aggregate original principal amount not to exceed $150,000,000.
2026 Convertible Notes Hedge Transaction shall mean any call or capped call option (or substantially equivalent derivative transaction) on the Company's common shares (including, for the avoidance of doubt, any call or capped call option that may be settled in whole or in part in cash) purchased by the Company substantially concurrently with, and in connection with, any issuance or issuances of the 2026 Convertible Notes; provided that the purchase price for such 2026 Convertible Notes Hedge Transaction, does not exceed the net proceeds received by the Company from the sale of the related 2026 Convertible Notes.
Accountants shall have the meaning set forth in Section 9.7 hereof.

Adjusted ~~LIBO Rate~~Daily Simple RFR means, with respect to any ~~Eurocurrency borrowing for any applicable Interest Period, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for~~European Advance denominated in British Pounds Sterling, ~~Euro or Dollars (as applicable) and for a period~~an interest rate per annum equal ~~in length~~ to ~~such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen or, in the event such rate does not appear on a Thomson Reuters page or screen, on any successor or substitute page or screen that displays such rate in place of Thomson Reuters, or if such successor or substitute page or screen ceases to be available, on the appropriate page of such other information service that publishes such rate applicable to the relevant currency as shall be reasonably selected by the European Agent from time to time in its reasonable discretion (the "LIBO Screen Rate") at approximately 11:00 a.m., London time, two (2) business days prior (or the same business day~~the Daily Simple RFR for British Pounds Sterling~~) to the commencement of such Interest Period;~~, provided that~~, (x)~~ if the ~~LIBO Screen Rate shall~~Adjusted Daily Simple RFR as so determined would be less than ~~0.25%~~the Floor, such rate shall be deemed to be ~~0.25%~~equal to the Floor for the purposes of this Agreement ~~and~~.
Adjusted Daily Simple RFR for Dollars means an interest rate per annum equal to (~~y~~a) ~~if the LIBO Screen Rate shall not be available at such time for a period equal in length to such~~Daily Simple SOFR plus (b) 0.10%.
Adjusted EURIBOR Rate means, with respect to any European Advance denominated in Euros for any Interest Period ~~(~~, an ~~"LIBO Impacted~~interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period~~"), then the LIBO Rate shall be the LIBO Interpolated Rate at such time, unless the European Agent shall conclude that it shall not be possible to determine such LIBO Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error)~~ multiplied by (b) the Statutory Reserve Rate; provided~~, further~~ that~~,~~ if ~~any LIBO Interpolated~~the Adjusted EURIBOR Rate ~~shall~~as so determined would be less than ~~0.25%~~the Floor, such rate shall be deemed to be ~~0.25%~~equal to the Floor for the purposes of this Agreement.
Advance Currency shall have the meaning set forth in Section 6.20(a).
Advance Rates shall mean collectively the US-Canada Advance Rates and the European Receivables Advance Rate.
Advances shall mean and include the US-Canada Advances and the European Advances.
Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.
Affected Lender shall have the meaning set forth in Section 3.11 hereof.
Affiliate of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

Agent shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
Agents shall mean, individually and collectively as the context may require, the Agent ~~and~~, the European Agent and the European Collateral Agent and "any Agent" shall be interpreted accordingly.
Agreement shall mean this Amended and Restated Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
Alternate Base Rate shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of ~~the~~ Daily ~~Euro-Rate~~Simple SOFR in effect on such day plus one percent (1.0%), so long as ~~a~~ Daily ~~Euro-Rate~~Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Alternate Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.
Alternate Source shall have the meaning set forth in the definition of Overnight Bank Funding Rate.
Amendment and Ratification shall collectively mean those certain Amendment and Ratification of Other Documents, dated the Closing Date, with respect to certain of the Other Documents.
Anti-Corruption Laws shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which the Borrower or any of its Subsidiaries conduct business.
Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes (including economic or financial sanction or trade embargoes imposed, administered or enforced by (a) the United States Government, including, without limitation, the Office of Foreign Assets Control, or (b) the United Nations Security Council, Canada, the European Union, any European Union member state or Her Majesty's Treasury of the United Kingdom), import/export licensing, money laundering, corruption or bribery (including Laws comprising or implementing the Canadian Anti-Money Laundering & Anti-Terrorism Legislation), and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.
Applicable Agent shall mean (i) with respect to matters relating to the English Facility and French Facility and the funding of the European Advances, the European Agent, (ii) with respect to matters relating to Collateral of the European Loan Parties, the European Collateral Agent and (iii) with respect to all other matters, the Agent.
Applicable Borrowing Agent shall mean (i) with respect to matters relating to the English Facility, the French Facility and European Advances, the European Borrowing Agent, and (ii) with respect to all other matters, the Borrowing Agent.
Applicable Currency shall mean with respect to any Advance or payment of principal, interest, fees or any other amount in respect of the Obligations under (i) the US-Canada Facility, Dollars, and (ii) the English Facility and the French Facility, any Applicable European Currency.

Applicable European Currency shall mean with respect to (i) any Advance requested by the European Borrowing Agent under the English Facility or the French Facility in accordance with the terms hereof, British Pounds Sterling, Euros or Dollars as requested by European Borrowing Agent, (ii) any payment by the European Borrowers of principal or interest (including any payment of interest made pursuant to a deemed Advance in accordance with Section 2.2(h)) under any Advance made under the English Facility or the French Facility, the currency in which such Advance was made, and (iii) any deemed Advance made under the English Facility or the French Facility in accordance with Section 2.2(h) or otherwise to pay fees or charges, the currency in which such fee or charge is payable.
Applicable Law shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common or civil law and equitable principles, all provisions of all applicable state, federal, provincial, local and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.
Applicable Margin shall mean singularly or collectively as context may require the European Applicable Margin and the US-Canada Applicable Margin.
Applicable Required Lenders shall mean (i) with respect to matters specifically relating to the US-Canada Facility, US-Canada Advances and US-Canada Collateral, the US-Canada Required Lenders, (ii) with respect to matters specifically relating to the English Facility, the French Facility, European Advances and European Collateral, the European Required Lenders and (iii) with respect to all other matters, it shall mean both the US-Canada Required Lenders and the European Required Lenders.
Application Date shall have the meaning set forth in Section 2.7(b) hereof.
Approvals shall have the meaning set forth in Section 5.11(b) hereof.
Approved Electronic Communication shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax~~, SyndTrak~~, the ~~StuckyNet System©~~Credit Management Module of PNC’s PINACLE® system, or any other equivalent electronic service agreed to by Applicable Agent, whether owned, operated or hosted by Applicable Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Applicable Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Applicable Agent specifically instructs a Person to deliver in physical form.
Availability Block shall mean $3,000,000.00 plus any amount by which it is increased from time to time pursuant to Section 13.1 in the event of a Springing Maturity Date.
Bail-In Action means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.
Bail-In Legislation means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,

Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Base Rate shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.
Beneficial Owner shall mean, for each Borrower (other than the Company), each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower's Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.
Benefited Lender shall have the meaning set forth in Section 2.5(e) hereof.
Blocked Account Bank shall have the meaning set forth in Section 4.8(h) hereof.
Blocked Accounts shall have the meaning set forth in Section 4.8(h) hereof.
Borrower or Borrowers shall mean the US-Canada Borrowers and the European Borrowers.
Borrowers’ Account shall mean the US-Canada Borrowers’ Account or the European Borrowers’ Account, as applicable.
Borrower DTTP Filing shall mean an HM Revenue & Customs Form DTTP2, duly completed and filed by the relevant Loan Party, which contains the scheme reference number and jurisdiction of tax residence provided by the relevant Lender below its name on the relevant signature page or as otherwise notified to the Applicable Borrowing Agent and the Applicable Agent.
Borrower Joinder shall mean a joinder by a Person as a US-Canada Borrower or a European Borrower, as applicable, under this Agreement and the Other Documents in substantially the form of Exhibit 7.12(a).
Borrowers on a Consolidated Basis shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries.
Borrowing Agent shall mean the Company.
Borrowing Base Certificates shall mean singularly or collectively as the context may require the European Borrowing Base Certificate and the US-Canada Borrowing Base Certificate.
British Pounds Sterling shall mean lawful currency of the United Kingdom.
Business Day shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey, and (i) ~~if the applicable Business Day relates to any Euro-Rate Loan or LIBOR Rate Loan, such day must also be a day on which dealings are carried on in (~~in relation to ~~any Euro-Rate Loan or LIBOR Rate Loan~~European Advances denominated in ~~Dollars or~~ British Pounds Sterling~~) the~~, any day (other than a Saturday or a Sunday) on which banks are open for business in London ~~interbank market or~~, (ii) in relation to ~~any LIBOR Rate Loan~~European Advances denominated in Euros~~) the European interbank market,~~ and in relation to the calculation or computation of EURIBOR, any day which is a Target Day, (iii) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the Applicable Currency of such RFR Loan, any such day that is only an RFR Business Day, and (~~ii~~iv) if the applicable Business Day relates to a European Borrower or a European Guarantor, it shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Paris, France or London, England. Notwithstanding the foregoing, when the term “Business Day” is used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the “Business Day” means any such day that is also a U.S. Government Securities Business Day.
CAM means the mechanism for the allocation and exchange of interests in the European Advances, participations in European Letters of Credit and collections thereunder established under Section 16.23.
CAM Exchange means the exchange of the European Lenders' interests provided for in Section 16.23.
CAM Exchange Date means the first date after the Closing Date on which there shall occur (a) any event described in Section 10.7, or (b) an acceleration of the Obligations and termination of the European Revolving Commitments pursuant to Article 11.
CAM Percentage means as to each European Lender, a fraction, (a) the numerator of which shall be the aggregate amount of such Lender's European Revolving Commitments immediately prior to the CAM Exchange Date and the termination of the European Revolving Commitments, and (b) the denominator of which shall be the amount of the European Revolving Commitments of all the European Lenders immediately prior to the CAM Exchange Date and the termination of the European Revolving Commitments.
Canadian Advance Rates shall have the meaning specified in the definition of US-Canada Formula Amount.
Canadian Anti-Money Laundering & Anti-Terrorism Legislation shall mean the Criminal Code, R.S.C. 1985, c. C 46, The Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c. 17 and the United Nations Act, R.S.C. 1985, c. U 2 or any similar Canadian legislation, together with all rules, regulations and interpretations thereunder or related thereto including, without limitation, the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism and the United Nations Al Qaida and Taliban Regulations promulgated under the United Nations Act.
Canadian Benefit Plan shall mean any plan, fund, program, or policy, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing material employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which any Borrower has any liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.
Canadian Borrowers shall mean the Persons from time to time listed on Annex C hereto.
Canadian Collateral shall mean the assets of the Canadian Loan Parties on which Liens are granted pursuant to the Canadian Security Agreement securing the Obligations.

Canadian Guarantors shall mean the Persons from time to time listed on Annex D hereto, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.
Canadian Inventory Advance Rate shall have the meaning specified in the definition of US-Canada Formula Amount.
Canadian Inventory NOLV Advance Rate shall have the meaning specified in the definition of US-Canada Formula Amount.
Canadian Loan Parties shall mean the Canadian Borrowers and the Canadian Guarantors.
Canadian Pension Plan shall mean each pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by a Borrower for its employees or former employees, but does not include the Canada Pension Plan as maintained by the Government of Canada.
Canadian Pension Termination Event shall mean (a) the voluntary full or partial wind up of a Canadian Pension Plan that is a registered pension plan by a Borrower; (b) the institution of proceedings by any Governmental Body to terminate in whole or in part or have a trustee appointed to administer such a plan; or (c) any other event or condition which might constitute grounds for the termination of, winding up or partial termination of, winding up or the appointment of trustee to administer, any such plan.
Canadian Receivables Advance Rate shall have the meaning specified in the definition of US-Canada Formula Amount.
Canadian Reorganization shall mean the reorganization described on Schedule 1.2(c).
Canadian Security Agreement shall mean any security agreement (including, for certainty, any deed of hypothec or bond pledge agreement governed by the laws of Quebec) executed by any Canadian Loan Party in favour of Agent securing the Obligations or the Guaranty of such Canadian Loan Party, in form and substance satisfactory to Agent.
Capital Expenditures shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures.
Capitalized Lease Obligation shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
Cash Management Liabilities shall have the meaning provided in the definition of "Cash Management Products and Services."
Cash Management Products and Services shall mean agreements or other arrangements under which any Agent or any Lender or any Affiliate of any Agent or a Lender provides or arranges for the provision of any of the following products or services to any Loan Party or any Subsidiary of any Loan Party: (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services. The indebtedness, obligations and liabilities of any Loan

Party to the provider of any Cash Management Products and Services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the "Cash Management Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty and secured obligations under any Guarantor Security Agreement or European Collateral Document, as applicable, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Cash Management Products and Services shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.
CEA shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
CERCLA shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.
Certificate of Beneficial Ownership shall mean, for each Borrower (other than the Company), a certificate in form and substance acceptable to Agent (as amended or modified by Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.
CFTC shall mean the Commodity Futures Trading Commission.
Change in Law shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
Change of Control shall mean any of the following occurrences:
(a)    any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 35% or more of the voting power of the Equity Interests of the Company;
(b)    occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated, appointed or approved by shareholders for election to the board of directors of the Company, or (ii) appointed by the board comprised of directors a majority of whom were so nominated, appointed or approved;
(c)    any Person (or Persons acting in concert) shall have acquired by contract or otherwise the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the

Company on a fully-diluted basis (and taking into account all such Equity Interests that such Person or Persons have the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Equity Interests;
(d)    a "change of control" or any comparable term under, and as defined in the documents governing the 2022 Convertible Notes, the 2024 Convertible Notes, the 2026 Convertible Notes or any other material Indebtedness of the Company shall occur prior to the date such Indebtedness is repaid or redeemed in accordance with, or to the extent not prohibited by, the provisions of this Agreement; or
(e)    the Company shall fail to own and ~~Control~~control, directly or indirectly, 100% of the outstanding Equity Interests of each Borrower.
Charges shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund or any other applicable Governmental Body), upon the Collateral, any Loan Party or any of its Affiliates.
CIP Regulations shall have the meaning set forth in Section 14.12 hereof.
Claims shall have the meaning set forth in Section 16.5.
Closing Date shall mean September 30, 2015.
Closing Projections shall have the meaning set forth in Section 5.9(a) hereof.
CMS shall mean the Centers for Medicare and Medicaid Services of HHS, any successor thereof and any predecessor thereof, including the Health Care Financing Administration.
Code shall mean the Internal Revenue Code of 1986 and, regarding the Canadian Loan Parties, the Income Tax Act (Canada), as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
Collateral shall mean, collectively, the US-Canada Collateral, the English Collateral, the French Collateral and the Dutch Collateral.
Commitment Transfer Supplement shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.
Company shall mean Invacare Corporation, an Ohio corporation.
Computation Date shall have the meaning specified in Section 2.26 herein.
Conforming Changes means, with respect to the Term SOFR Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest

Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Applicable Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Applicable Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).
Consent Decree shall mean that certain Consent Decree and Permanent Injunction dated as of December 21, 2012 with the United States of America.
Consent Decree Event shall mean the Company's agreement, pursuant to the Consent Decree, to not design, manufacture, process, pack, repack, label or hold for distribution certain products from or at its locations at One Invacare Way, Elyria, OH 44035 and 1200 Taylor Street, Elyria, OH 44035, subject to satisfaction by the Company of certain requirements more particularly set forth therein and the receipt of related governmental approvals.
Consents shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or the Other Documents, including any Consents required under all applicable federal, provincial, state or other Applicable Law.
Consigned Inventory shall mean Inventory of any applicable Loan Party that is in the possession of such Loan Party or another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.
Contract Rate shall have the meaning set forth in Section 3.1 hereof.
Contribution Notice means a contribution notice issued by the Pensions Regulator under s38 or s47 of the United Kingdom's Pensions Act 2004.
Controlled Group shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.
Convertible Notes Prepayment Test shall mean US-Canada Undrawn Availability is the greater of (1) $18,000,000 and (2) thirty percent (30%) of the Maximum US-Canada Revolving Advance Amount. US-Canada Undrawn Availability in the foregoing calculations shall be measured both (i) as the average during the thirty (30) day period immediately preceding any applicable transaction and (ii) on the date of such transaction (after giving effect to such transaction).
Corresponding Obligations means all Obligations as they may exist from time to time, other than the Parallel Debt.

Covered Entity shall mean (a) each Loan Party, each of Loan Party's Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
Customer shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any applicable Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

Daily ~~Euro-Rate shall mean~~Simple ESTR means, for any Business Day, an interest rate per annum equal to the greater of (a) ESTR based on the published rate of ESTR as of the relevant Business Day and (b) 0.00%. Any change in Daily Simple ESTR due to a change in the applicable ESTR shall be effective from and including the effective date of such change in the ESTR without notice to the Borrowers.
Daily Simple RFR means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in British Pounds Sterling, the greater of (a) SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day (provided that for any Overnight Rate Loans denominated in British Pounds Sterling, SONIA shall be based on the published rate for SONIA as of the Business Day such Overnight Rate Loan is advanced) and (b) 0.00%.
Daily Simple SOFR means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Agent by dividing (~~x) the Published Rate~~the resulting quotient rounded upwards, at the Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is five (5) Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (~~y~~B) a number equal to 1.00 minus the SOFR Reserve Percentage. ~~Notwithstanding the foregoing, if the~~If Daily ~~Euro-Rate~~Simple SOFR as determined above would be less than ~~0.25%, such rate~~the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor. If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be ~~0.25%~~used for ~~all~~ purposes of ~~this Agreement~~calculating Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrowers, effective on the date of any such change.
Default shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

Default Rate shall have the meaning set forth in Section 3.1 hereof.
Defaulting Lender shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to any Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Loan Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Applicable Agent's receipt of such certification in form and substance satisfactory to Applicable Agent; (d) has become the subject of an Insolvency Event; (e) has failed at any time to comply with the provisions of Section 2.5(e) with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of Lenders; or (f) becomes the subject of a Bail-in Action.
Depository Accounts shall have the meaning set forth in Section 4.8(h) hereof.
Designated Lender shall have the meaning set forth in Section 16.2(d) hereof.
Designated Obligations shall mean all Obligations of the European Borrowers with respect to (a) principal and interest under the European Advances, (b) unreimbursed drawings under European Letters of Credit and interest thereon and (c) fees under Sections 3.2 and 3.3 hereof.
Document shall have the meaning given to the term "document" in the Uniform Commercial Code.
Dollar and the sign $ shall mean lawful money of the United States of America.
Dollar Equivalent shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.
Domestic Rate Loan shall mean any US-Canada Advance that bears interest based upon the Alternate Base Rate.
Dominion Period shall mean the period from the occurrence of a Dominion Triggering Event until the date of a subsequent Dominion Rescission Triggering Event during which Agent has Full Dominion.
Dominion Rescission Triggering Event shall mean the occurrence of both of the following:

(a)    no Event of Default or Default exists; and
(b)    US-Canada Undrawn Availability is equal to or greater than 12.5% of the Maximum US-Canada Revolving Advance Amount for thirty (30) consecutive days.
Dominion Triggering Event shall mean the occurrence of either of the following:
(a)    an Event of Default or Default, which is continuing; or
(b)    US-Canada Undrawn Availability is less than the US-Canada Undrawn Availability Required Amount.
Drawing Date shall have the meaning set forth in Section 2.13(b) hereof.
Dutch Collateral shall mean the assets subject to Liens in any Dutch Collateral Document.
Dutch Collateral Documents means the Dutch Security Agreement and any other Dutch law security agreements delivered pursuant to this Agreement and granted by any Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to an Agent of a security interest by such Loan Party.
Dutch Commissionaire Agreement means the commissionaire agreement dated December 1, 2004 between Invacare International S.à r.l. and Invacare B.V. (as amended).
Dutch Guarantors shall mean the Persons from time to time listed on Annex I hereto.
In this Credit Agreement, where it relates to a Dutch Guarantor, a reference to:
(i)an "administrator" includes a bewindvoerder;
(ii)an "attachment" includes a beslag;
(iii)to "co-operate (with)" includes medewerking verlenen bij;
(iv)a "counterparty" includes a wederpartij;
(v)the "Dutch Civil Code" means Burgerlijk Wetboek;
(vi)the "General Banking Conditions of the Dutch Bankers' Association" means the Algemene bankvoorwaarden van de Nederlandse Vereniging voor Banken;
(vii)"insolvency" includes a bankruptcy and moratorium;
(viii)a "moratorium" includes a surseance van betaling;
(ix)"negligence" includes schuld and "gross negligence" includes grove schuld;
(x)a "security interest" includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);
(xi)a "Subsidiary" includes a dochtermaatschappij as defined in section 2:24a of the Dutch Civil Code;
(xii)a "trustee" includes a curator;
(xiii)"willful misconduct" includes opzet; and
(xiv)a "winding up" includes a Dutch Guarantor being declared bankrupt (failliet verklaard) or dissolved (ontbonden).

~~Dutch Collateral shall mean the assets subject to Liens in any Dutch Collateral Document.~~
~~Dutch Collateral Documents means the Dutch Security Agreement and any other Dutch law security agreements delivered pursuant to this Agreement and granted by any Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to an Agent of a security interest by such Loan Party.~~
~~Dutch Commissionaire Agreement means the commissionaire agreement dated December 1, 2004 between Invacare International S.à r.l. and Invacare B.V. (as amended).~~
Dutch Security Agreement means the Dutch security agreement dated on or about the Eighth Amendment Effective Date entered into between each Dutch Guarantor and the European Collateral Agent in relation to the European Blocked Accounts and the Receivables of the Dutch Guarantor.
EEA Financial Institution means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.
Eighth Amendment shall mean that certain Eighth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of the Eighth Amendment Effective Date, by and among the Loan Parties, the Lenders party thereto, and the Agents.
Eighth Amendment Effective Date shall mean January 15, 2021.
Eligibility Date shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).
Eligible Canadian Inventory shall mean Eligible Inventory of a Canadian Borrower that (i) is located in a province of Canada that has adopted the PPSA and the Agent has registered under the PPSA in such jurisdiction and (ii) has not been included as Eligible Domestic Inventory under the US-Canada Formula Amount.
Eligible Canadian Receivables shall mean Eligible Receivables of a Canadian Borrower that (i) arise in a province of Canada that has adopted the PPSA and the Agent has registered under the PPSA in such jurisdiction and (ii) has not been included as Eligible Domestic Receivables under the US-Canada Formula Amount.
Eligible Contract Participant shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.
Eligible Customs Broker shall mean a customs broker that has its principal assets and principal place of business in the United States and which is reasonably acceptable to Agent and with which Agent has entered into a freight forwarder agreement, in form and substance acceptable to Agent.
Eligible Domestic Inventory shall mean Eligible Inventory of a US Borrower that has not been included as Eligible Canadian Inventory.
Eligible Domestic Receivables shall mean Eligible Receivables of a US Borrower that has not been included as Eligible Canadian Receivables.
Eligible European Jurisdiction shall mean each of Austria, Belgium, Denmark, Finland, France, Germany, Italy, Ireland, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom, provided that the European Agent may, in its sole discretion, remove one or more of the countries comprising an Eligible European Jurisdiction and subsequently add one or more of such countries back as an Eligible European Jurisdiction.
Eligible Fixed Assets shall mean and include working machinery and equipment of a US Borrower located in the United States, which is not, in Agent's opinion, obsolete or unmerchantable and which Agent, in its Permitted Discretion, shall not deem ineligible, based on such considerations as Agent may from time to time deem appropriate, including whether the machinery and equipment is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance other than a Purchase Money Security Interest). Eligible Fixed Assets will amortize quarterly based on a five (5) year straight-line schedule.
Eligible Foreign In-Transit Inventory shall mean finished goods Inventory of a US Borrower that would be Eligible Inventory but for the fact that it is Foreign In-Transit Inventory, but only if: (a) such Foreign In-Transit Inventory is the subject of a Negotiable Document that designates Agent as the consignee; (b) such Foreign In-Transit Inventory has been paid for by US Borrowers or Agent has otherwise satisfied itself that a final sale of such Inventory to such US Borrower has occurred and title has passed to such US Borrower; (c) Agent has received assurances satisfactory to it that all of the original Documents evidencing such Foreign In-Transit Inventory (all of which Documents shall be Negotiable Documents) have been issued by the applicable carrier, which carrier shall not be an Affiliate of any Loan Party, and have been forwarded to an Eligible Customs Broker (and, if such Documents are not actually received by an Eligible Customs Broker within ten (10) days after the sending thereof, such Foreign In-Transit Inventory shall thereupon cease to be Eligible Foreign In-Transit Inventory), or, if required by Agent in the exercise of its sole discretion, all of such original Documents are in the possession, in the United States, of Agent or an Eligible Customs Broker (as specified by Agent); (d) no default exists under any agreement in effect between the vendor of such Inventory and such US Borrower that would permit such vendor under any Applicable Law (including the Uniform Commercial Code) to divert, reclaim, reroute, or stop shipment of such Inventory; (e) such Foreign In-Transit Inventory is fully insured by marine cargo or other similar insurance, in such amounts, with such insurance companies and subject to such deductibles as are satisfactory to Agent and in respect of which Agent has been named as lender loss payee; and (f) Agent has received an executed freight forwarder agreement with respect to such Inventory from an Eligible Customs Broker.

Eligible Inventory shall mean and include Inventory, excluding work in process, which is not, in the Applicable Agent's opinion, obsolete, slow moving or unmerchantable and which the Applicable Agent, in its Permitted Discretion, shall not deem ineligible Inventory, based on such considerations as such Applicable Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Applicable Agent and no other Lien (other than a Permitted Encumbrance, other than a Purchase Money Security Interest). In addition, Inventory shall not be Eligible Inventory if it: (a) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof; (b) is Foreign In-Transit Inventory or in-transit within the United States; (c) is located outside the United States or Canada, or at a location that is not otherwise in compliance with this Agreement; (d) constitutes Consigned Inventory; (e) is the subject of an Intellectual Property Claim; (f) is subject to a License Agreement that limits, conditions or restricts the applicable Loan Party's or Applicable Agent's right to sell or otherwise dispose of such Inventory, unless Applicable Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Applicable Agent shall agree otherwise in its Permitted Discretion after establishing reserves against the US-Canada Formula Amount with respect thereto as Agent shall deem appropriate in its Permitted Discretion); (g) is situated at a location not owned by a Loan Party unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (or Agent shall agree otherwise in its Permitted Discretion after establishing reserves against the US-Canada Formula Amount with respect thereto as Agent shall deem appropriate in its Permitted Discretion); or (h) or if the sale of such Inventory would result in an ineligible Receivable.
Eligible Receivables shall mean and include, each Receivable of a US-Canada Loan Party, European Borrower or Dutch Guarantor arising in the Ordinary Course of Business and which Applicable Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Applicable Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Applicable Agent's first priority perfected security interest (which, in the case of Receivables of the English Borrowers, shall mean a first priority assignment by way of security or a first priority fixed charge (and shall not mean a first priority floating charge)) and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Applicable Agent. In addition, no Receivable shall be an Eligible Receivable if:
(a)    it arises out of a sale made by any Loan Party to an Affiliate of any Loan Party or to a Person controlled by an Affiliate of any Loan Party;
(b)    (A) with respect to Receivables of the US-Canada Loan Parties: (i) it is due or unpaid more than 60 days after the original due date or, for terms ranging from net 0 to 60 days, more than 120 days after the original invoice date or, for terms ranging from net 61 to 120 days, more than 150 days after the original invoice date; (ii) to the extent that, for terms ranging from net 61 to 90 days aged 60 days or less past due, not to exceed 150 days from original invoice date, such Eligible Receivables included in the US-Canada Formula Amount exceed $30,000,000 in the aggregate at any time; and (iii) to the extent that, for terms ranging from net 91 days to 120 days aged 30 days or less past due, not to exceed 150 days from original invoice date, such Eligible Receivables included in the US-Canada Formula Amount exceed $20,000,000 in the aggregate at any time or (B) with respect to Receivables of the European Borrowers or the Dutch Guarantor it is due or unpaid more than 90 days after the original invoice date;
(c)    fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder (as Agent, in its Permitted Discretion, may decrease such percentage from time to time);

(d)    any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e)    an Insolvency Event shall have occurred with respect to such Customer;
(f)    with respect to Receivables of US-Canada Loan Parties, the sale is to a Customer outside the United States of America or a province of Canada that has not adopted the PPSA, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion;
(g)    the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and- return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(h)    Applicable Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(i)    with respect to Receivables of US-Canada Loan Parties, the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Loan Party assigns its right to payment of such Receivable to Applicable Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances, or if the Customer is any province in or the federal government of (or any department, agency or instrumentality thereof) Canada, unless the applicable Loan Party assigns its rights to payment of such Receivable to Applicable Agent pursuant to the Financial Administration Act, the general laws of Canada and of the applicable province, and such assignment has been acknowledged by such Governmental Body and is enforceable against it;
(j)    the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Loan Party and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k)    the Receivables of the Customer exceed a credit limit determined by Applicable Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;
(l)    the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Receivable includes any finance charge (but such Receivable shall only be ineligible to the extent of such finance charge), the Customer is also a creditor or supplier of a Loan Party or the Receivable is contingent in any respect or for any reason;
(m)    the applicable Loan Party has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(n)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(o)    such Receivable is not payable to a Loan Party or Subsidiary of a Loan Party;
(p)    such Receivable is not otherwise satisfactory to Applicable Agent in its Permitted Discretion;
(q)    in respect of any Receivables due to any European Borrower or Dutch Guarantor, it is subject to any limitation on assignment or other restriction (whether arising by operation of law, by agreement or otherwise) which would under the local governing law of the contract have the effect of restricting the assignment for or by way of security or the creation of security, in each case unless the European Agent has determined that such limitation is not enforceable;
(r)    in respect of any Receivables due to any European Borrower or Dutch Guarantor, the contract or agreement underlying such Receivable is governed by (or, if no governing law is expressed therein, is deemed to be governed by) the laws of any jurisdiction other than any Eligible European Jurisdiction;
(s)    in respect of any Receivables due to any European Borrower or Dutch Guarantor, the relevant Customer is not incorporated in an Eligible European Jurisdiction, unless, in any such case, such receivable is backed by a letter of ~~Credit~~credit acceptable to the European Agent, which is in the possession of, has been assigned to and is directly drawable by the European Agent;
(t)    with respect to any Receivable governed by French law, the Customer is a Consumer (consommateur) within the meaning of the French Consumer Code;
(u)    during a European Dominion Period such Receivable (governed by French law) is evidenced by a promissory note, bill of exchange or other instrument (such as a billet à ordre or lettre de change) (other than any such instrument which is only recorded electronically and which was never originated in paper format) and the European Agent does not have a first priority security over such instrument and/or such instrument has not been endorsed in favour of the European Agent;
(v)    with respect to any Receivable governed by French law, the Receivable is not a professional receivable (créance professionnelle) within the meaning of article L. 313-23 of the French Monetary and Financial Code;
(w)    with respect to any Receivables due to the English Borrower, if the English Distributor Agreement is terminated or repudiated, unless the European Agent (in its absolute discretion) notifies the Borrowing Agent otherwise;
(x)    with respect to any Receivables due to the French Borrower, if the French Commissionaire Agreement is terminated or repudiated, unless the European Agent (in its absolute discretion) notifies the Borrowing Agent otherwise;
(y)    with respect to any Receivables due to the Dutch Guarantor, if the Dutch Commissionaire Agreement is terminated or repudiated, unless the European Agent (in its absolute discretion) notifies the Borrowing Agent otherwise;
(z)    with respect to any Receivable governed by Dutch law, the Customer is a consumer (consument); or

(aa)    with respect to any Receivable governed by Dutch law, is evidenced by an invoice which complies with all VAT regulations and which shows the amount and the percentage of VAT applied, if any.
Embargoed Property means any property (a) beneficially owned, directly or indirectly, by a Sanctioned Person; (b) that is due to or from a Sanctioned Person; (c) in which a Sanctioned Person otherwise holds any interest; (d) that is located in a Sanctioned Country; or (e) that otherwise would cause any actual or possible violation by the Lenders or Agent of any applicable Anti-Terrorism Law if the Lenders were to obtain an encumbrance on, lien on, pledge of, or security interest in such property or provide services in consideration of such property.
English Advances shall collectively mean and include the English Revolving Advances, English Letters of Credit and the English Swing Loans.
English Borrowers shall mean the Persons from time to time listed on Annex E hereto.
English Collateral shall mean the assets subject to Liens in any English Collateral Document.
English Collateral Documents means a debenture dated on or about the date of this Agreement made between the English Borrower and the European Collateral Agent as security trustee and any other English law security agreements delivered pursuant to this Agreement and granted by any Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to an Agent of a security interest by such Loan Party.
English Distributor Agreement means the distributor agreement dated December 1, 2004 between (1) Invacare Limited and (2) Invacare International Sárl (as amended).
English Facility means, collectively, the English Revolving Commitment and the extensions of credit made thereunder.
English Formula Amount shall mean an amount equal to the Dollar Equivalent amount of the sum of:
(A)    up to eighty-five percent (85%) (the "European Receivables Advance Rate") of Eligible Receivables of the English Borrowers and the Dutch Guarantors; provided, however that that portion of the English Formula Amount based upon Eligible Receivables of the Dutch Guarantors shall at no time exceed $5,000,000, minus
(B)    the aggregate amount of any outstanding English Swing Loans, minus
(C)    the aggregate Maximum Undrawn Amount of all outstanding English Letters of Credit, minus
(D)    50% of the European Availability Reserve, minus
(E)    such reserves as European Agent may reasonably deem proper and necessary from time to time (including any European Reserves, without double counting with respect to any European Reserves already applied, relating to the English Loan Parties and the Dutch Guarantors and/or their assets).
English Guarantors shall mean the Persons from time to time listed on Annex F hereto.

English Law Guaranty shall mean the guarantee and indemnity governed by English law dated September 30, 2015, made between the European Guarantors (at such time) and the European Collateral Agent in its capacity as European Collateral Agent and security trustee, and the guaranty and indemnity governed by English law dated on or about the Eighth Amendment Effective Date, made between the European Guarantors (at such time), the Agent and the European Collateral Agent in its capacity as European Collateral Agent and security trustee.
English Lender shall mean each Lender with an English Revolving Commitment.
English Letter of Credit Sublimit shall mean Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).
English Letters of Credit shall have the meaning set forth in Section 2.10(a) hereof.
English New Lender shall have the meaning set forth in Section 2.25(a) hereof.
English Obligations shall mean that portion of the Obligations arising from, related to or connected with the English Advances.
English Participation Commitment shall mean the obligation hereunder of each English Lender holding an English Revolving Commitment to buy a participation equal to its English Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.21(b)(iv) hereof) in the English Swing Loans made by European Swing Loan Lender hereunder as provided for in Section 2.3(d) hereof and in the English Letters of Credit issued hereunder as provided for in Section 2.13(a) hereof.
English Revolving Advances shall mean the advances made under Section 2.1(b) by English Lenders to English Borrowers.
English Revolving Commitment shall mean, as to any English Lender, the obligation of such English Lender, to make English Revolving Advances and participate in English Swing Loans and English Letters of Credit, in an aggregate principal and/or face amount not to exceed the English Revolving Commitment Amount (if any) of such English Lender.
English Revolving Commitment Amount shall mean, (i) as to any English Lender other than an English New Lender, the English Revolving Commitment amount (if any) set forth below such English Lender's name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or 16.3(d) hereof, the English Revolving Commitment amount (if any) of such English Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is an English New Lender, the English Revolving Commitment amount provided for in the joinder signed by such English New Lender under Section 2.25(a)(x), in each case as the same may be adjusted upon any increase by such English Lender pursuant to Section 2.25 hereof, or any assignment by or to such English Lender pursuant to Section 16.3(c) or 16.3(d) hereof.
English Revolving Commitment Percentage shall mean, (i) as to any English Lender other than an English New Lender, the English Revolving Commitment Percentage (if any) set forth below such English Lender's name on the signature page hereof (or, in the case of any English Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or 16.3(d) hereof, the English Revolving Commitment Percentage (if any) of such English Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is an English New Lender, the English Revolving Commitment Percentage provided for in the joinder signed by such English New Lender under Section 2.25(a)(x), in each case as the same may be adjusted upon any increase in the Maximum English Revolving

Advance Amount pursuant to Section 2.25 hereof, or any assignment by or to such English Lender pursuant to Section 16.3(c) or 16.3(d) hereof.
English Revolving Facility Usage shall mean at any time, the sum of (i) the outstanding English Revolving Advances (for purposes of this computation, English Swing Loans shall be deemed to be English Revolving Advances) plus (ii) the Maximum Undrawn Amount of all outstanding English Letters of Credit.
English Swing Loans shall have the meaning set forth in Section 2.3(d) hereof.
Environmental Complaint shall have the meaning set forth in Section 9.3(b) hereof.
Environmental Laws shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, provincial, international and local governmental agencies and authorities with respect thereto.
Equity Interests shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the "issuer") or under the applicable laws of such issuer's jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a "partner", general or limited, or "member" (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.
Equivalent Amount shall mean, at any time, as determined by Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Agent's rate (based on the market rates then prevailing and available to Agent) for such Equivalent Currency for such Reference Currency at a time determined by Agent on the second Business Day immediately preceding the event for which such calculation is made.
Equivalent Currency shall have the meaning specified in the definition of Equivalent Amount.
ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.
Erroneous Payment has the meaning assigned to it in Section 14.18(a).
Erroneous Payment Deficiency Assignment has the meaning assigned to it in Section 14.18(d).
Erroneous Payment Impacted Class has the meaning assigned to it in Section 14.18(d).
Erroneous Payment Return Deficiency has the meaning assigned to it in Section 14.18(d).
Erroneous Payment Subrogation Rights has the meaning assigned to it in Section 14.18(d).
ESTR means, with respect to any Business Day, a rate per annum equal to the Euro Short Term Rate on such Business Day published by the ESTR Administrator on the ESTR Administrator’s Website.
ESTR Administrator means the European Central Bank (or any successor administrator of the Euro Short Term Rate).
ESTR Administrator’s Website means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the ESTR Administrator from time to time.
EU Bail-In Legislation Schedule means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
EURIBOR Rate means, with respect to any Advance denominated in Euros and for any Interest Period, the EURIBOR Screen Rate, two (2) Target Days prior to the commencement of such Interest Period.
EURIBOR Screen Rate means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two (2) Target Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the European Agent may specify another page or service displaying the relevant rate after consultation with the Company.
Euro shall refer to the lawful currency of the Participating Member States.

~~Euro-Rate shall mean the following:~~
~~(a)    with respect to any Advance to which the Euro-Rate applies for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (a "Euro-Rate Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Advance and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Euro-Rate Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the Euro-Rate determined as provided above would be less than 0.25%, such rate shall be deemed to be 0.25% for purposes of this Agreement.~~
~~(b)    The Euro-Rate shall be adjusted with respect to any Euro-Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.~~
~~Euro-Rate Alternate Source shall have the meaning set forth in the definition of Euro-Rate.~~
~~Euro-Rate Loan shall mean any US-Canada Advance that bears interest based on the Euro-Rate.~~
European Advances shall collectively mean and include the European Revolving Advances, European Letters of Credit and the European Swing Loans.
European Agent shall mean J.P. Morgan ~~Europe Limited~~AG, in its capacity as administrative agent~~, security trustee and collateral agent~~ hereunder and under the Other Documents, or such branches or affiliates of J.P. Morgan ~~Europe Limited~~AG as it shall from time to time designate for the purpose of performing its obligations hereunder and under the Other Documents in one or more of such capacities, together with any successors and assigns.
European Applicable Margin shall mean for European Revolving Advances, European Swing Loans and European Letter of Credit Fees as of the Closing Date and through and including the date immediately prior to the first Adjustment Date (as defined below), the applicable percentage specified below:

European Applicable Margin For Overnight Rate Loans (European Swing Loans)	European Applicable Margin For ~~LIBOR Rate~~Term Benchmark Loans and RFR Loans (European Revolving Advances)	Applicable European Letter Of Credit Fee Rate
2.50%	2.50%	2.50%

The European Applicable Margin for European Revolving Advances, European Swing Loans and European Letter of Credit Fees shall be (i) adjusted as of the 1st day of each fiscal quarter of the Company, commencing January 1, 2016 and as of the first day of each fiscal quarter thereafter (i.e., the 1st day of each April, July, October and January), based upon the European Borrowing Base Certificates (and related information) delivered to the European Agent, in accordance with Section 9.2, with respect to the months or weeks, as applicable, comprising the immediately preceding fiscal quarter (in this definition, each, an "Adjustment Date"), commencing with the delivery by the Company of the European Borrowing Base Certificate in each of the months or weeks, as the case may be, comprising the fiscal quarter of the Company ending December 31, 2015, (ii) based upon the calculation by the European Agent of the European Quarterly Average Undrawn Availability for such fiscal quarter and (iii) equal to the percent per annum set forth in the pricing table below corresponding to such European Quarterly Average Undrawn Availability. In the event that any European Borrowing Base Certificate (and related information) is not provided to the European Agent in accordance with Section 9.2, the European Applicable Margin for European Revolving Advances, European Swing Loans and European Letter of Credit Fees shall be set at the percent per annum corresponding to Tier III below as of the 1st day of the fiscal quarter of the Company following the month or week, as the case may be, in respect of which any such European Borrowing Base Certificate was required to be so delivered and shall continue at Tier III until the earlier of (A) the delivery to the European Agent of the required European Borrowing Base Certificate (from and after which time the European Applicable Margin shall be calculated based on the respective European Quarterly Average Undrawn Availability until the European Applicable Margin is recalculated in accordance with this definition) and (B) the next Adjustment Date, if any (at which time the European Applicable Margin shall be calculated in accordance with the terms of this definition).

Tier	European Quarterly Average Undrawn Availability	European Applicable Margins For Overnight Rate Loans (European Swing Loans)	European Applicable Margins For ~~LIBOR Rate~~Term Benchmark Loans and RFR Loans (European Revolving Advances)	Applicable European Letter of Credit Fee Rates
I	Greater than or equal to 66⅔% of the Maximum European Revolving Advance Amount	2.50%	2.50%	2.50%
II	Greater than or equal to 33⅓% of the Maximum European Revolving Advance Amount, but less than 66⅔% of the Maximum European Revolving Advance Amount	2.75%	2.75%	2.75%
III	Less than 33⅓% of the Maximum European Revolving Advance Amount	3.00%	3.00%	3.00%

Notwithstanding anything to the contrary contained herein, no downward adjustment in any European Applicable Margin shall be made on any Adjustment Date on which any Event of

Default shall have occurred and be continuing. Any increase in interest rates and/or other fees payable by Loan Parties under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Sections 9.7 or 9.8 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2 hereof.
If, as a result of any restatement of, or other adjustment to, any European Borrowing Base Certificate, or the financial statements of Borrowers on a Consolidated Basis, or for any other reason, European Agent determines that (a) the European Quarterly Average Undrawn Availability as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the European Quarterly Average Undrawn Availability for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the European Quarterly Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by European Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding European Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and European Borrowers shall be obligated to immediately pay to European Agent for the ratable benefit of the applicable Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the European Quarterly Average Undrawn Availability would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding European Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and European Agent and applicable Lenders shall have no obligation to repay interest or fees to European Borrowers; provided, that, if as a result of any restatement or other event or other determination by European Agent a proper calculation of the European Quarterly Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by European Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.
European Availability Reserve shall mean Three Million and 00/100 Dollars ($3,000,000.00).
European Blocked Accounts shall have the meaning set forth in Section 6.20(a).
European Borrowers shall mean the French Borrowers and the English Borrowers.
European Borrowers' Account shall have the meaning set forth in Section 2.9(b) hereof.
European Borrowing Agent shall mean the Company.
European Borrowing Base Certificate shall mean a certificate in substantially the form of Exhibit 1.2(d) hereto duly executed by the President, Chief Financial Officer, Assistant Treasurer, European Finance Director or Controller of the European Borrowing Agent and delivered to the European Agent, appropriately completed, by which such officer shall certify to European Agent the English Formula Amount and the French Formula Amount and calculation thereof as of the date of such certificate, with separate sections showing the calculations for each English Borrower, for each French Borrower and for each Dutch Guarantor.
European Borrowing Request means a request in the form of Exhibit 1.2(e).
European Collateral shall mean the Collateral of any European Loan Party.
European Collateral Agent shall mean J.P. Morgan Europe Limited, in its capacity as security trustee and collateral agent hereunder and under the Other Documents, or such branches or affiliates of J.P. Morgan Europe Limited as it shall from time to time designate for the purpose of performing its obligations hereunder and under the Other Documents in one or more of such capacities, together with any successors and assigns.
European Collateral Documents shall mean the English Collateral Documents, the French Collateral Documents and the Dutch Collateral Documents.
European Distribution Agreements means the English Distributor Agreement, the French Commissionaire Agreement and the Dutch Commissionaire Agreement.
European Dominion Period shall mean the period from the occurrence of a European Dominion Triggering Event until the date of a subsequent European Dominion Rescission Triggering Event during which European Agent has Full Dominion.
European Dominion Rescission Triggering Event shall mean the occurrence of both of the following:
(a)    no Event of Default or Default exists; and
(b)    European Undrawn Availability is equal to or greater than 12.5% of the Maximum European Revolving Advance Amount for thirty (30) consecutive days.
European Dominion Triggering Event shall mean the occurrence of either of the following:
(a)    an Event of Default or Default, which is continuing; or
(b)    European Undrawn Availability is less than the European Undrawn Availability Required Amount.
European Formula Amount shall mean the aggregate of the English Formula Amount and the French Formula Amount.
European Guarantors means, collectively, the English Guarantors, the French Guarantors and the Dutch Guarantors.
European Guaranty Agreement shall mean the guaranty of the French Facility and the English Facility by the US Borrowers other than Medbloc, Inc., a Delaware corporation.
European Increasing Lender shall have the meaning set forth in Section 2.5(a) hereof.
European Lender shall mean each English Lender and each French Lender.
European Letter of Credit Fees shall have the meaning set forth in Section 3.2 hereof.

European Letter of Credit Sublimit shall mean Five Million and 00/100 Dollars ($5,000,000.00).
~~European Letter of Credit Fees shall have the meaning set forth in Section 3.2 hereof.~~
European Letters of Credit shall have the meaning set forth in Section 2.10 hereof.
European Loan Party shall mean the European Borrowers and European Guarantors
European New Lender shall have the meaning set forth in Section 2.25(a) hereof.
European Obligations means, collectively, the English Obligations and the French Obligations.
European Payment Office shall initially mean 25 Bank Street, Canary Wharf, London E14 5JP; 6th Floor, Loans Agency, thereafter, such other office of European Agent, if any, which it may designate by notice to European Borrowing Agent and to each European Lender to be the European Payment Office, provided that the European Payment Office shall not be located in a Non-Cooperative Jurisdiction.
European Quarterly Average Undrawn Availability shall mean for any fiscal quarter of the Company, an amount equal to the average daily European Undrawn Availability during such fiscal quarter.
European Receivables Advance Rate shall have the meaning provided in the definition of "English Formula Amount".
European Required Lenders shall mean, at any time, determined as if the entire English Facility and French Facility were in Dollars based on the then current Dollar Equivalent Amount, European Lenders (not including any European Swing Loan Lender (in its capacity as such European Swing Loan Lender) or any Defaulting Lender) holding at least sixty-six and two thirds of one percent (66-2/3%) of either (a) the aggregate of the European Revolving Commitment Amounts of all European Lenders (excluding any Defaulting Lender), or (b) after the termination of all commitments of the European Lenders hereunder, the sum of (x) the outstanding European Revolving Advances and European Swing Loans, plus (y) (i) the aggregate of the Maximum Undrawn Amount of all outstanding European Letters of Credit multiplied by (ii) the European Revolving Commitment Percentage of all European Lenders as most recently in effect excluding any Defaulting Lender; provided, however, if there are fewer than three (3) European Lenders, European Required Lenders shall mean all European Lenders (excluding any Defaulting Lender).
European Reserves shall mean reserves which the European Agent in the exercise of its Permitted Discretion (in a customary manner for an asset based lending facility in Europe) deems necessary to maintain with respect to the Collateral or any European Loan Party.
European Revolving Advances shall mean English Revolving Advances and the French Revolving Advances.
European Revolving Commitment shall mean the English Revolving Commitment and the French Revolving Commitment.
European Revolving Commitment Amount shall mean the aggregate of the English Revolving Commitment Amount and the French Revolving Commitment Amount (or each individually, as the context may require).

European Revolving Commitment Percentage the proportion that such Lender's European Revolving Commitment bears to the European Revolving Commitments of all of the Lenders.
European Facility means, collectively, the European Revolving Commitment and the extensions of credit made thereunder.
European Revolving Facility Usage shall mean at any time, the aggregate of the English Revolving Facility Usage and the French Revolving Facility Usage.
European Revolving Interest Rate shall mean (a) with respect to European Swing Loans, an interest rate per annum equal to the sum of the European Applicable Margin for Overnight Rate Loans plus the Overnight ~~LIBO~~ Rate, and (b) with respect to European Revolving Advances which are Term Benchmark Loans, the sum of the European Applicable Margin for ~~LIBOR Rate~~Term Benchmark Loans plus the Term SOFR Rate or Adjusted EURIBOR Rate (as applicable), and (c) with respect to European Revolving Advances which are RFR Loans, the sum of the European Applicable Margin for RFR Loans plus the Adjusted ~~LIBO Rate~~Daily Simple RFR.
European Swing Loan Lender shall mean ~~JPM Europe~~J.P. Morgan AG, in its capacity as lender of the European Swing Loans.
European Swing Loans shall have the meaning set forth in Section 2.3(d) hereof.
European Undrawn Availability at a particular date shall mean an amount equal to (a) the lesser of (i) the European Formula Amount or (ii) the Maximum European Revolving Advance Amount minus the sum of (x) the Maximum Undrawn Amount of all outstanding European Letters of Credit, plus (y) the aggregate amount of any outstanding European Swing Loans, plus (z) reserves; and in the case of both (a)(i) and (a)(ii) minus (b) the sum of (i) the outstanding amount of European Advances (other than European Letters of Credit and European Swing Loans), plus (ii) fees and expenses that are accrued and unpaid under this Agreement, the Other Documents and/or each Fee Letter.
European Undrawn Availability Required Amount shall mean (a) 12.5% of the Maximum European Revolving Advance Amount for five (5) consecutive Business Days, or (b) 11.25% of the Maximum European Revolving Advance Amount on any given Business Day. The absolute dollar amount in the preceding clause (b) shall be deemed proportionately increased at the time of any increase in the Maximum European Revolving Advance Amount.
Event of Default shall have the meaning set forth in Article 10 hereof.
Exchange Act shall mean the Securities Exchange Act of 1934, and any other applicable statute in any other applicable jurisdiction, as amended.
Excluded Hedge Liability or Liabilities shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower's and/or Guarantor's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or

Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
Excluded Pledge Entity shall have the meaning set forth in Section 5.32 hereof.
Excluded Property shall mean (a) any non-material lease, license, contract or agreement to which any Loan Party is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (x) any Applicable Law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such Applicable Law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that the foregoing shall cease to be treated as "Excluded Property" (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Loan Parties' business associated therewith or attributable thereto, (b) Subsidiary Stock of any Excluded Pledge Entity; provided, however, that the Subsidiary Stock of such Excluded Pledge Entity shall cease to be treated as "Excluded Property" (and shall constitute Collateral) immediately at such time as the total assets of such Subsidiary cease to be less than the Threshold Assets, and (c) assets located in Quebec to the extent that the value of such assets does not equal or exceed $10,000; provided, however, that the assets located in Quebec shall cease to be treated as "Excluded Property" (and shall constitute Collateral) immediately at such time as the value of such assets cease to be less than $10,000.
Excluded Subsidiaries shall mean the US Excluded Subsidiaries and the Foreign Excluded Subsidiaries. The Excluded Subsidiaries are not required to join this Agreement as Guarantors. None of the US Excluded Subsidiaries is a Material Subsidiary except the Insurance Subsidiary.
Excluded Taxes shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located (in each case imposed or measured by overall gross receipts), (c) in the case of a Foreign Lender, any United States or Canadian withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign

Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Loan Parties with respect to such withholding tax pursuant to Section 3.10(a), (d) any Tax Deduction on account of Tax imposed by the United Kingdom if, on the date on which the payment falls due, the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date the Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration or application of) any law or Treaty or any published practice or published concession of any Tax Authority, or (e) any Taxes imposed on any "withholding payment" payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2012 and (f) with respect to the French Borrowers, any deduction on account of Tax imposed by France solely because a payment is made to a bank account opened in the name of, or for the benefit of, that recipient in a financial institution located in a Non-Cooperative Jurisdiction.
Existing Blocked Account shall have the meaning set forth in Section 6.19(a).
Existing Credit Agreement shall have the meaning set forth in the recitals to this Agreement.
Existing Lenders shall have the meaning set forth in the recitals to this Agreement.
Facility shall mean the US-Canada Facility, the English Facility and the French Facility.
Facility Fee shall have the meaning set forth in Section 3.3 hereof.
FATCA shall mean:
~~(a)~~ (a) Sections 1471 through 1474 of the Code as in effect on the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof;
~~(b)~~ (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or
~~(c)~~ (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the United States Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date shall mean:
~~(a)~~ (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States), July 1, 2014;
~~(b)~~ (b) in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the United States), January 1, 2017; or

~~(d)~~ (c) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, January 1, 2017, or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
FATCA Deduction shall mean a deduction or withholding from a payment under this Agreement or an Other Document required by FATCA.
FATCA Exempt Party shall mean a ~~Party~~party that is entitled to receive payments free from any FATCA Deduction.
FDA shall have the meaning set forth in Section 5.31 hereof.
Federal Funds Effective Rate shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
Fee Letter shall mean the fee letter dated as of October 28, 2014 between the Company and PNC and any other fee letter between an Agent and any Loan Party.
Financial Support Direction means a financial support direction issued by the Pensions Regulator under s43 of the United Kingdom's Pensions Act 2004.
First Amendment Closing Date shall mean February 16, 2016.
Fixed Asset Cap shall mean, as of the Eighth Amendment Effective Date, $1,900,000, which amount shall be reduced in equal quarterly increments of $95,000 on the first day of each January, April, July, and October commencing on January 1, 2021 and continuing for a total of twenty (20) quarterly payments.
Fixed Assets shall mean and include as to each Borrower, all of such Borrower's machinery and equipment, wherever located.
Flood Laws shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.
Floor means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted EURIBOR Rate, Daily Simple ESTR, each Adjusted Daily Simple RFR or the Overnight Rate, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted EURIBOR Rate, Daily Simple ESTR or each Adjusted Daily Simple RFR shall be zero (0.00%) and the initial Floor for the Overnight Rate shall be zero (0.00%).

Foreign Currency Hedge shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency entered into by any Borrower, Guarantor and/or any of their respective Subsidiaries.
Foreign Currency Hedge Liabilities shall have the meaning assigned in the definition of Lender-Provided Foreign Currency Hedge.
Foreign Excluded Subsidiaries shall mean all Subsidiaries organized under the laws of a jurisdiction outside the United States of America, any State thereof, the District of Columbia, Canada (or any province thereof), England, France or the Netherlands.
Foreign In-Transit Inventory shall mean Inventory of a US Borrower that is in transit from a location outside the United States to any location within the United States of such US Borrower or a Customer of such US Borrower.
Foreign Lender shall mean (a) with respect to a Loan Party that is a "United States Person" as defined in section 7701(a)(30) of the Code (a "U.S. Person"), a Lender that is not a U.S. Person, and (b) with respect to a Loan Party that is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
Foreign Subsidiary shall mean any Subsidiary which is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
Formula Amount shall mean, singularly or collectively as the context may require, the US-Canada Formula Amount and the European Formula Amount.
Fourth Amendment Closing Date shall mean November 30, 2016.
Freight and Duty Reserve shall mean on any date, a reserve equal to Agent's estimate of the costs and expenses associated with the importation of Foreign In-Transit Inventory as of such date, including an estimate for all customs broker fees then due or to become due with respect to Foreign In-Transit Inventory.
French Advances shall collectively mean and include the French Revolving Advances, French Letters of Credit and the French Swing Loans.
French Bank Account Pledge Agreement means each bank account pledge agreement to be entered into between each French Borrower and the European Collateral Agent in relation to the European Blocked Accounts of each French Borrower on or about the date of this Agreement.
French Borrowers shall mean the Persons from time to time listed on Annex G hereto.
French Collateral shall mean the assets subject to Liens in any French Collateral Document.
French Collateral Documents means the French Master Receivables Assignment Agreements and the French Bank Account Pledge Agreements and any other French law security agreements delivered pursuant to this Agreement and granted by any Loan Party and all confirmations and acknowledgements thereof, in each case relating to the grant to an Agent of a security interest by such Loan Party.
French Commissionaire Agreement means the commissionaire agreement dated November 30, 2004 between Invacare Poirier S.A.S. and Invacare International Sárl (as amended).
French Facility means, collectively, the French Revolving Commitment and the extensions of credit made thereunder.
French Formula Amount shall mean an amount equal to the Dollar Equivalent amount of the sum of:
(A)    up to the European Receivables Advance Rate of Eligible Receivables of the French Borrowers, minus
(B)    the aggregate amount of any outstanding French Swing Loans, minus
(C)    the aggregate Maximum Undrawn Amount of all outstanding French Letters of Credit, minus
(D)    50% of the European Availability Reserve, minus
(E)    such reserves as European Agent may reasonably deem proper and necessary from time to time (including any European Reserves, without double counting with respect to any European Reserves already applied, relating to the French Loan Parties and/or their assets).
French Guarantors shall mean the Persons from time to time listed on Annex H hereto.
French Lender shall mean each Lender with a French Revolving Commitment provided that any French Lender shall qualify as a French Qualifying Lender.
French Letter of Credit Sublimit shall mean Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).
French Letters of Credit shall have the meaning set forth in Section 2.10(a) hereof.
French Master Receivables Assignment Agreement means each master assignment agreement to be entered into between each French Borrower, the European Collateral Agent and the French Lenders on or about the date of this Agreement in relation to the Receivables of each French Borrower (including any assignment schedules relating thereto executed by each French Borrower).
French New Lender shall have the meaning set forth in Section 2.25(a) hereof.
French Obligations shall mean that portion of the Obligations arising from, related to or connected with the French Advances.
French Participation Commitment shall mean the obligation hereunder of each French Lender holding a French Revolving Commitment to buy a participation equal to its French Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.21(b)(iv) hereof) in the French Swing Loans made by European Swing Loan Lender hereunder as provided for in Section 2.3(d) hereof and in the French Letters of Credit issued hereunder as provided for in Section 2.13(a) hereof.
French Qualifying Lender means (i) a credit institution (établissement de crédit) or a financing company (société de financement) licensed for the purpose of carrying out credit transactions (operations de crédit) by the relevant Governmental Bodies of France; (ii) a credit institution (établissement de crédit) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, so long as the relevant Governmental Bodies of France have been notified in advance by the relevant Governmental Body of such state; provided, that such credit institution carries out in France only those credit transactions which it is authorized to carry out in the state in which its registered office is located; or (iii) a financial institution (établissement financier) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, which has obtained a certificate from the relevant Governmental Body of such state certifying that it meets the conditions required for that purpose by such Governmental Body, so long as the relevant French authorities have been notified in advance by the relevant Governmental Body of such state; provided, that such financial institution carries out in France only those credit transactions which it is authorized to carry out in the state in which its registered office is located. For purposes of this definition, "notified in advance" refers to the satisfaction of the formalities required to benefit from applicable European passporting provisions (including the transmission by a local regulator to the French banking authority of a notice received from a financial institution to the effect that such institution intends to trade in France on a remote basis pursuant to the European passporting regulations).
French Qualifying Letter of Credit Issuer means (i) a credit institution (établissement de crédit) or a financing company (société de financement) licensed by the relevant Governmental Bodies of France for the purpose of providing to customers or administering means of payment (mise à la disposition ou gestion de moyens de paiement) and for the purpose of carrying out credit transactions (operations de crédit) by the relevant Governmental Bodies of France; (ii) a credit institution (établissement de crédit) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, so long as the relevant Governmental Bodies of France have been notified in advance by the relevant Governmental Body of such state; provided, that such credit institution provides to customers in France or administers only those means of payment or carries out only those credit transactions which it is authorized to provide or administer in the state in which its registered office is located; or (iii) a financial institution (établissement financier) having its registered office in a member state of the European Union or in a state which is a party to the Treaty on the European Economic Area, which has obtained a certificate from the relevant Governmental Bodies of such state certifying that it meets the conditions required for that purpose by such Governmental Body, so long as the relevant Governmental Bodies of France have been notified in advance by the relevant Governmental Body of such state; provided, that such financial institution provides to customers in France or administers only those means of payment or carries out only those credit transactions which it is authorized to provide or administer in the state in which its registered office is located. For purposes of this definition, "notified in advance" refers to the satisfaction of the formalities required to benefit from applicable European passporting provisions (including the transmission by a local regulator to the French banking authority of a notice received from a financial institution to the effect that such institution intends to trade in France on a remote basis pursuant to the European passporting regulations).
French Revolving Advances shall mean advances made under Section 2.1(c) by French Lenders to French Borrowers.
French Revolving Commitment shall mean, as to any French Lender, the obligation of such French Lender, to make French Revolving Advances and participate in French Swing Loans and French Letters of Credit, in an aggregate principal and/or face amount not to exceed the French Revolving Commitment Amount (if any) of such French Lender.
French Revolving Commitment Amount shall mean, (i) as to any French Lender other than a French New Lender, the French Revolving Commitment amount (if any) set forth below such French Lender's name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or 16.3(d) hereof, the French Revolving Commitment amount (if any) of such French Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a French New Lender, the French Revolving Commitment amount provided for in the joinder signed by such French New Lender under Section 2.25(a)(x), in each case as the same may be adjusted upon any increase by such French Lender pursuant to Section 2.25 hereof, or any assignment by or to such French Lender pursuant to Section 16.3(c) or 16.3(d) hereof.
French Revolving Commitment Percentage shall mean, (i) as to any French Lender other than a French New Lender, the French Revolving Commitment Percentage (if any) set forth below such French Lender's name on the signature page hereof (or, in the case of any French Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or 16.3(d) hereof, the French Revolving Commitment Percentage (if any) of such French Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a French New Lender, the French Revolving Commitment Percentage provided for in the joinder signed by such French New Lender under Section 2.25(a)(x), in each case as the same may be adjusted upon any increase in the Maximum English Revolving Advance Amount pursuant to Section 2.25 hereof, or any assignment by or to such French Lender pursuant to Section 16.3(c) or 16.3(d) hereof.
French Revolving Facility Usage shall mean at any time, the sum of (i) the outstanding French Revolving Advances (for purposes of this computation, French Swing Loans shall be deemed to be French Revolving Advances) plus (ii) the Maximum Undrawn Amount of all outstanding French Letters of Credit.
French Swing Loans shall have the meaning set forth in Section 2.3(d) hereof.
FSCO shall mean The Financial Services Commission of Ontario or like body in Canada or in any other province or territory or jurisdiction of Canada with whom a Canadian Pension Plan is required to be registered in accordance with Applicable Law and any other Governmental Body succeeding to the functions thereof.
FTC shall have the meaning set forth in Section 5.31 hereof.
Full Dominion shall mean full control by the Applicable Agent of the applicable Borrowers' and Guarantors' cash receipts for application to Obligations and the cash collateralization of Letters of Credit as and when determined by Applicable Agent in accordance with the terms hereof.
GAAP shall mean generally accepted accounting principles in the United States of America and, with respect to the Canadian Loan Parties, in Canada, in effect from time to time.
GCMI shall mean Garden City Medical Inc.
GCMI Disposed Assets shall mean all of the issued and outstanding shares of capital stock of GCMI, as more fully described in the GCMI Purchase Agreement.

GCMI Disposition shall mean the sale of the GCMI Disposed Assets in accordance with the terms of the GCMI Purchase Agreement.
GCMI Disposition Effective Date shall mean the date of the consummation of the GCMI Disposition.
~~GCMI Disposed Assets shall mean all of the issued and outstanding shares of capital stock of GCMI, as more fully described in the GCMI Purchase Agreement.~~
GCMI Inventory shall mean certain ProBasics™ brand products inventory held by Invacare Corporation, as more fully described in the GCMI Purchase Agreement.
GCMI Inventory Sale shall mean the sale of the GCMI Inventory in accordance with the terms of the GCMI Purchase Agreement.
GCMI Purchase Agreement shall mean the Stock Purchase Agreement, dated September 30, 2016, by and among Compass Health Brands Corp., a Delaware corporation, as buyer, the Company and GCMI.
Governmental Acts shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.
Governmental Body shall mean any nation or government, any state, province or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
Guarantor shall collectively mean the US Guarantors, the Canadian Guarantors and the European Guarantors.
Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement .and the Other Documents in substantially the form of Exhibit 7.12(b).
Guarantor Security Agreement shall mean any security agreement executed by any Guarantor in favor of Agent securing the Obligations or the Guaranty of such Guarantor, in form and substance satisfactory to Agent.
Guaranty shall mean any guaranty of the Obligations executed by a Guarantor in favor of Applicable Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Applicable Agent and shall include any European Guaranty Agreement and the English Law Guaranty.
Hazardous Discharge shall have the meaning set forth in Section 9.3(b) hereof.
Hazardous Materials shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

Hazardous Wastes shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
Hedge Liabilities shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.
HHS shall mean the United States Department of Health and Human Services, or any other applicable Governmental Body in any other applicable jurisdiction, or any successor thereof and any predecessor thereof.
HMRC DT Treaty Passport Scheme shall mean HM Revenue & Customs' double taxation treaty passport scheme.
Increasing Lender shall have the meaning set forth in Section 2.23(a) hereof.
Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker~~’~~'s acceptance agreement or similar arrangement; (e) net obligations under any Interest Rate Hedge, Foreign Currency Hedge, or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; provided for purposes of calculating Indebtedness hereunder, the foregoing net obligations shall not be included unless any such agreement or device has been closed out or any amount is due and payable thereunder; (f) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due); (g) all Equity Interests of such Person subject to repurchase or redemption/retraction rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (h) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (i) all obligations of such Person for ~~“~~"earnouts~~”~~", purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) off-balance sheet liabilities and/or pension plan liabilities of such Person; (k) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business; and (l) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (k). For the avoidance of doubt, the 2021 Convertible Notes Warrant Transaction and the 2022 Convertible Notes Warrant Transaction shall not constitute Indebtedness. For avoidance of doubt, obligations under operating leases are not considered Indebtedness.
Indemnified Party shall have the meaning set forth in Section 16.5.

Indemnified Taxes shall mean Taxes (including Other Taxes) other than Excluded Taxes.
Ineligible Purchaser shall mean any Loan Party or any of the Loan Parties' Affiliates or Subsidiaries or any natural person.
Ineligible Security shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
Insolvency Event shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person's direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act, the Winding Up Act, any bankruptcy or insolvency proceeding set out in articles L.610-1 and following of the French Commercial Code, the Insolvency Act 1986 (United Kingdom), the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (European Union), the Companies Act 2006 (United Kingdom), the Dutch Bankruptcy Act (Faillissementswet) or any applicable corporate statute providing for such arrangements or similar proceedings, in each case as amended from time to time), (b) has had a receiver, receiver and manager, conservator, trustee, administrator, monitor, liquidator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization, arrangement or liquidation of its business appointed for it or has called a meeting of its creditors generally or any substantial portion thereof, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business or undertake any sale of assets in bulk, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
Insurance Subsidiary shall mean Invatection Insurance Company, a Vermont corporation.
Intellectual Property shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.
Intellectual Property Claim shall mean the assertion, by any means, by any Person of a claim that any Borrower's ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.
Interest Payment Date shall have the meaning set forth in Section 3.1.
Interest Period shall mean the period provided for any ~~Euro-~~Term SOFR Rate Loan or ~~LIBOR Rate~~Term Benchmark Loan pursuant to Section 2.2(b) hereof.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
Interest Rate Hedge Liabilities shall have the meaning assigned in the definition of Lender-Provided Interest Rate Hedge.
~~Internal~~Internet Posting shall have the meaning set forth in Section 16.6.
Invacare BV shall mean Invacare Holdings Two B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), which is a wholly-owned Subsidiary of LUX 2.
Invacare CV shall mean Invacare Holdings C.V., a limited partnership (commanditaire vennootschap) established under the laws of the Netherlands, which will be liquidated as part of the Proposed Reorganization.
Invacare Holdings shall mean Invacare Holdings, LLC, an Ohio limited liability company.
Invacare International shall mean Invacare International Corporation, an Ohio corporation.
Inventory shall mean and include as to each Loan Party all of such Loan Party's inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party's goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.
Issuer shall mean (i) with respect to any US-Canada Letter of Credit, the issuer of such US-Canada Letter of Credit shall be PNC, JPMorgan or each other US-Canada Lender (or Affiliate of a US-Canada Lender) that is requested by the Agent to act as an Issuer, and which US-Canada Lender (or such Affiliate) accepts such appointment, and each of their successors and assigns (and which may be replaced, with the concurrence of such replacement, at the sole discretion of the Agent), and (ii) with respect to any European Letter of Credit, the issuer of such European Letter of Credit shall be ~~JPM Europe~~J.P. Morgan AG together with any English Lender (or Affiliate of an English Lender) with respect to English Letters of Credit and any French Lender (or Affiliate of a French Lender provided that such Affiliate shall qualify as a French Qualifying Letter of Credit Issuer) with respect to French Letters of Credit that is requested by the European Agent to act as an Issuer, and which European Lender (or such Affiliate) accepts such appointment, and each of their successors and assigns (and which may be replaced, with the concurrence of such replacement, at the sole discretion of the European Agent). Each Issuer providing Letters of Credit to a French Borrower shall at all times be a French Qualifying Letter of Credit Issuer.
Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than Loan Parties and their Subsidiaries holds, directly or indirectly, an Equity Interest.
JPM Europe shall have the meaning set forth in the preamble to this Agreement.

JPMorgan shall mean JPMorgan Chase Bank, National Association.
Law(s) shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond judgment authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.
Leasehold Interests shall mean all of each Borrower's right, title and interest in and to, and as lessee of, any premises, including without limitation as identified as leased Real Property on Schedule 4.4 hereto.
Lender and Lenders shall have the meaning given to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to Agent for the benefit of Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Hedge Liabilities and any Cash Management Liabilities) is owed.
Lender-Provided Foreign Currency Hedge shall mean a Foreign Currency Hedge which is provided by any Lender and for which such Lender confirms to Agent in writing that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Foreign Currency Hedge (the "Foreign Currency Hedge Liabilities") by any Borrower or Guarantor that is party to or guaranties such Lender-Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement or European Collateral Document, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
Lender-Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which such Lender confirms to Agent in writing that it: (a) is documented in a standard International Swap Dealers Association, Inc. Master Agreement or another reasonable and customary manner; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender-Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Borrower or Guarantor that is party to or guaranties such Lender-Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Borrower and Guarantor, be guaranteed obligations under any Guaranty and secured obligations under any Guarantor Security Agreement or European Collateral Document, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
Letter of Credit Application shall have the meaning set forth in Section 2.11(a) hereof.

Letter of Credit Borrowing shall have the meaning set forth in Section 2.13(d) hereof.
~~LIBO Impacted Interest Period shall have the meaning given to that term in the definition of Adjusted LIBO Rate.~~
~~LIBO Screen Rate shall have the meaning given to that term in the definition of Adjusted LIBO Rate.~~
~~LIBOR Rate Loan~~
Letters of Credit shall mean any of the US-Canada Letters of Credit or European ~~Advance that bears interest based on the Adjusted LIBO Rate~~Letters of Credit, as applicable.
License Agreement shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations.
Licensor shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower's business operations.
Licensor/Agent Agreement shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of any Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor.
Lien shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, assignment by way of security, security interest, charge (with respect to the English Loan Parties), mortgage or lien (whether statutory or otherwise), or encumbrance, or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction. The term "Lien" shall not include reference to any public record filings for notice purposes only which do not have, and would not have, the effect of a true lien or encumbrance.
Lien Waiver Agreement shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.
LLC Division shall mean, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.

Loan means any of the Term Benchmark Loans, RFR Loans, Overnight Rate Loans, Term SOFR Rate Loans or Domestic Rate Loans, as the context requires.
Loan Parties shall collectively mean the US-Canada Loan Parties and the European Loan Parties.
Local Time shall mean (a) local time in London, England with respect to (i) the receipt and sending of notices by and to, and the disbursement by or payment to, the European Agent, any European Lender or the Issuer under the English Facility or the French Facility and (ii) the times for the determination of ~~LIBOR~~the Term SOFR Rate, Adjusted EURIBOR Rate or the RFR Rate by the European Agent under the English Facility or the French Facility and the determination of the Overnight ~~LIBO~~ Rate, and (b) in all other circumstances, New York, New York time.
LUX 1 shall mean a Luxembourg private limited liability company (société à responsabilité limitée) named "Invacare Holdings S.à r.l", which has its registered office at 6 Rue Eugene Ruppert, L-2453 Luxembourg as of the Closing Date, has a share capital of EUR 12,501 as of the Closing Date, is registered with the Luxembourg Register of Commerce and Companies under number B169,438, and is a wholly-owned Subsidiary of Invacare CV.
LUX 2 shall mean a Luxembourg private limited liability company (société à responsabilité limitée) named "Invacare Holdings Two S.à r.l", which has its registered office at 6 Rue Eugene Ruppert, L-2453 Luxembourg as of the Closing Date, has a share capital of EUR 12,501 as of the Closing Date, is registered with the Luxembourg Register of Commerce and Companies under number B169,458, and is a wholly-owned Subsidiary of LUX 1.
Material Adverse Effect shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, or properties of Loan Parties taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.
Material Contract shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which is material to any Loan Party's business or which the failure to comply with would reasonably be expected to result in a Material Adverse Effect.
Material Subsidiary shall mean each Subsidiary of the Company which is identified on Schedule 5.2(b) as a "Material Subsidiary," and each other Subsidiary of the Company (other than any Foreign Excluded Subsidiaries) that has assets at such time, or revenues during the most recently ended fiscal year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such fiscal year, as the case may be.
Maximum Canadian Revolving Advance Amount shall mean $10,000,000.
Maximum English Revolving Advance Amount shall mean Fifteen Million and 00/100 Dollars ($15,000,000), plus any increases in accordance with Section 2.25.
Maximum English Swing Loan Advance Amount shall mean, as of the date of this Agreement, Zero and 00/100 Dollars ($0,000,000.00); provided that, upon the effective date of each increase in the Maximum English Revolving Advance Amount in accordance with Section

2.25, the Maximum English Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum English Revolving Advance Amount.
Maximum European Revolving Advance Amount shall mean Thirty Million and 00/100 Dollars ($30,000,000.00), plus any increases in accordance with Section 2.25.
Maximum French Revolving Advance Amount shall mean Fifteen Million and 00/100 Dollars ($15,000,000), plus any increases in accordance with Section 2.25.
Maximum French Swing Loan Advance Amount shall mean Two Million and 00/100 Dollars ($2,000,000.00); provided that, upon the effective date of each increase in the Maximum French Revolving Advance Amount in accordance with Section 2.25, the Maximum French Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum French Revolving Advance Amount.
Maximum Undrawn Amount shall mean, with respect to any outstanding Letter of Credit as of any date, the amount of such Letter of Credit (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount of such Letter of Credit) that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
Maximum US-Canada Revolving Advance Amount shall mean $60,000,000 plus any increases in accordance with Section 2.23.
Maximum US-Canada Swing Loan Advance Amount shall mean $10,000,000; provided that, upon the effective date of each increase in the Maximum US-Canada Revolving Advance Amount in accordance with Section 2.23, the Maximum US-Canada Swing Loan Advance Amount shall increase by an amount equal to ten percent (10%) of the amount of such increase in the Maximum US-Canada Revolving Advance Amount.
MCLP shall mean Motion Concepts L.P., an Ontario limited partnership.
Medicaid shall mean that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance programs based on specific eligibility criteria.
Medicaid Provider Agreement shall mean an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.
Medicaid Regulations shall mean, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) with respect to Medicaid and any statutes succeeding thereto, (b) all applicable provisions of all federal rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of Law of any Governmental Body promulgated pursuant to or in connection with the statutes described in clause (a), (c) all state statutes and plans for medical assistance enacted in connection with such statutes and provisions described in clauses (a) and (b), and (d) all applicable provisions of all other guidelines having the force of Law of all Governmental Bodies promulgated pursuant to or in connection with the statutes described in clause (c) and all state administrative, reimbursement and other guidelines of all Governmental Bodies having the force of Law promulgated pursuant to or in connection with the statutes described in clause (b), in each case as may be amended, supplemented or otherwise modified from time to time.

Medical Reimbursement Programs shall mean the Medicare, Medicaid and TRICARE programs and any other healthcare program operated by or financed in whole or in party by any foreign, domestic, federal, state, local or provincial government and any other non-government funded third party payor programs.
Medicare shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.
Medicare Provider Agreement shall mean an agreement entered into between CMS or other such entity administering the Medicare program on behalf of CMS, and a health care provider or supplier under which the health care provider or supplier agreed to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.
Medicare Regulations shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) with respect to the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto, together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of Law of all Governmental Bodies (including, without limitation, HHS, CMS, the OIG or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of Law, as each may be amended, supplemented or otherwise modified from time to time.
MI shall mean Medbloc, Inc., a Delaware corporation.
Modified Commitment Transfer Supplement shall have the meaning set forth in Section 16.3(d) hereof.
Mortgage-Eligible Properties shall mean those parcels of real property identified on Schedule 1.2(m).
Multiemployer Plan shall mean a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Borrower or any member of the Controlled Group.
Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including any Borrower or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
Negotiable Document shall mean a Document that is "negotiable" within the meaning of Article 7 of the Uniform Commercial Code.
New Blocked Account shall have the meaning set forth in Section 6.19(a).
New Lender shall have the meaning set forth in Section 2.23(a) hereof.
Non-Cooperative Jurisdiction shall mean a "non-cooperative state or territory" (Etat ou territoire non coopératif) as set out in the list referred to in Article 238-0 A of the French Code Général des Impôts, as such list may be amended from time to time.
Non-Defaulting Lender shall mean, at any time, any Lender holding a Revolving Commitment that is not a Defaulting Lender at such time.

Non-Qualifying Party shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.
Note shall mean collectively, the Revolving Credit Note and the Swing Loan Note.
Notice shall have the meaning set forth in Section 16.6.
Obligations shall mean and include any and all loans (including without limitation, all Advances and Swing Loans), advances, debts, liabilities, obligations (including without limitation all reimbursement obligations and cash collateralization obligations with respect to Letters of Credit issued hereunder), covenants and duties owing by any Borrower or Guarantor or, with respect to Cash Management Products and Services only, any Subsidiary of any Borrower or any Guarantor, in all cases, to Issuer, Swing Loan Lender, Lenders or Agents (or to any other direct or indirect subsidiary or affiliate of Issuer, Swing Loan Lender, any Lender or any Agent) of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by any Borrower or Guarantor and any indemnification obligations payable by any Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or Insolvency Event or like proceeding relating to any Borrower or Guarantor, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not for the payment of money, whether arising by reason of an extension of credit, opening or issuance of a letter of credit, loan, equipment lease, establishment of any commercial card or similar facility or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of any Agent's or any Lender's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including but not limited to, (i) this Agreement, the Other Documents and any amendments, extensions, renewals or increases thereto, including all costs and expenses of any Agent, Issuer, Swing Loan Lender and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of any Borrower or Guarantor to any Agent, Issuer, Swing Loan Lender or Lenders to perform acts or refrain from taking any action, (ii) all Hedge Liabilities, and (iii) all Cash Management Liabilities. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
Officer's Certificate shall mean an officer's certificate substantially in the form of Exhibit 1.2(b) hereto to be signed by the Chief Executive Officer, Chief Financial Officer, Treasurer or Corporate Controller of Borrowing Agent.
OIG shall mean the Office of Inspector General of HHS and any successor thereof.
OIG Investigation shall mean the investigation initiated pursuant to a subpoena received by the Company in 2006 from the U.S. Department of Justice seeking documents relating to three (3) long-standing and well-known promotional and rebate programs maintained by the Company and its Subsidiaries.

Optional Currency shall mean the following lawful currencies: British Pounds Sterling, Euro and any other currency approved by Agent and all of the Lenders pursuant to Section 2.27(c). Subject to Section 2.27 each Optional Currency must be the lawful currency of the specified country.
Order shall have the meaning specified in Section 2.18 hereof.
Ordinary Course of Business shall mean, with respect to any Borrower or any Subsidiary of any Borrower, the ordinary course of such Borrower or Subsidiary's business as conducted on the Closing Date.
Organizational Documents shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, articles or memorandum of association, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person's formation, organization or entity governance matters (including any shareholders' or equity holders' agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.
Original Currency shall have the meaning specified in Section 3.12 hereof.
Other Currency shall have the meaning specified in Section 3.12 hereof.
Other Documents shall mean the Note, the Perfection Certificates, each Fee Letter, each Guaranty, each Guarantor Security Agreement, each Pledge Agreement, the Amendment and Ratification, the Canadian Security Agreement, the European Collateral Documents and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents, waivers, interest or currency swap agreements, estoppels, acknowledgements, undertakings, certificates or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.
Other Taxes shall mean all present or future stamp, documentary, registration, filing or other similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any Other Document.
Out-of-Formula Loans shall have the meaning set forth in Section 16.2(e) hereof.
Overnight Bank Funding Rate shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an "Alternate Source"); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.
Overnight ~~LIBO~~ Rate means ~~a rate per annum equal to the London interbank offered rate as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate) for overnight deposits~~, for any day, (i) with respect to Swing Loans denominated in Dollars, the Adjusted Daily Simple RFR for Dollars, (ii) with respect to Swing Loans denominated in Euros, the Daily Simple ESTR; and (iii) with respect to Swing Loans denominated in British Pounds Sterling, ~~Euro or Dollars (as applicable) as displayed on the applicable Thomson Reuters screen page (currently pages LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Thomson Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be reasonably selected by the European Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day~~the Adjusted Daily Simple RFR for British Pounds Sterling; provided that if an Overnight ~~LIBO~~ Rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.
Overnight Rate Loan shall mean any European Advance that bears interest based upon the Overnight ~~LIBO~~ Rate.
Parallel Debt shall have the meaning set forth in Section 14.17 hereof.
Participant shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
Participating Member States shall mean any member State of the European Communities that has the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
Participation Advance shall have the meaning set forth in Section 2.13(d) hereof.
Participation Commitment shall mean singularly or collectively as the context may require the US-Canada Participation Commitment, the English Participation Commitment and the French Participation Commitment.
Payment Office shall mean singularly or collectively as the context may require, the European Payment Office and the US-Canada Payment Office.
PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
Pension Benefit Plan shall mean at any time any "employee pension benefit plan" as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.
Pensions Regulator means the body corporate called the Pensions Regulator established under Part I of the United Kingdom's Pensions Act 2004, as amended.

Perfection Certificates shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Agent.
Permitted Acquisition shall mean a purchase or other acquisition by the Company or one of its wholly-owned Subsidiaries of all of the Equity Interests in, or all or substantially all of the property of, or any division of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation) where such purchase or purchases or other acquisition shall meet the following requirements:
(i)    the board of directors or other equivalent governing body of the target of such purchase or acquisition shall have approved the Permitted Acquisition (to the extent such approval is required) and in any event such purchase or acquisition is duly authorized;
(ii)    the target of such purchase or other acquisition is in the same lines of business as, or lines of business substantially related or incidental to the principal business of, the Company;
(iii)    any Subsidiary created or acquired in connection with such Permitted Acquisition complies with the requirements of Section 7.12;
(iv)    the total cash and non-cash consideration (including the fair market value of all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Company and its Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and non-cash consideration paid by or on behalf of the Company and its Subsidiaries for all other purchases and other acquisitions made by the Company and its Subsidiaries pursuant to Section 7.1(a), shall not exceed $30,000,000 in the aggregate during the Term;
(v)    immediately before and after giving effect to such purchase or acquisition, (a) no Default or Event of Default shall have occurred and be continuing, and (b) US-Canada Undrawn Availability shall not be less than US-Canada Undrawn Availability Test Amount; and
(vi)    the Company shall have delivered to the Agent at least five (5) Business Days prior to the date on which any such proposed purchase or other acquisition is to be consummated, a certificate of an authorized officer, in form and substance satisfactory to the Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied prior to the consummation of such purchase or other acquisition.
Permitted Assignee shall mean (a) an Agent, any Lender or any of their direct or indirect Affiliates; (b) a federal or state chartered bank, a United States branch of a foreign bank, an insurance company, or any finance company generally engaged in the business of making commercial loans; (c) any fund that is administered or managed by an Agent or any Lender, an Affiliate of an Agent or any Lender or a related entity; and (d) any Person to whom an Agent or any Lender assigns its rights and obligations under this Agreement as part of an assignment and transfer of such Agent's or Lender's rights in and to a material portion of such Agent's or Lender's portfolio of asset-based credit facilities.
Permitted Discretion shall mean a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

Permitted Dispositions shall mean any of the following:
(A)    transactions involving the sale of inventory or intellectual property in the Ordinary Course of Business;
(B)    any sale, transfer or lease of assets in the Ordinary Course of Business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business, in an aggregate amount not to exceed $5,000,000 in any fiscal year; provided that the assets that are the subject of such disposition are not included in the US-Canada Formula Amount, the English Formula Amount or the French Formula Amount;
(C)    any sale, transfer or lease of assets in the Ordinary Course of Business which are replaced by substitute assets to the extent that the proceeds of any such disposition are used to acquire replacement assets which is subject to Agent's first priority security interest;
(D)    Sale and Leaseback Transactions in an aggregate amount not to exceed $30,000,000;
(E)    dispositions of customer accounts receivable in connection with Vendor Financing Program;
(F)    asset transfers (i) between Loan Parties and their Subsidiaries contemplated by Section 7.1(a)(vi) and (ii) in which an Excluded Subsidiary (other than the Insurance Subsidiary) is the transferor and a Loan Party or Foreign Excluded Subsidiary is the transferee;
(G)    dispositions constituting conversion of cash equivalents into other cash equivalents;
(H)    dispositions constituting casualty events;
(I)    grants of Permitted Encumbrances;
(J)    waivers of contract rights in the Ordinary Course of Business;
(K)    dispositions, other than those specifically excepted pursuant to clauses (A) through (J) above, made on or after the Fourth Amendment Closing Date in an aggregate amount not to exceed $40,000,000; provided that prior to and after giving effect to any such disposition (i) no Default or Event of Default exists or is continuing including, without limitation, after giving pro-forma effect to the exclusion of the assets that are the subject of such disposition from the US-Canada Formula Amount, the English Formula Amount or the French Formula Amount, as applicable and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(L)    the GCMI Inventory Sale and the GCMI Disposition; and
(M)    asset transfers between US-Canada Loan Parties.
Permitted Encumbrances shall mean any of the following:
(A)    Liens in favor of Agents for the benefit of Agent and Lenders, including without limitation, Liens securing Hedge Liabilities and Cash Management Products and Services;

(B)    Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested;
(C)    deposits or pledges (and, with respect to the French Borrowers and the French Guarantors, Liens) to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(D)    deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business;
(E)    Liens arising by virtue of the rendition, entry or issuance against any Borrower or any Subsidiary, or any property of any Borrower or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof;
(F)    carriers', repairmens', mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested;
(G)    Liens placed upon fixed assets securing Indebtedness permitted under clause (C) of the definition of Permitted Indebtedness, provided that any such lien shall not encumber any property of any Loan Party other than the assets so acquired or leased;
(H)    easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Borrowers and their Subsidiaries;
(I)    Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date (and any extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Borrower other than the property and assets to which they apply as of the Closing Date;
(J)    Liens on (i) assets of Foreign Excluded Subsidiaries; (ii) to the extent consented to by the Applicable Required Lenders, Equity Interests owned by Loan Parties in first tier Foreign~~-~~ Excluded Subsidiaries, in either case securing Indebtedness of Foreign Excluded Subsidiaries permitted under clauses L and M of the definition of Permitted Indebtedness and (iii) bank accounts arising under clause 24 or clause 25 of the General Banking Conditions of the Dutch Bankers' Association (Nederlandse Vereniging van Banken); and (iv) bank accounts arising under any general term or condition of any bank or financial institution in the Netherlands equivalent to those referred to in paragraph (iii) above; and
(K)    Liens on Mortgage-Eligible Properties securing Indebtedness permitted under clause K of the definition of Permitted Indebtedness.
Permitted Indebtedness shall mean:
(A)    Indebtedness under the Other Documents;
(B)    Existing Indebtedness as set forth on Schedule 7.8 and any refinancing, refunding, extension or renewal thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and the direct or any contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension; provided further, that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to Loan Parties or Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
(C)    Indebtedness secured by Purchase Money Security Interests and Synthetic Lease Obligations, which when added with all Capitalized Lease Obligations, does not exceed $20,000,000 in the aggregate;
(D)    Intercompany Indebtedness between or among the Company and its Subsidiaries and between or among the Subsidiaries in the Ordinary Course of Business and consistent with past practice, provided that such intercompany Indebtedness shall be unsecured and the intercompany Indebtedness owed to one or more of the Loan Parties by a non-Loan Party Subsidiary shall be evidenced by a promissory note and pledged as Collateral hereunder; provided further, that the amount of intercompany Indebtedness extended by Loan Parties to non-Loan Party Subsidiaries after the Closing Date shall not exceed $15,000,000 in the aggregate at any time outstanding;
(E)    Any (a) Lender-Provided Interest Rate Hedge or Lender-Provided Foreign Currency Hedge, (b) other Interest Rate Hedge or Foreign Currency Hedge or (c) Indebtedness under any Cash Management Products and Services; provided, however, that Loan Parties and their Subsidiaries shall enter into a Lender-Provided Interest Rate Hedge or Lender-Provided Foreign Currency Hedge or another Interest Rate Hedge or Foreign Currency Hedge only for hedging (rather than speculative) purposes.
(F)    Indebtedness under the 2022 Convertible Notes, the 2024 Convertible Notes and the 2026 Convertible Notes (in each case, including any guaranties thereof and subject to compliance with Section 7.19);
(G)    Indebtedness under performance, surety, statutory or appeal bonds or with respect to workers' compensation claims or other bonds permitted hereunder and incurred in the Ordinary Course of Business;
(H)    Indebtedness constituting customary indemnification obligations under purchase agreements;
(I)    Performance guarantees by the Company or any Subsidiary with respect to the performance of any obligation of any other Subsidiary entered into in the Ordinary Course of Business consistent with past practice;
(J)    Indebtedness owed to third party financing companies in the form of limited recourse obligations that finance receivables of customers of Loan Parties and their Subsidiaries in the ordinary Course of Business; provided such Indebtedness shall not exceed at any time outstanding the lesser of (i) 75% of the total owed by the customers of the Loan Parties or their Subsidiaries to such financing company and (ii) $30,000,000;

(K)    Other Indebtedness of Loan Parties, US Excluded Subsidiaries and Foreign Excluded Subsidiaries in an aggregate amount at any time outstanding not to exceed $30,000,000;
(L)    Indebtedness of Foreign Excluded Subsidiaries and the European Loan Parties consisting of ordinary course international pooling, cash management and overdraft facilities in an aggregate amount at any time outstanding not to exceed $10,000,000; and
(M)    Indebtedness owed to third party financing companies in the form of factoring of public and government receivables by Foreign Excluded Subsidiaries incorporated in Denmark, Sweden and/or Norway in the Ordinary Course of Business; provided that such Indebtedness shall not exceed at any time outstanding $9,000,000.
Permitted Investments shall mean investments in:
(A)    obligations issued or guaranteed by the United States of America or any agency thereof;
(B)    commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating);
(C)    certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency;
(D)    obligations issued or guaranteed by Canada or any agency thereof;
(E)    certificates of time deposit and bankers' acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by Canada of a commercial bank if (i) such bank has a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000), or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency;
(F)    investments under the 2022 Convertible Notes Hedge Transaction, in an amount not to exceed $20,000,000 (net of the proceeds payable to the Company in respect of any related 2022 Convertible Notes Warrant Transaction), and investments under the 2026 Convertible Notes Hedge Transaction;
(G)    U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof;
(H)    ~~Investments~~investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(I)    advances to officers, directors and employees in the Ordinary Course of Business consistent with past practice, for travel, entertainment, relocation and analogous ordinary business purposes;

(J)    ~~Investments~~investments listed on Schedule 7.4;
(K)    ~~Investments~~investments by the Company and its Subsidiaries in the Company and its Subsidiaries and ~~Investments~~investments by non-Loan Party Subsidiaries in Loan Parties, in each case in the Ordinary Course of Business and consistent with past practice; provided further, that the amount of investments by Loan Parties in non-Loan Party Subsidiaries made after the Closing Date (including in the form of intercompany Indebtedness (y) owed to one or more of the Loan Parties by a non-Loan Party Subsidiary and (z) owed to one or more non-Loan Party Subsidiaries by a Loan Party pursuant to clause (D) of the definition of Permitted Indebtedness) shall not exceed $15,000,000 in the aggregate at any time outstanding;
(L)    Guaranties permitted by Section 7.3;
(M)    ~~Investments~~investments consisting of key man life insurance;
(N)    ~~Investments~~investments made under Cash Management Products and Services;
(O)    ~~Investments~~investments with respect to Indebtedness permitted under clause (L) of the definition of Permitted Indebtedness; and
(P)    investments consisting of Permitted Acquisitions.
Person shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, provincial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
Plan shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Borrower or any member of the Controlled Group or to which any Borrower or any member of the Controlled Group is required to contribute.
Pledge Agreement shall mean that certain Pledge Agreement executed by each of the US-Canada Loan Parties in favor of Agent dated as of the Closing Date and any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.
PNC shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.
PPSA shall mean the Personal Property Security Act (Ontario), or any other applicable Canadian federal or provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens or hypothecs on movable property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the PPSA shall be construed to also refer to any successor sections.
Priority Payables shall mean (a) the full amount of the liabilities of any applicable Person which (i) have a trust imposed to provide for payment including any trust, Lien or claim in favour of any subcontractors, or a security interest, pledge, Lien, hypothec or charge, in each case ranking or capable of ranking senior to or pari passu with security interests, Liens, hypothecs or charges securing the Obligations on any Collateral, in each case under any federal, provincial, state, county, district, municipal, local or foreign Applicable Law, or (ii) have a right imposed to provide for payment secured by a Lien ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages (including, without limitation, under the Bankruptcy and Insolvency Act (Canada)), withholding taxes, value added taxes and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay (including, without limitation, under the Bankruptcy and Insolvency Act (Canada)), severance and termination pay, workers' compensation obligations, government royalties or pension obligations in each case to the extent such trust, or security interest, Lien, hypothec or charge, ranking or capable of ranking senior or pari passu with security interests, Liens, hypothecs or charges securing Obligations on any Collateral has been or may be imposed, or (iii) rank or are capable of ranking in priority to the Liens granted to the Applicable Agent to secure the Obligations, by statute or otherwise and (b) the amount equal to the aggregate value of the Inventory which the Agent, in good faith, and on a reasonable basis, considers is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier's right has priority over the security interests, Liens, hypothecs or charges securing the Obligations, including, without limitation, Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any Applicable Laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction.
Projections shall have the meaning set forth in Section 5.9(a) hereof.
Properly Contested shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) Agent has established reserves in respect of Priority Payables regarding the Canadian Loan Parties, as applicable; (d) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (e) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness or taxes unless such Lien (i) does not attach to any Receivables or Inventory or Fixed Assets, (ii) is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and (iii) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (f) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.
Proposed Reorganization shall mean the proposed reorganization of the Company's European holding company structure which will result in a change from the current structure to the proposed structure as shown on Exhibit 1.2(c), in accordance with Sections 6.17 and 7.1(a).
Protective Advances shall have the meaning set forth in Section 16.2(f) hereof.
~~Published Rate shall mean the rate of interest published each Business Day in the Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the Euro-Rate for a one month period as published in another publication selected by Agent).~~
Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such

Loan Party or Subsidiary for the purchase of such tangible personal property other than Eligible Inventory or Eligible Fixed Assets.
Purchasing CLO shall have the meaning set forth in Section 16.3(d) hereof.
Purchasing Lender shall have the meaning set forth in Section 16.3(c) hereof.
Qualified ECP Loan Party shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000 or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.
Qualifying Lender shall mean, in relation to a payment by a Loan Party under this Agreement or an Other Document, a Lender which is beneficially entitled to interest payable to that Lender under this Agreement or that Other Document and which;
~~(a)~~ (a) fulfills the conditions applicable to that Lender imposed by the domestic law of the United Kingdom in order for a payment of interest not to be subject to (or, as the case may be, to be exempt from) any Tax Deduction; or
~~(b)~~ (b) is a Treaty Lender.
RCRA shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
Real Property shall mean all of the now or hereafter owned and leased real property of any Borrower, including without limitation as identified on Schedule 4.4 hereto.
Receivables shall mean and include, as to each Loan Party, all of such Loan Party's accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party's contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
Reference Currency shall have the meaning specified in the definition of Equivalent Amount.
Register shall have the meaning set forth in Section 16.3(e) hereof.
Reimbursement Obligation shall have the meaning set forth in Section 2.13(b) hereof.
Release or Releases shall have the meaning set forth in Section 5.11(c) hereof.
Relevant Interbank Market shall mean in relation to Euro, British Pounds Sterling, Japanese Yen or Swiss Francs, the London Interbank Market, and in relation to any other currencies, the applicable offshore interbank market. Notwithstanding the foregoing, the references to the currencies listed in this definition shall only apply if such currencies are or become available as Optional Currencies in accordance with the terms hereof.
Replacement Lender shall have the meaning set forth in Section 3.11 hereof.
Reportable Compliance Event shall mean that (1) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, ~~or~~ custodially detained, penalized or the subject of an assessment for a penalty or enters into a settlement with an Governmental Body in connection with any economic sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations ~~is in actual or probable~~represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (2) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Agent to be in violation of any Anti-Terrorism Law, including a Covered Entity’s use of any proceeds of the credit facility to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Country or Sanctioned Person; (3) any Collateral becomes Embargoed Property; or (4) any Covered Entity otherwise violates, or reasonably believes that it will violate, any of the representations in Section 5.37 or Section 5.38 or covenants and representations in Section 16.18.
Reportable ERISA Event shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.
Required Lenders for Eligibility shall mean (a) with respect to the US-Canada Facility, US-Canada Lenders (not including US-Canada Swing Loan Lender (in its capacity as such US-Canada Swing Loan Lender) or any Defaulting Lender) holding at least sixty-six and two-thirds percent (66 2/3%) of the US-Canada Advances and, if no US-Canada Advances are outstanding, shall mean US-Canada Lenders holding sixty-six and two thirds-percent (66 2/3%) of the US-Canada Revolving Commitment Percentages, (b) with respect to the English Facility, English Lenders (not including European Swing Loan Lender (in its capacity as such European Swing Loan Lender) or any Defaulting Lender) holding at least sixty-six and two-thirds percent (66 2/3%) of the English Advances and, if no English Advances are outstanding, shall mean English Lenders holding sixty-six and two thirds-percent (66 2/3%) of the English Revolving Commitment Percentages and (c) with respect to the French Facility, French Lenders (not including European Swing Loan Lender (in its capacity as such European Swing Loan Lender) or any Defaulting Lender) holding at least sixty-six and two-thirds percent (66 2/3%) of the French Advances and, if no French Advances are outstanding, shall mean French Lenders holding sixty-six and two thirds-percent (66 2/3%) of the French Revolving Commitment Percentages.
Reserve Percentage shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").
Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Revolving Advances shall mean collectively, the US-Canada Revolving Advances and the European Advances other than Letters of Credit and the Swing Loans.

Revolving Commitment shall mean, as to any Lender, the aggregate of its US-Canada Revolving Commitment, English Revolving Commitment or French Revolving Commitment.
Revolving Commitment Amount shall mean, as to any Lender, the aggregate of such Lender's US-Canada Revolving Commitment Amount, English Revolving Commitment Amount and French Revolving Commitment Amount.
Revolving Commitment Percentage shall mean, singularly or collectively as the context may require, any Lender's US-Canada Revolving Commitment Percentage and/or English Revolving Commitment Percentage and/or French Revolving Commitment Percentage.
Revolving Credit Note shall mean, collectively, the US-Canada Revolving Credit Notes.
Revolving Interest Rate shall mean, singularly or collectively as the context may require, the US-Canada Revolving Interest Rate and the European Revolving Interest Rate.
RFR means, for any RFR Loan denominated in British Pounds Sterling, SONIA.
RFR Administrator means the SONIA Administrator.
RFR Business Day means, for any European Advance denominated in British Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.
RFR Interest Day has the meaning specified in the definition of Daily Simple RFR.
RFR Interest Payment Date means with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the final day of the Term.
RFR Loan means an Advance that bears interest at a rate based on the Adjusted Daily Simple RFR.
RoT Supplier means any supplier of goods to a French Borrower, the terms in relation to whom contain retention of title (réserve de propriété) or extended retention of title provisions.
Sale and Leaseback Transaction shall mean, with respect to the Company and its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer any property used in its business and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean ~~any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity, or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law~~(a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially

Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Country; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Governmental Body of a jurisdiction whose laws apply to this Agreement.
SEC shall mean the Securities and Exchange Commission and any other similar applicable authority or Governmental Body in any applicable jurisdiction or any successor thereto.
Secured Parties shall mean, collectively, each Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates of any Agent or any Lender to whom any Hedge Liabilities or Cash Management Liabilities are owed and with each other holder of any of the Obligations, and the respective successors and assigns of each of them and Secured Party shall mean any of them.
Securities Act shall mean the Securities Act of 1933, or any similar applicable statute or Laws in any applicable jurisdiction, as amended.
Settlement shall have the meaning set forth in Section 2.5(d) hereof.
Settlement Date shall have the meaning set forth in Section 2.5(d) hereof.
SONIA means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day (provided that for any Overnight Rate Loans denominated in British Pounds Sterling, SONIA shall be based on the published rate for SONIA as of the Business Day such Overnight Rate Loan is advanced).
SONIA Administrator means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
SONIA Administrator’s Website means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
SOFR shall mean, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
SOFR Determination Date shall have the meaning set forth in the definition of Daily Simple SOFR.
SOFR Floor means a rate of interest per annum equal to zero basis points (0.00%).
SOFR Rate Day shall have the meaning set forth in the definition of Daily Simple SOFR.
SOFR Reserve Percentage shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve

System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.
Specified Canadian Pension Plan means any Canadian Pension Plan which contains a "defined benefit provision", as defined in subsection 147.1(1) of the Income Tax Act (Canada).
Statutory Reserve Rate means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the European Agent is subject with respect to the Adjusted EURIBOR Rate for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Revolving Commitments or the funding of the Advances. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
Subsidiary shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
Subsidiary Stock shall mean (a) with respect to the Equity Interests issued to a Borrower or Guarantor by any Subsidiary (other than a Foreign Excluded Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Borrower or Guarantor by any Foreign Excluded Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956(c)(2)) and (ii) 66% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Excluded Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Borrower and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)).
Swap shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender-Provided Interest Rate Hedge, or a Lender-Provided Foreign Currency Hedge.
Swing Loan Lender shall mean, singularly or collectively as the context may require, the US-Canada Swing Loan Lender and the European Swing Loan Lender.
Swing Loan Notes shall mean the US-Canada Swing Loan Note.

Swing Loans shall mean, singularly or collectively as the context may require, the US-Canada Swing Loans and the European Swing Loans.
Synthetic Lease Obligation shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any insolvency proceeding to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
Target Day means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the European Agent to be a suitable replacement) is open for the settlement of payments in Euros.
TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.
Tax Authority means any nation, sovereign or government, any state, province, territory or other political subdivision thereof (whether state, provincial or local) and any entity or authority (including any European supranational body) anywhere in the world exercising a fiscal, revenue, customs or excise function (including without limitation, HM Revenue and Customs).
Tax Deduction means a deduction or withholding for or on account of Tax from a payment under this Agreement or an Other Document.
Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, fines, additions to tax or penalties applicable thereto, and references to "Tax" shall be construed accordingly.
Term shall have the meaning set forth in Section 13.1 hereof.
Term Benchmark Loan refers to Advances bearing interest at a rate determined by reference to the Term SOFR Rate or the Adjusted EURIBOR Rate (as applicable).
Term SOFR Administrator means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Applicable Agent in its reasonable discretion).
Term SOFR Rate shall mean, with respect to any Term SOFR Rate Loan for any Interest Period, the interest rate per annum determined by the Applicable Agent by dividing (the resulting quotient rounded upwards, at the Applicable Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage. If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. Local Time on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term

SOFR Determination Date. If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.
Term SOFR Rate Loan means an Advance that bears interest based on Term SOFR Rate.
Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR.
Termination Event shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Borrower or any member of the Controlled Group from a Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not diligent, upon any Borrower or any member of the Controlled Group.
Threshold Assets shall have the meaning set forth in Section 5.32 hereof.
Toxic Substance shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
Transfer Date shall have the meaning set forth in Section 3.10(g)(v)(B) hereof.
Transferee shall have the meaning set forth in Section 16.3(d) hereof.
Treaty Lender means, in relation to a payment made by a Loan Party under this Agreement or an Other Document, a Lender which:
~~(a)~~ (a) is treated as resident of a Treaty State for the purposes of the relevant Treaty;
~~(b)~~ (b) does not carry on business in the relevant Loan Party's jurisdiction of tax residence through a permanent establishment with which that Lender's participation in the relevant Advance is effectively connected, or in the case of the double taxation convention between the United Kingdom and the United States of America signed 24 July 2001 (as amended), through a permanent establishment to which interest arising from that Lender's participation in the relevant Advance is attributable; and
~~(c)~~ (c) fulfills any other conditions applicable to that Lender which must be fulfilled under the Treaty in order to obtain exemption from Tax imposed on interest payments due by that Loan Party under this Agreement or an Other Document, subject to completing the applicable procedural formalities.

Treaty State means a jurisdiction having a double taxation agreement with the United Kingdom (a "Treaty") which makes provision for full exemption from Tax imposed by the United Kingdom on payments of interest.
~~2024 Convertible Notes shall mean any notes issued in the Private Exchange.~~
~~Unexchanged 2021 Convertible Notes shall mean any 2021 Convertible Notes which remain outstanding after giving effect to the Phase 1 Private Exchange.~~
~~Unexchanged 2022 Convertible Notes shall mean any 2022 Convertible Notes which remain outstanding after giving effect to the Phase 2 Private Exchange~~
UK Financial Institutions means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Uniform Commercial Code shall have the meaning set forth in Section 1.3 hereof.
US Borrowers shall mean the Persons from time to time listed on Annex A hereto, and shall include any Person who may hereafter join this Agreement as a US Borrower.
US Collateral shall mean and include all right, title and interest of each US Loan Party in all of the following property and assets of such US Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:
(A)    all Receivables and all supporting obligations relating thereto;
(B)    all equipment and fixtures;
(C)    all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;
(D)    all Inventory;
(E)    all Subsidiary Stock, securities, investment property, and financial assets;
(F)    all contract rights, rights of payment which have been earned under a contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;
(G)    all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any such Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (A) through (F) of this definition; and
(H)    all proceeds and products of the property described in clauses (A) through (G) of this definition, in whatever form. It is the intention of the parties that if Agent shall fail to have a perfected Lien in any particular property or assets of any such Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Agent against the applicable US Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such US Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such "proceeds" of such particular property or assets shall be included in the US Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code).
Notwithstanding the forgoing, US Collateral shall not include any Excluded Property.
US Excluded Subsidiaries shall mean the Subsidiaries listed on Schedule 5.2(b) and which are organized under the laws of the United States of America, any State thereof or the District of Columbia.
US Guarantors shall mean the Persons from time to time listed on Annex B hereto, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.
US Inventory Advance Rate shall have the meaning specified in the definition of US-Canada Formula Amount.
US Inventory NOLV Advance Rate shall have the meaning specified in the definition of US-Canada Formula Amount.
US Loan Parties shall mean the US Borrowers and US Guarantors.
US Receivables Advance Rate shall have the meaning specified in the definition of US-Canada Formula Amount.
US-Canada Advance Rates shall have the meaning specified in the definition of US-Canada Formula Amount.
US-Canada Advances shall mean and include the US-Canada Revolving Advances, the US-Canada Letters of Credit and the US-Canada Swing Loans.
US-Canada Applicable Margin shall mean for US-Canada Revolving Advances, US-Canada Swing Loans and US-Canada Letter of Credit Fees as of the Closing Date and through and including the date immediately prior to the first Adjustment Date (as defined below), the applicable percentage specified below:

US-Canada Applicable Margin For Domestic Rate Loans (US-Canada Revolving Advances and US-Canada Swing Loans)	US-Canada Applicable Margin For ~~Euro-~~Term SOFR Rate Loans (US-Canada Revolving Advances)	Applicable US-Canada Letter Of Credit Fee Rate
1.50%	2.50%	2.50%

The US-Canada Applicable Margin for US-Canada Revolving Advances, US-Canada Swing Loans and US-Canada Letter of Credit Fees shall be (i) adjusted as of the 1st day of each fiscal quarter of the Company, commencing October 1, 2015 and as of the first day of each fiscal quarter thereafter (i.e., the 1st day of each April, July, October and January), based upon the Borrowing Base Certificates (and related information) delivered to the Agent, in accordance with Section 9.2, with respect to the months or weeks, as applicable, comprising the immediately preceding fiscal quarter (each, an "Adjustment Date"), commencing with the delivery by the Company of the Borrowing Base Certificate in each of the months or weeks, as the case may be, comprising the fiscal quarter of the Company ending September 30, 2015, (ii) based upon the calculation by the Agent of the US-Canada Quarterly Average Undrawn Availability for such fiscal quarter and (iii) equal to the percent per annum set forth in the pricing table below corresponding to such US-Canada Quarterly Average Undrawn Availability. In the event that any Borrowing Base Certificate (and related information) is not provided to the Agent in accordance with Section 9.2, the US-Canada Applicable Margin for US-Canada Revolving Advances, US-Canada Swing Loans and US-Canada Letter of Credit Fees shall be set at the percent per annum corresponding to Tier III below as of the 1st day of the fiscal quarter of the Company following the month or week, as the case may be, in respect of which any such Borrowing Base Certificate was required to be so delivered and shall continue at Tier III until the earlier of (A) the delivery to the Agent of the required Borrowing Base Certificate (from and after which time the US-Canada Applicable Margin shall be calculated based on the respective US-Canada Quarterly Average Undrawn Availability until the US-Canada Applicable Margin is recalculated in accordance with this definition) and (B) the next Adjustment Date, if any (at which time the US-Canada Applicable Margin shall be calculated in accordance with the terms of this definition).

Tier	US-Canada Quarterly Average Undrawn Availability	US-Canada Applicable Margins For Domestic Rate Loans (US-Canada Revolving Advances and Swing Loans)	US-Canada Applicable Margins For ~~Euro-~~Term SOFR Rate Loans (US-Canada Revolving Advances)	Applicable US-Canada Letter of Credit Fee Rates
I	Greater than or equal to 66⅔% of the Maximum US-Canada Revolving Advance Amount	1.25%	2.25%	2.25%
II	Greater than or equal to 33⅓% of the Maximum US-Canada Revolving Advance Amount, but less than 66⅔% of the Maximum US-Canada Revolving Advance Amount	1.50%	2.50%	2.50%
III	Less than 33⅓% of the Maximum US-Canada Revolving Advance Amount	1.75%	2.75%	2.75%

Notwithstanding anything to the contrary contained herein, no downward adjustment in any US-Canada Applicable Margin shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Any increase in interest rates and/or other fees payable by Loan Parties under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Sections 9.7 or 9.8 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2 hereof.
If, as a result of any restatement of, or other adjustment to, any Borrowing Base Certificate, or the financial statements of Borrowers on a Consolidated Basis, or for any other reason, Agent determines that (a) the US-Canada Quarterly Average Undrawn Availability as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the US-Canada Quarterly Average Undrawn Availability for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the US-Canada Quarterly Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding US-Canada Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of the applicable Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the US-Canada Quarterly Average Undrawn Availability would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding US-Canada Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and applicable Lenders shall have no obligation to repay interest or fees to Borrowers;

provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the US-Canada Quarterly Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by US-Canada Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.
US-Canada Borrowers shall mean the US Borrowers and the Canadian Borrowers.
US-Canada Borrowers' Account shall have the meaning set forth in Section 2.9 hereof.
US-Canada Borrowing Agent shall mean the Company.
US-Canada Borrowing Base Certificate shall mean a certificate in substantially the form of Exhibit 1.2(a) hereto duly executed by the Chief Executive Officer, Chief Financial Officer, Assistant Treasurer or Corporate Controller of the Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the US-Canada Formula Amount and calculation thereof as of the date of such certificate.
US-Canada Collateral shall mean US Collateral and Canadian Collateral.
US-Canada Facility means, collectively, the US-Canada Revolving Commitment and the extensions of credit made thereunder.
US-Canada Formula Amount shall mean an amount equal to the sum of an amount equal to the sum of:
(A)    up to 85% (the "US Receivables Advance Rate") of Eligible Domestic Receivables (subject to specific caps on terms ranging from 0 to 120 days as set forth in the definition of Eligible Receivables), plus
(B)    the lesser of (i) 70% of the value of the Eligible Domestic Inventory and Eligible Foreign In-Transit Inventory valued at the lower of cost or market, on a first-in, first-out basis (the "US Inventory Advance Rate"), or (ii) 85% of the appraised net orderly liquidation value of Eligible Domestic Inventory and Eligible Foreign In-Transit Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion) (the "US Inventory NOLV Advance Rate", together with the US Inventory Advance Rate and the US Receivables Advance Rate, collectively, the "Advance Rates"), provided that the aggregate amount included in the US-Canada Formula Amount pursuant to this clause (B) and the below clause (E) may not exceed $30,000,000 in the aggregate at any time, provided further that the aggregate amount of Eligible Foreign In-Transit Inventory included in the US-Canada Formula Amount may not exceed $2,400,000 in the aggregate at any time, plus
(C)    the lesser of (i) 80% of the appraised orderly liquidation value of domestic Eligible Fixed Assets (as evidenced by a Fixed Asset appraisal satisfactory to Agent in its Permitted Discretion, which was completed on or about the Eighth Amendment Effective Date) and (ii) the Fixed Asset Cap amount, plus
(D)    up to 85% (the "Canadian Receivables Advance Rate") of the Dollar Equivalent Amount of Eligible Canadian Receivables (subject to specific caps on terms ranging from 0 to 120 days as set forth in the definition of Eligible Receivables), plus

(E)    the lesser of (i) 70% of the Dollar Equivalent Amount of the value of the Eligible Canadian Inventory valued at the lower of cost or market, on a first-in, first-out basis (the "Canadian Inventory Advance Rate"), or (ii) 85% of the Dollar Equivalent Amount of the appraised net orderly liquidation value of Eligible Canadian Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion) (the "Canadian Inventory NOLV Advance Rate", together with the Canadian Inventory Advance Rate and the Canadian Receivables Advance Rate, collectively, the "Canadian Advance Rates"); provided that the aggregate amount included in the US-Canada Formula Amount pursuant to this clause (E) and the above clause (B) may not exceed $30,000,000 in the aggregate at any time; provided further, that the aggregate amount included in the US-Canada Formula Amount pursuant to this clause (E) and the above clause (D) may not exceed the Maximum Canadian Revolving Advance Amount, minus
(F)    the aggregate amount of any outstanding US-Canada Swing Loans, minus
(G)    the aggregate Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit, minus
(H)    the Availability Block, minus
(I)    such reserves, including without limitation, Freight and Duty Reserve and reserves in respect of Priority Payables, established by Agent from time to time in its Permitted Discretion.
US-Canada Guarantors shall mean the US Guarantors and the Canadian Guarantors.
US-Canada Increasing Lender shall have the meaning as set forth in Section 2.23(a) hereof.
US-Canada Lender shall mean each Lender with an US-Canada Revolving Commitment.
US-Canada Letter of Credit Fees shall have the meaning set forth in Section 3.2 hereof.
US-Canada Letter of Credit Sublimit shall mean $20,000,000.
US-Canada Letters of Credit shall have the meaning set forth in Section 2.10 hereof.
US-Canada Loan Parties shall mean collectively the US-Canada Borrowers and the US-Canada Guarantors.
US-Canada New Lender shall have the meaning set forth in Section 2.23(a) hereof.
US-Canada Obligations shall mean that portion of the Obligations arising from, related to or connected with the US-Canada Advances.
US-Canada Participation Commitment shall mean the obligation hereunder of each US-Canada Lender holding a US-Canada Revolving Commitment to buy a participation equal to its US-Canada Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.21(b)(iv) hereof) in the US-Canada Swing Loans made by US-Canada Swing Loan Lender hereunder as provided for in Section 2.3(c) hereof and in the US-Canada Letters of Credit issued hereunder as provided for in Section 2.13(a) hereof.

US-Canada Payment Office shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.
US-Canada Quarterly Average Undrawn Availability shall mean, for any fiscal quarter, the daily average of the aggregate amount of US-Canada Undrawn Availability for such fiscal quarter.
US-Canada Required Lenders shall mean, at any time, US-Canada Lenders (not including any US-Canada Swing Loan Lender (in its capacity as such US-Canada Swing Loan Lender) or any Defaulting Lender) holding greater than fifty percent (50%) of either (a) the aggregate of the US-Canada Revolving Commitment Amounts of all US-Canada Lenders (excluding any Defaulting Lender), or (b) after the termination of all commitments of the US-Canada Lenders hereunder, the sum of (x) the outstanding US-Canada Revolving Advances and US-Canada Swing Loans, plus (y) (i) the aggregate of the ~~US-Canada~~ Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit multiplied by (ii) the US-Canada Revolving Commitment Percentage of all US-Canada Lenders as most recently in effect excluding any Defaulting Lender; provided, however, if there are fewer than three (3) US-Canada Lenders, US-Canada Required Lenders shall mean all US-Canada Lenders (excluding any Defaulting Lender).
US-Canada Revolving Advances shall mean the advances made under Section 2.1(a) by the US-Canada Lenders to the US-Canada Borrowers.
US-Canada Revolving Commitment shall mean, as to any US-Canada Lender, the obligation of such US-Canada Lender (if applicable), to make US-Canada Revolving Advances and participate in US -Canada Swing Loans and US-Canada Letters of Credit, in an aggregate principal and/or face amount not to exceed the US-Canada Revolving Commitment Amount (if any) of such Lender.
US-Canada Revolving Commitment Amount shall mean, (i) as to any US-Canada Lender other than a New Lender, the US-Canada Revolving Commitment amount (if any) set forth below such Lender's name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or 16.3(d) hereof, the US-Canada Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the US-Canada Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.23(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.23 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or 16.3(d) hereof.
US-Canada Revolving Commitment Percentage shall mean, (i) as to any Lender other than a New Lender, the US-Canada Revolving Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or 16.3(d) hereof, the US-Canada Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the US-Canada Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.23(a)(x), in each case as the same may be adjusted upon any increase in the Maximum US-Canada Revolving Advance Amount pursuant to Section 2.23 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or 16.3(d) hereof.
US-Canada Revolving Credit Notes shall have the meaning set forth in Section 2.1(a) hereof.

US-Canada Revolving Facility Usage shall mean at any time, the sum of (i) the outstanding US-Canada Revolving Advances (for purposes of this computation, US-Canada Swing Loans shall be deemed to be US-Canada Revolving Advances) plus (ii) the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit.
US-Canada Revolving Interest Rate shall mean (a) with respect to US-Canada Revolving Advances that are Domestic Rate Loans and US-Canada Swing Loans, an interest rate per annum equal to the sum of the US-Canada Applicable Margin plus the Alternate Base Rate and (b) with respect to ~~Euro-~~Term SOFR Rate Loans, the sum of the US-Canada Applicable Margin plus the ~~Euro-~~Term SOFR Rate.
US-Canada Swing Loan Lender shall mean PNC Bank, National Association.
US-Canada Swing Loan Note shall have the meaning set forth in Section 2.3(a) hereof.
US-Canada Swing Loans shall have the meaning set forth in Section 2.3(a) hereof.
US-Canada Undrawn Availability at a particular date shall mean an amount equal to (a) the lesser of (i) the US-Canada Formula Amount or (ii) the Maximum US-Canada Revolving Advance Amount minus the sum of (x) the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit, plus (y) the aggregate amount of any outstanding US-Canada Swing Loans, plus (z) reserves; and in the case of both (a)(i) and (a)(ii) minus (b) the sum of (i) the outstanding amount of US-Canada Advances (other than US-Canada Letters of Credit and US-Canada Swing Loans), plus (ii) fees and expenses that are accrued and unpaid under this Agreement, the Other Documents and/or each Fee Letter, plus (iii) all amounts due and owing to any Borrower's trade creditors which are outstanding sixty (60) days or more past their due date that are not otherwise on formal extended terms.
US-Canada Undrawn Availability Required Amount shall mean (a) 12.5% of the Maximum US-Canada Revolving Advance Amount for five (5) consecutive Business Days, or (b) 11.25% of the Maximum US-Canada Revolving Advance Amount on any given Business Day. The absolute dollar amount in the preceding clause (b) shall be deemed proportionately increased at the time of any increase in the Maximum US-Canada Revolving Advance Amount~~.~~.
US-Canada Undrawn Availability Test Amount shall mean a dollar amount equal to 20% of the Maximum US-Canada Revolving Advance Amount.
US Tax Obligor means a Loan Party:
~~(c)~~ (a) which is a "United States Person" within the meaning of section 7701(a)(30) of the Code; or
~~(d)~~ (b) some or all of whose payments under this Agreement or an Other Document are from sources within the United States for United States federal income tax purposes.
USA PATRIOT Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
U.S. Government Securities Business Day means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

VAT means:

(a)    any value added tax imposed by the United Kingdom's Value Added Tax Act 1994;
(b)    any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and
(~~b~~c)    any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (~~a~~b) above, or imposed elsewhere.
Vendor Financing shall mean the sale in the Ordinary Course of Business by the Company or any of its Subsidiaries to De Lage Landen Financial Services, Inc. or any other Person that is not an Affiliate of the Company or any of its Subsidiaries of Customer Leases.
Vendor Financing Program shall mean the sale of customer accounts receivables in the Ordinary Course of Business by (i) the Company or any of its Subsidiaries to De Lage Landen Financial Services Inc. under the program in existence at the Eighth Amendment Effective Date and (ii) any Foreign Excluded Subsidiary to De Lage Landen Financial Services Inc. or any other Person that is not an Affiliate of the Company or any of its subsidiaries.
Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.3Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (which together with the PPSA shall be referred to herein as the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper" (and "electronic chattel paper" and "tangible chattel paper"), "commercial tort claims", "deposit accounts", "documents", "equipment", "financial asset", "fixtures", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", "payment intangibles", "proceeds", "promissory note" "securities", "software" and "supporting obligations" as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. In addition, without limiting the foregoing, the terms "accounts", "chattel paper", "goods", "instruments", "intangibles", "proceeds", "securities", "investment property", "document of title", "inventory" and "equipment", as and when used in the description of Collateral located in Canada shall have the meanings given to such terms in the PPSA. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Applicable Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent or European Collateral Agent, as applicable, any agreement entered into by Agent, European Agent or European Collateral Agent, as applicable, pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent, European Agent or European Collateral Agent, as applicable, pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, European Agent or European Collateral Agent, as applicable, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent, European Agent or European Collateral Agent, as applicable, and Lenders. Wherever the phrase "to the best of Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Borrower or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. The inclusion of Permitted Encumbrances in this Agreement is not intended to subordinate and shall not subordinate any Lien created by any of the security contemplated by this Agreement and the Other Documents to any Permitted Encumbrances. All of the property and assets of each of the Canadian Loan Parties, including, without limitation, its Receivables, Fixed Assets and Inventory, shall be valued in, and converted into, the Equivalent Amount in Dollars in accordance with the Agent's customary banking and conversion practices and procedures. References in this

Agreement, in respect of any Loan Party incorporated in France, to (a) "control" includes such term as defined in articles L.233-3 I and II of the French Commercial Code, as amended, and (b) a "Subsidiary" includes any entity of which a relevant Person has direct or indirect control (as defined in article L.233-3 I and II of the French Commercial Code), as amended.
1.5Currency Calculations. All financial statements and Officer's Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating financial covenants and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP.
1.6Term SOFR Notification.     Section 3.8.2 of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.
1.7Conforming Changes Relating to Term SOFR Rate. With respect to the Term SOFR Rate, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document; provided that, with respect to any such amendment effected, the Agent shall provide notice to the Borrowers and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
2.ADVANCES, PAYMENTS.
1.1Revolving Advances.
(a)Amount of US-Canada Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(d), each US-Canada Lender, severally and not jointly, will make US-Canada Revolving Advances to the US-Canada Borrowers in Dollars (provided, that after giving effect to such US-Canada Revolving Advances the US-Canada Revolving Facility Usage shall not exceed the lesser of the Maximum US-Canada Revolving Advance Amount and the US-Canada Formula Amount (without deduction of US-Canada Swing Loans and the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit)) in aggregate amounts outstanding at any time equal to such Lender's US-Canada Revolving Commitment Percentage of the lesser of (x) the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount, less the outstanding amount of US-Canada Swing Loans, less the aggregate Maximum Undrawn Amount of all issued and outstanding US-Canada Letters of Credit and (y) the US-Canada Formula Amount. The US-Canada Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "US-Canada Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of US-Canada Swing Loans and US-Canada Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum US-Canada Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding US-Canada Letters of Credit or (ii) the US-Canada Formula Amount (without deduction of US-Canada Swing Loans).

(b)Amount of English Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(d), each English Lender, severally and not jointly, will make English Revolving Advances to the English Borrowers in British Pounds Sterling, Euros or Dollars, provided, that after giving effect to such English Revolving Advances:
(i)the European Revolving Facility Usage shall not exceed the lesser of (A) the Maximum European Revolving Advance Amount and (B) the European Formula Amount (without deduction of European Swing Loans and the Maximum Undrawn Amount of all outstanding European Letters of Credit); and
(ii)the English Revolving Facility Usage shall not exceed the lesser of (A) the Maximum English Revolving Advance Amount and (B) the English Formula Amount (without deduction of English Swing Loans and the Maximum Undrawn Amount of all outstanding English Letters of Credit), in aggregate amounts outstanding at any time equal to such Lender's English Revolving Commitment Percentage of the lesser of (x) the Maximum English Revolving Advance Amount, less the outstanding amount of English Swing Loans, less the aggregate Maximum Undrawn Amount of all issued and outstanding English Letters of Credit and (y) the English Formula Amount. Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of English Swing Loans and English Revolving Advances at any one time outstanding shall not exceed:
(i)an amount equal to the lesser of (A) the Maximum European Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding European Letters of Credit and (B) the European Formula Amount (without deduction of European Swing Loans);
(ii)an amount equal to the lesser of (A) the Maximum English Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding English Letters of Credit and (B) the English Formula Amount (without deduction of English Swing Loans),
(c)Amount of French Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(d), each French Lender, severally and not jointly, will make French Revolving Advances to the French Borrowers in British Pounds Sterling, Euros or Dollars, provided, that after giving effect to such French Revolving Advances:
(i)the European Revolving Facility Usage shall not exceed the lesser of (A) the Maximum European Revolving Advance Amount and (B) the European Formula Amount (without deduction of European Swing Loans and the Maximum Undrawn Amount of all outstanding European Letters of Credit); and
(ii)the French Revolving Facility Usage shall not exceed the lesser of (A) the Maximum French Revolving Advance Amount and (B) the French Formula Amount (without deduction of French Swing Loans and the Maximum Undrawn Amount of all outstanding French Letters of Credit), in aggregate amounts outstanding at any time equal to such Lender's French Revolving Commitment Percentage of the lesser of (x) the Maximum French Revolving Advance Amount, less the outstanding amount of French Swing Loans, less the aggregate Maximum Undrawn Amount of all issued and outstanding French Letters of Credit and (y) the

French Formula Amount. Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of French Swing Loans and French Revolving Advances at any one time outstanding shall not exceed:
(i)an amount equal to the lesser of (A) the Maximum European Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding European Letters of Credit and (B) the European Formula Amount (without deduction of European Swing Loans); and
(ii)an amount equal to the lesser of (A) the Maximum French Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding French Letters of Credit and (B) the French Formula Amount (without deduction of French Swing Loans).
(d)Discretionary Rights. The Advance Rates may be increased or decreased by the Applicable Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by the Applicable Borrowing Agent. The rights of the Agents under this subsection are subject to the provisions of Section 16.2(b).
(e)Use of Affiliates. Each European Lender and the European Swing Loan Lender at its option may make any European Revolving Advance or European Swing Loan by causing any domestic or foreign branch or Affiliate of such European Lender to make such European Revolving Advance or European Swing Loan (and, in the case of an Affiliate, the provisions of Sections 3.7, 3.8, 3.10 and 3.15 shall apply to such domestic or foreign branch or Affiliate to the same extent as to such European Lender and/or European Swing Loan Lender); provided that any exercise of such option shall not affect the obligation of the European Borrowers to repay such European Revolving Advance or European Swing Loan in accordance with the terms of this Agreement and provided further that any such domestic or foreign branch or Affiliate which is making a French Revolving Advance or French Swing Loan shall be a French Qualifying Lender.
1.2Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.
(a)Requests for Domestic Rate US-Canada Revolving Advances. Borrowing Agent on behalf of any US-Canada Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a US-Canada Borrower's request to incur, on that day, a US-Canada Revolving Advance hereunder.
(b)Requests for ~~Euro-~~Term SOFR Rate Loans under the US-Canada Facility or for European Revolving Advances under the European Facilities. Notwithstanding the provisions of subsection (a) above, (x) with respect to the US-Canada Facility, in the event any US-Canada Borrower desires to obtain a ~~Euro-~~Term SOFR Rate Loan for any US-Canada Advance (other than a US-Canada Swing Loan), and (~~b~~y) with respect to the English Facility or the French Facility, in the event that any European Borrower desires to obtain a European Revolving Advance, the Applicable Borrowing Agent shall give the Applicable Agent written notice by no later than 12:00 p.m. Local Time on the day which is (A) in the case of a Term SOFR Rate Loan, three (3) Business Days prior to the date such ~~Euro-~~Term SOFR Rate Loan ~~or European Revolving Advance~~ is to be borrowed, (B) in the case of a Term Benchmark Loan, three (3) Business Days prior to the date such Term Benchmark Loan is borrowed or (C) in the case of an RFR Loan, five (5) RFR Business Days prior to the date such RFR Loan is borrowed, in each case in substantially the form of the European Borrowing Request specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing (which, in the case of a European Revolving Advance, shall be ~~LIBOR Rate~~Term Benchmark Loans or RFR Loans only), the amount of such Advance to be borrowed (in the case of the English Facility or the French Facility, expressed in the currency in which such European Revolving Advance shall be funded), which amount shall be in a minimum amount of $1,000,000 (or in the case of any currency other than Dollars, an approximate equivalent thereof as determined by the Applicable Agent in its sole discretion) and in integral multiples of $500,000 (or in the case of any currency other than Dollars, an approximate equivalent thereof as determined by the Applicable Agent in its sole discretion) thereafter, and (iii) (where applicable) the duration of the first Interest Period therefor. Interest Periods for ~~Euro-~~Term SOFR Rate Loans or ~~LIBOR Rate~~Term Benchmark Loans shall be for one~~, two~~ or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No ~~Euro-~~Term SOFR Rate Loan, Term Benchmark Loan or ~~LIBOR Rate~~RFR Loan shall be made available to any Borrower during the continuance of an Event of Default. (A) With respect to the US-Canada Facility, after giving effect to each requested ~~Euro-~~Term SOFR Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than six (6) ~~Euro-~~Term SOFR Rate Loans, in the aggregate, and (B) with respect to the English Facility and the French Facility, after giving effect to each requested ~~LIBOR Rate~~Term Benchmark Loan or RFR Loan, there shall not be outstanding more than six (6) ~~LIBOR Rate~~Term Benchmark Loans and RFR Loans, in the aggregate.
(c)Initial Interest Periods. Each Interest Period of a ~~Euro-~~Term SOFR Rate Loan or a ~~LIBOR Rate~~Term Benchmark Loan shall commence on the date such ~~Euro-~~Term SOFR Rate Loan or ~~LIBOR Rate~~Term Benchmark Loan is made and shall end on such date as the Applicable Borrowing Agent may elect as set forth in subsection (b)(y)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for deposits in the relevant currency and no Interest Period shall end after the last day of the Term.
(d)Subsequent Interest Periods. The Applicable Borrowing Agent shall elect the initial Interest Period applicable to a ~~Euro-~~Term SOFR Rate Loan or a ~~LIBOR Rate~~Term Benchmark Loan by its notice of borrowing given to Applicable Agent pursuant to Section 2.2(b) or, in the case of the Borrowing Agent under the US-Canada Facility, by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Applicable Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Applicable Agent of such duration not later than 1:00 p.m. Local Time on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such ~~Euro-~~Term SOFR Rate Loan or ~~LIBOR Rate~~Term Benchmark Loan. If Applicable Agent does not receive timely notice of the Interest Period elected by Applicable Borrowing Agent, (i) under the US-Canada Facility, Borrowing Agent shall be deemed to have elected to convert such ~~Euro-~~Term SOFR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below, and (ii) under the English Facility and the French Facility, European Borrowing Agent shall be deemed to have elected to convert such  ~~LIBOR Rate~~Term Benchmark Loan on the last day of the applicable Interest Period to a ~~LIBOR Rate~~Term Benchmark Loan with an interest period of one (1) month.
(e)Conversion under US-Canada Facility. With respect to the US-Canada Facility only, provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding ~~Euro-~~Term SOFR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a ~~Euro-~~Term SOFR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such ~~Euro-~~Term SOFR Rate Loan. If under the US-Canada Facility, Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 1:00 p.m. Local Time (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a ~~Euro-~~Term SOFR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable ~~Euro-~~Term SOFR Rate Loan) with respect to a conversion from a ~~Euro-~~Term SOFR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a ~~Euro-~~Term SOFR Rate Loan, the duration of the first Interest Period therefor.
(f)Prepayment of ~~Euro-~~Term SOFR Rate Loans and ~~LIBOR Rate~~Term Benchmark Loans and RFR Loans. At its option and upon written notice given prior to 11:00 a.m. Local Time on the date of such prepayment (or, in the case of RFR Loans, prior to 11:00 a.m. Local Time, five (5) Business Days prior to the date or such prepayment), any Borrower may, subject to Section 2.2(g) hereof, prepay the ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans and the amount of such prepayment. In the event that any prepayment of a ~~Euro-~~Term SOFR Rate Loan or a ~~LIBOR Rate~~Term Benchmark Loan is required or permitted on a date other than the last Business Day of the then current Interest Period (or other than on an RFR Interest Payment Date with respect to the prepayment of an RFR Loan) with respect thereto, the applicable Borrowers shall indemnify the Agents and Lenders therefor in accordance with Section 2.2(g) hereof.
(g)Indemnification. Each Borrower shall indemnify Agents and Lenders and hold Agents and Lenders harmless from and against any and all losses or expenses that Agents and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any ~~Euro-~~Term SOFR Rate Loan, Term Benchmark Loan or ~~LIBOR Rate~~RFR Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a ~~Euro-~~Term SOFR Rate Loan, a Term Benchmark Loan or ~~a LIBOR Rate~~an RFR Loan after notice thereof has been given, including, but not limited to, any interest payable by any of the Agents or Lenders to lenders of funds obtained by it in order to make or maintain its ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by any of the Agents or any Lender to Applicable Borrowing Agent shall be conclusive absent manifest error.
(h)Deemed Requests. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with any Agent or any Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request under the applicable Facility for a Revolving Advance, in the case of the US-Canada Facility, maintained as a Domestic Rate Loan or, in the case of the English Facility or the French Facility, a ~~LIBOR Rate~~Term Benchmark Loan or an RFR Loan in the Applicable European Currency with, in the case of a Term Benchmark Loan, an Interest Period of one (1) month, in each case as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.
(i)Illegality. Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (i), the term "Lender" shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans) to make or maintain its ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans, the obligation of Lenders (or such affected Lender) to make ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans hereunder shall forthwith be cancelled and the applicable Borrowers shall, if any affected ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans are then outstanding, promptly upon request from Applicable Agent, either pay all such affected ~~Euro-~~Term SOFR Rate Loans, Term Benchmark Loans or ~~LIBOR Rate~~RFR Loans or, in the case of loans under the US-Canada Facility, convert such affected ~~Euro-~~Term SOFR Rate Loans into loans of another type. If any such payment or conversion of any ~~Euro-~~Term SOFR Rate Loan, Term Benchmark Loan or ~~LIBOR Rate~~RFR Loan is made on a day that is not the last day of the Interest Period applicable to such ~~Euro-~~Term SOFR Rate Loan or ~~LIBOR Rate~~Term Benchmark Loan, or is not an RFR Interest Payment Date in relation to an RFR Loan, the applicable Borrowers shall pay Applicable Agent, upon Applicable Agent's request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Applicable Borrowing Agent shall be conclusive absent manifest error.
1.3Swing Loans.
(a)US-Canada Swing Loans. Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between US-Canada Lenders and Agent for administrative convenience, Agent, US-Canada Lenders holding US-Canada Revolving Commitments and US-Canada Swing Loan Lender agree that in order to facilitate the administration of this Agreement, US-Canada Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances in Dollars ("US-Canada Swing Loans") available to US-Canada Borrowers as provided for in this Section 2.3(a) at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum US-Canada Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of US-Canada Swing Loans and the US-Canada Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum US-Canada Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit or (ii) the US-Canada Formula Amount (without deduction of US-Canada Swing Loans). All US-Canada Swing Loans shall be Domestic Rate Loans only. US-Canada Borrowers may borrow (at the option and election of US-Canada Swing Loan Lender), repay and reborrow (at the option and election of US-Canada Swing Loan Lender) US-Canada Swing Loans and US-Canada Swing Loan Lender may make US-Canada Swing Loans as provided in this Section 2.3(a) during the period between Settlement Dates. All US-Canada Swing Loans shall be evidenced by a secured promissory note (the "US-Canada Swing Loan Note") substantially in the form attached hereto as Exhibit 2.3(a). US-Canada Swing Loan Lender's agreement to make US-Canada Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of US-Canada Swing Loans by US-Canada Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which US-Canada Swing Loan Lender shall thereafter be obligated to make US-Canada Swing Loans in the future.
(b)Election of US-Canada Swing Loan Lender. Upon either (i) any request by Borrowing Agent for a US-Canada Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by US-Canada Borrowers for a US-Canada Revolving Advance pursuant to the provisions of Section 2.2(h) hereof, US-Canada Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a US-Canada Swing Loan, and may advance same day funds to US-Canada Borrowers as a US-Canada Swing Loan; provided that notwithstanding anything to the contrary provided for herein, US-Canada Swing Loan Lender may not make US-Canada Swing ~~Loan Advances~~Loans if US-Canada Swing Loan Lender has been notified by Agent or by US-Canada Required Lenders that one or more of the applicable conditions set forth in Section 8.3 of this Agreement have not been satisfied or the US-Canada Revolving Commitments have been terminated for any reason.
(c)Participation by US-Canada Lenders in US-Canada Swing Loans. Upon the making of a US-Canada Swing Loan (whether before or after the occurrence of a Default or Event of Default and regardless of whether a Settlement has been requested with respect to such US-Canada Swing Loan), each US-Canada Lender holding a US-Canada Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from US-Canada Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such US-Canada Swing Loan in proportion to its US-Canada Revolving Commitment Percentage. US-Canada Swing Loan Lender or Agent may, at any time, require US-Canada Lenders holding US-Canada Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.5(d) below. From and after the date, if any, on which any US-Canada Lender holding a US-Canada Revolving Commitment is required to fund, and funds, its participation in any US-Canada Swing Loans purchased hereunder, Agent shall promptly distribute to such US-Canada Lender its US-Canada Revolving Commitment Percentage of all payments of principal and interest and all proceeds of US-Canada Collateral received by Agent in respect of such US-Canada Swing Loan; provided that no Lender holding a US-Canada Revolving Commitment shall be obligated in any event to make US-Canada Revolving Advances in an amount in excess of its US-Canada Revolving Commitment Amount minus its US-Canada Participation Commitment (taking into account any reallocations under Section 2.21) of the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit.
(d)European Swing Loans. Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between European Lenders and European Agent for administrative convenience, European Agent, European Lenders holding European Revolving Commitments and European Swing Loan Lender agree that in order to facilitate the administration of this Agreement, European Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances in British Pounds Sterling, Euros or Dollars ("European Swing Loans", European Swing Loans made to the English Borrowers being "English Swing Loans" and European Swing Loans made to the French Borrowers being "French Swing Loans") available to European Borrowers as provided for in this Section 2.3(d) at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum English Swing Loan Advance Amount and/or the Maximum

French Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of:
(i)European Swing Loans and the European Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum European Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding European Letters of Credit and (ii) the European Formula Amount (without deduction of European Swing Loans);
(ii)English Swing Loans and the English Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum English Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding English Letters of Credit and (ii) the English Formula Amount (without deduction of English Swing Loans); and
(iii)French Swing Loans and the French Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum French Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding French Letters of Credit and (ii) the French Formula Amount (without deduction of French Swing Loans).
All European Swing Loans shall be Overnight ~~LIBO~~ Rate Loans only. European Borrowers may borrow (at the option and election of European Swing Loan Lender), repay and reborrow (at the option and election of European Swing Loan Lender) European Swing Loans and European Swing Loan Lender may make European Swing Loans as provided in this Section 2.3(d) during the period between Settlement Dates. European Swing Loan Lender's agreement to make English Swing Loans and/or French Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of European Swing Loans by European Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which European Swing Loan Lender shall thereafter be obligated to make European Swing Loans in the future.
(e)Election of European Swing Loan Lender. Upon either (i) any request by European Borrowing Agent for a European Revolving Advance under the English Facility or the French Facility, which request shall include the currency in which such European Revolving Advance shall be denominated or (ii) the occurrence of any deemed request by European Borrowers for a European Revolving Advance pursuant to the provisions of Section 2.2(h) hereof, European Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a European Swing Loan, and may advance same day funds to European Borrowers as an English Swing Loan or French Swing Loan (as applicable); provided that notwithstanding anything to the contrary provided for herein, European Swing Loan Lender may not make European Swing Loans if European Swing Loan Lender has been notified by any Agent or by European Required Lenders that one or more of the applicable conditions set forth in Section 8.3 of this Agreement have not been satisfied and may not make (i) English Swing Loans if the English Revolving Commitments have been terminated for any reason or (ii) French Swing Loans if the French Revolving Commitments have been terminated for any reason.
(f)Participation by European Lenders in European Swing Loans. Upon the making of an English Swing Loan or a French Swing Loan (whether before or after the occurrence of a Default or Event of Default and regardless of whether a Settlement has been requested with respect to such European Swing Loan), each European Lender holding a European Revolving Commitment in the relevant Facility shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from European Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such English Swing Loan or French Swing Loan in proportion to its English Revolving Commitment Percentage or French Revolving Commitment Percentage (as applicable). European Swing Loan Lender or European Agent may, at any time, require European Lenders holding European Revolving Commitments in the relevant Facility to fund such participations by means of a Settlement as provided for in Section 2.5(d) below. From and after the date, if any, on which any European Lender holding a European Revolving Commitment in the relevant Facility is required to fund, and funds, its participation in any European Swing Loans purchased hereunder, European Agent shall promptly distribute to such European Lender its English Revolving Commitment Percentage or French Revolving Commitment Percentage (as applicable) of all payments of principal and interest and all proceeds of English Collateral, French Collateral or Dutch Collateral (as applicable) received by European Agent in respect of such European Swing Loan; provided that no Lender holding an English Revolving Commitment or French Revolving Commitment shall be obligated in any event to make (where applicable) (i) English Revolving Advances in an amount in excess of its English Revolving Commitment Amount minus its English Participation Commitment (taking into account any reallocations under Section 2.21) of the Maximum Undrawn Amount of all outstanding English Letters of Credit or (ii) French Revolving Advances in an amount in excess of its French Revolving Commitment Amount minus its French Participation Commitment (taking into account any reallocations under Section 2.21) of the Maximum Undrawn Amount of all outstanding French Letters of Credit.
1.4Disbursement of Advance Proceeds.
(a)US-Canada Advances. All US-Canada Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of US-Canada Borrowers to any Agent or US-Canada Lenders, shall be charged to US-Canada Borrowers' Account on Agent's books. The proceeds of each US-Canada Revolving Advance or US-Canada Swing Loan requested by US-Canada Borrowing Agent on behalf of any US-Canada Borrower or deemed to have been requested by any US-Canada Borrower under Sections 2.2(h), 2.5(b) or 2.13 hereof shall, (i) with respect to requested US-Canada Revolving Advances, to the extent US-Canada Lenders make such US-Canada Revolving Advances in accordance with Sections 2.2(h), 2.5(b) or 2.13 hereof, and with respect to US-Canada Swing Loans made upon any request by US-Canada Borrowing Agent for a US-Canada Revolving Advance to the extent US-Canada Swing Loan Lender makes such US-Canada Swing Loan in accordance with Section 2.3(b) hereof, be made available to the applicable US-Canada Borrower on the day so requested by way of credit to such US-Canada Borrower's operating account at PNC, or such other bank as US-Canada Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to US-Canada Revolving Advances deemed to have been requested by any US-Canada Borrower or US-Canada Swing Loans made upon any deemed request for a US-Canada Revolving Advance by any US-Canada Borrower, be disbursed to Agent to be applied to the outstanding US-Canada Obligations giving rise to such deemed request. During the Term, US-Canada Borrowers may use the US-Canada Revolving Advances and US-Canada Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.
(b)European Advances. All European Advances shall be disbursed from whichever office or other place European Agent may designate from time to time and, together with any and all other Obligations of European Borrowers to European Agent or

European Lenders, shall be charged to European Borrowers' Account on European Agent's books. The proceeds of each European Revolving Advance or European Swing Loan requested by European Borrowing Agent on behalf of any European Borrower or deemed to have been requested by any European Borrower under Sections 2.2(h), 2.5(b) or 2.13 hereof shall, (i) with respect to requested European Revolving Advances, to the extent European Lenders make such European Revolving Advances in accordance with Sections 2.2(h), 2.5(b) or 2.13 hereof, and with respect to European Swing Loans made upon any request by European Borrowing Agent for a European Revolving Advance to the extent European Swing Loan Lender makes such European Swing Loan in accordance with Section 2.3(e) hereof, be made available to the applicable European Borrower on the date of requested utilization by way of credit to such European Borrower's operating account at JPMorgan, or such other bank as European Borrowing Agent may designate following notification to European Agent, in immediately available federal funds or other immediately available funds or, (ii) with respect to European Revolving Advances deemed to have been requested by any European Borrower or European Swing Loans made upon any deemed request for a European Revolving Advance by any European Borrower, be disbursed to European Agent to be applied to the outstanding English Obligations or French Obligations giving rise to such deemed request. During the Term, European Borrowers may use the European Revolving Advances and European Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.
1.5Making and Settlement of Advances.
(a)Each borrowing of Revolving Advances under each Facility shall be advanced according to the applicable Revolving Commitment Percentages of the Lenders holding the Revolving Commitments under such Facility (subject to any contrary terms of Section 2.21). Each borrowing of Swing Loans under any Facility shall be advanced by the applicable Swing Loan Lender alone.
(b)Promptly after receipt by Applicable Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) or 2.2(b) and, with respect to Revolving Advances, to the extent Applicable Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans under the applicable Facility exceeding the maximum amount permitted in Section 2.3 for such Facility, Applicable Agent shall notify the applicable Lenders holding the Revolving Commitments with respect to the applicable Facility of its receipt of such request specifying the information provided by the Applicable Borrowing Agent and the apportionment among such Lenders of the requested Revolving Advance as determined by Applicable Agent in accordance with the terms hereof. Each applicable Lender under such Facility shall remit the principal amount of each such Revolving Advance to the Applicable Agent (in the case of the English Facility or the French Facility, in the currency in which such European Revolving Advance was denominated) such that the Applicable Agent is able to, and the Applicable Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.3, fund such Revolving Advance to the Applicable Borrowing Agent in the Applicable Currency and immediately available funds at the applicable Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to the Applicable Agent in a timely manner, the Applicable Agent may elect in its sole discretion to fund with its own funds the Revolving Advance of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.5(c) hereof.

(c)Unless Applicable Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment under the applicable Facility that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Applicable Agent, Applicable Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Applicable Agent on such date in accordance with Section 2.5(b) and may, in reliance upon such assumption, make available to the Applicable Borrowing Agent a corresponding amount. Applicable Agent will promptly notify the Applicable Borrowing Agent of its receipt of any such notice from a Lender. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance available to Applicable Agent, then the applicable Lender and applicable Borrowers severally agree to pay to Applicable Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to applicable Borrowers through but excluding the date of payment to Applicable Agent, at (i) in the case of a payment to be made by such Lender under (1) the US-Canada Facility, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation and (2) the English Facility or the French Facility, the greater of (A) (x) the daily average Overnight ~~LIBO~~ Rate (computed on the basis of a year of 360 days) (365/366 days with respect to amounts denominated in British Pounds Sterling) during such period as quoted by European Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the applicable Borrowers, the Revolving Interest Rate for (x) Revolving Advances that are Domestic Rate Loans under the US-Canada Facility or (y) ~~LIBOR Rate~~Term Benchmark Loans with an Interest Period one (1) month in the case of the English Facility or the French Facility. If such Lender pays its share of the applicable Revolving Advance to Applicable Agent, then the amount so paid shall constitute such Lender's Revolving Advance. Any payment by any Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to Applicable Agent. A certificate of Applicable Agent submitted to any Lender or Applicable Borrowing Agent with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.
(d)Applicable Agent, on behalf of the applicable Swing Loan Lender under each applicable Facility, shall (or may, in the case of the European Agent on behalf of the European Swing Loan Lender) demand settlement (a "Settlement") of all or any applicable Swing Loans with the Lenders holding the Revolving Commitments under such Facility on at least a weekly basis, or on any more frequent date that Applicable Agent elects or that the applicable Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying the Lenders holding the Revolving Commitments under the applicable Facility of such requested Settlement (which, in the case of Settlement under the English Facility or the French Facility, shall include the currency in which such Settlement is to be made) by facsimile, telephonic or electronic transmission no later than 3:00 p.m., Local Time, on the date of such requested Settlement or, in the case of the English Facility or the French Facility, three (3) Business Days prior to the date of such requested Settlement (in each case, the "Settlement Date"). Subject to any contrary provisions of Section 2.21, each Lender holding a Revolving Commitment under the applicable Facility shall transfer the amount of such Lender's applicable Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Applicable Agent) of the applicable Swing Loan with respect to which Settlement is requested by the Applicable Agent, to such account of Applicable Agent as Applicable Agent may designate not later than 5:00

p.m., Local Time, on such Settlement Date if requested by Applicable Agent by 3:00 p.m., Local Time, otherwise not later than 5:00 p.m., Local Time, on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set forth in Section 8.3 have not been satisfied or the applicable Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Applicable Agent shall be applied against the amount of outstanding applicable Swing Loans and, when so applied, shall constitute Revolving Advances of such Lenders under the US-Canada Facility accruing interest as Domestic Rate Loans or, in the case of the English Facility or the French Facility, ~~LIBOR Rate~~Term Benchmark Loans with an Interest Period of one (1) week or RFR Loans (as applicable). If any such amount is not transferred to Applicable Agent by any Lender holding a Revolving Commitment under the ~~Applicable~~applicable Facility on such Settlement Date, Applicable Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.5(c).
(e)If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances under any Facility, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to, and Collateral received by, any other Lender under such Facility, if any, in respect of such other Lender's Advances under such Facility, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders under such Facility a participation in such portion of each such other Lender's Advances under such Facility, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of such other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral.
1.6Maximum Advances. The aggregate principal amount of:
(w)    US-Canada Revolving Advances plus US-Canada Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum US-Canada Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding US-Canada Letters of Credit or (b) the US-Canada Formula Amount (without deduction of US-Canada Swing Loans);
(x)    European Revolving Advances plus European Swing Loans outstanding at any time shall not exceed an amount equal to the lesser of (i) the Maximum European Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding European Letters of Credit and (ii) the European Formula Amount (without deduction of European Swing Loans);

(y)    English Revolving Advances plus English Swing Loans outstanding at any time shall not exceed an amount equal to the lesser of (i) the Maximum English Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding English Letters of Credit and (ii) the English Formula Amount (without deduction of English Swing Loans); and
(z)    French Revolving Advances plus French Swing Loans outstanding at any time shall not exceed an amount equal to the lesser of (i) the Maximum French Revolving Advance Amount less the Maximum Undrawn Amount of all issued and outstanding French Letters of Credit and (ii) the French Formula Amount (without deduction of French Swing Loans).
The aggregate Advances (a) to the English Borrowers shall not exceed at any time the Maximum English Revolving Advance Amount and (b) to the French Borrowers shall not exceed the Maximum French Revolving Advance Amount.
1.7Manner and Repayment of Advances.
(a)The Revolving Advances and Swing Loans shall be due and payable in full in the Applicable Currency on the last day of the Term subject to earlier prepayment as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances shall be applied, first to the outstanding Swing Loans under the ~~Applicable~~applicable Facility and next, pro rata according to the applicable Revolving Commitment Percentages of the Lenders under such Facility, to the outstanding Revolving Advances under such Facility (subject to any contrary provisions of Section 2.21).
(b)Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Applicable Agent on the date received by Applicable Agent. Applicable Agent shall conditionally credit the applicable Borrowers' Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Applicable Agent or, in the case of amounts received by the European Agent, the Business Day upon which such items clear in accordance with the European Agent's standard practice (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the "Application Date"). Applicable Agent is not, however, required to credit the applicable Borrowers' Account for the amount of any item of payment which is unsatisfactory to Applicable Agent and Applicable Agent may charge the applicable Borrowers' Account for the amount of any item of payment which is returned, for any reason whatsoever, to Applicable Agent unpaid. Subject to the foregoing, the Loan Parties agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Applicable Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that during a Dominion Period there is a monthly float charge payable to Agent for Agent's sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day under the US-Canada Facility. All proceeds received by Agents shall be applied to the Obligations in accordance with Section 4.8(h).

(c)All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Applicable Agent in the Applicable Currency at the applicable Payment Office not later than 1:00 P.M. Local Time, on the due date therefor in the Applicable Currency immediately available to Applicable Agent. Applicable Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging the applicable Borrowers' Account or by making Advances as provided in Section 2.2 hereof.
(d)Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Applicable Agent on behalf of the applicable Lenders under the applicable Facility to the applicable Payment Office, in each case on or prior to 1:00 P.M., Local Time, in the Applicable Currency and in immediately available funds.
1.8Repayment of Excess Advances. If at any time, including, without limitation on any Computation Date, the aggregate balance of outstanding Revolving Advances, US-Canada Swing Loans and/or US-Canada Advances taken as a whole, European Revolving Advances, European Swing Loans, English Revolving Advances, French Revolving Advances, English Swing Loans or French Swing Loans, exceeds the maximum amount of such type of Advances and/or Advances individually or taken as a whole (as applicable) permitted hereunder, such excess Advances shall be immediately due and payable without the necessity of any demand, at the applicable Payment Office, whether or not a Default or an Event of Default has occurred.
1.9Statement of Account.
(a)US-Canada Borrowers' Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("US-Canada Borrowers' Account") in the name of the US-Canada Borrowers in which shall be recorded the date and amount of each US-Canada Advance made by Agent or US-Canada Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any US-Canada Advance shall not adversely affect Agent or any US-Canada Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the US-Canada Advances made, payments made or credited in respect thereof, and other transactions between Agent, US-Canada Lenders and US-Canada Borrowers during such month. The monthly statements shall be deemed correct and binding upon US-Canada Loan Parties in the absence of manifest error and shall constitute an account stated between US-Canada Lenders and US-Canada Borrowers unless Agent receives a written statement of US-Canada Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to US-Canada Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of US-Canada Advances and other charges thereto and of payments applicable thereto.
(b)European Borrowers' Account. European Agent shall maintain, in accordance with its customary procedures, a loan account ("European Borrowers' Account") in the name of the European Borrowers in which shall be recorded the date and amount of each European Advance made by European Agent or European Lenders, the Facility under which such European Advance was made and the date and amount of each payment in respect thereof; provided, however, the failure by European Agent to record the date and amount of any European Advance shall not adversely affect European Agent or any European Lender. The records of European Agent with respect to European

Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of European Advances and other charges thereto and of payments applicable thereto.
1.10Letters of Credit.
(a)Subject to the terms and conditions hereof, (a) applicable Issuer shall issue or cause the issuance of standby letters of credit denominated in the Applicable Currency for the account of any US-Canada Borrower (the "U~~.~~S~~.~~-Canada Letters of Credit") except to the extent that the issuance thereof would then cause the sum of (i) the outstanding principal amount of US-Canada Revolving Advances plus (ii) the outstanding US-Canada Swing Loans, plus (iii) the ~~US-Canada~~ Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit, plus (iv) the Maximum Undrawn Amount of the US-Canada Letter of Credit to be issued to exceed the lesser of (x) the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount or (y) the US-Canada Formula Amount (calculated without giving effect to the deductions provided for in clauses (F) and (G) of the definition of US-Canada Formula Amount) and (b) applicable Issuer shall issue or cause the issuance of standby letters of credit and/or bank guarantees denominated in the Applicable Currency for the account of any European Borrower (the "European Letters of Credit") (European Letters of Credit made to the English Borrowers being "English Letters of Credit" and European Letters of Credit made to the French Borrowers being "French Letters of Credit") except to the extent that the issuance thereof would then cause the sum of:
(i)the outstanding European Revolving Advances plus (ii) the outstanding European Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding European Letter of Credit plus (iv) the Maximum Undrawn Amount of the European Letters of Credit to be issued to exceed the lesser of (x) the Maximum European Revolving Advance Amount and (y) the European Formula Amount (calculated without giving effect to the deductions provided for in clauses (B) and (C) of the definitions of English Formula Amount and French Formula Amount);
(ii)the outstanding English Revolving Advances plus (ii) the outstanding English Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding English Letters of Credit plus (iv) the Maximum Undrawn Amount of the English Letter of Credit to be issued to exceed the lesser of (x) the Maximum English Revolving Advance Amount and (y) the English Formula Amount (calculated without giving effect to the deductions provided for in clauses (B) and (C) of such definition); and
(iii)the outstanding French Revolving Advances plus (ii) the outstanding French Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding French Letters of Credit plus (iv) the Maximum Undrawn Amount of the French Letters of Credit to be issued to exceed the lesser of (x) the Maximum French Revolving Advance Amount and (y) the French Formula Amount (calculated without giving effect to the deductions provided for in clauses (B) and (C) of such definition).
The (a) Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit shall not exceed in the aggregate at any time the US-Canada Letter of Credit Sublimit, (b) Maximum Undrawn Amount of all outstanding European Letters of Credit shall not exceed in the aggregate at any time the European Letter of Credit Sublimit, (c) Maximum Undrawn Amount of all outstanding English Letters of Credit shall not exceed in the aggregate at any time the English Letter of Credit Sublimit and (d) Maximum Undrawn Amount of all outstanding

French Letters of Credit shall not exceed in the aggregate at any time the French Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit under any Facility shall be deemed to be, in the case of the US-Canada Facility, Domestic Rate Loans consisting of Revolving Advances under such Facility or, in the case of the English Facility or the French Facility, ~~LIBOR Rate~~Term Benchmark Loans with an Interest Period of one month or RFR Loans (as applicable), and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans ~~or LIBOR Rate~~.Term Benchmark Loans or RFR Loans (as applicable) under such Facility. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof). As of the Closing Date, those letters of credit set forth on Schedule 2.10 attached hereto and made a part hereof, which were issued pursuant to the Existing Credit Agreement and are outstanding on the Closing Date are hereby deemed to be US-Canada Letters of Credit issued and outstanding hereunder.
(b)Notwithstanding any provision of this Agreement, no Issuer shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain such Issuer from issuing any Letter of Credit, or any Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon such Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which such Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of such Issuer applicable to letters of credit generally.
1.11Issuance of Letters of Credit.
(a)Applicable Borrowing Agent, on behalf of any applicable Borrower, may request the applicable Issuer to issue or cause the issuance of a Letter of Credit by delivering to such Issuer, with a copy to Applicable Agent at the applicable Payment Office, prior to 1:00 p.m., Local Time, at least five (5) Business Days prior to the proposed date of issuance, such Issuer's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and Applicable Agent (which, in the case of a Letter of Credit issued for a European Borrower, (i) must include the form of Letter of Credit to be issued, which must be in an agreed form and (ii) at the direction of the European Borrowing Agent, be denominated in either Euros, British Pounds Sterling or Dollars and identify the applicable Issuer) and, such other certificates, documents and other papers and information as Applicable Agent or applicable Issuer may reasonably request. The applicable Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Applicable Agent or any Lender under the applicable Facility that one or more of the applicable conditions set forth in Section 8.3 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder under such Facility have been terminated for any reason.
(b)Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the "UCP") or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the "ISP98 Rules"), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by the applicable Issuer and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.
(c)Applicable Agent shall use its reasonable efforts to notify Lenders under the applicable Facility of the request by Applicable Borrowing Agent for a Letter of Credit hereunder.
1.12Requirements For Issuance of Letters of Credit.
(a)Applicable Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Applicable Agent is not the Issuer of any Letter of Credit, Applicable Borrowing Agent shall authorize and direct the applicable Issuer to deliver to Applicable Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Applicable Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.
(b)In connection with all trade Letters of Credit issued or caused to be issued by any Issuer under this Agreement, each Borrower under the applicable Facility hereby appoints such Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred: (i) to sign and/or endorse any such Borrower's name upon any warehouse or other receipts, and acceptances; (ii) to sign any such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department or Canada Border Services Agency or any equivalent agency in any relevant jurisdiction (collectively, "Customs") in the name of such Borrower or such Issuer or such Issuer's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in any such Borrower's name or such Issuer's, or in the name of such Issuer's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. No Agent, Issuer nor any of their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for any Agent's, any Issuer's or their respective attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.
1.13Disbursements, Reimbursement.
(a)Immediately upon the issuance of each Letter of Credit under any Facility, each Lender holding a Revolving Commitment under such Facility shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuer a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's applicable Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) under such Facility and the amount of such drawing, respectively, and, in each case if the Letter of Credit was denominated in another currency, in the currency in which such Letter of Credit is issued.

(b)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuer will promptly notify Applicable Agent and Applicable Borrowing Agent. Regardless of whether Applicable Borrowing Agent shall have received such notice, the applicable Borrowers under the applicable Facility shall reimburse (such obligation to reimburse such Issuer shall sometimes be referred to as a "Reimbursement Obligation") such Issuer in the Applicable Currency prior to 1:00 p.m. Local Time, on each date that an amount is paid by any Issuer under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by such Issuer. In the event the applicable Borrowers fail to reimburse any Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon Local Time, on the Drawing Date, such Issuer will promptly notify Applicable Agent and each Lender holding a Revolving Commitment under the applicable Facility thereof, and the applicable Borrowers under such Facility shall be automatically deemed to have requested that a Revolving Advance maintained as under the US-Canada Facility, a Domestic Rate Loan in Dollars (and, if such US-Canada Letter of Credit was denominated in another currency, in the Dollar Equivalent amount equal to the amount so paid by the applicable Issuer in such other currency on the Drawing Date thereof) be made by Lenders under such Facility, or under the English Facility or the French Facility a ~~LIBOR Rate~~Term Benchmark Loan with an Interest Period of one (1) month or an RFR Loan (as applicable), to be disbursed on the Drawing Date under such Letter of Credit, and the Lenders holding the Revolving Commitments under such Facility shall be unconditionally obligated to fund (in the case of the English Facility or the French Facility in the currency in which such applicable draw was denominated) such Revolving Advance (all whether or not the conditions specified in Section 8.3 are then satisfied or the commitments of Lenders to make Revolving Advances under such Facility hereunder have been terminated for any reason) as provided for in Section 2.13(c) immediately below. Any notice given by any Issuer pursuant to this Section 2.13(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)Each Lender holding a Revolving Commitment under the applicable Facility shall upon any notice pursuant to Section 2.13(b) make available to the applicable Issuer through Applicable Agent at the applicable Payment Office an amount in immediately available funds equal to its applicable Revolving Commitment Percentage (subject to any contrary provisions of Section 2.21) under such Facility of the amount of the drawing (and, if in the case of the US-Canada Facility such US-Canada Letter of Credit was denominated in another currency, in the Dollar Equivalent amount equal to the amount paid by the applicable Issuer in such other currency on the Drawing Date thereof, and in the case of the English Facility or the French Facility, in the currency in which such applicable draw was denominated), whereupon the participating Lenders under such Facility shall (subject to Section 2.13(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan under the US-Canada Facility, or a ~~LIBOR Rate~~Term Benchmark Loan with an Interest Period of one month or an RFR Loan (as applicable) in the case of the English Facility or the French Facility, as applicable, to the applicable Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available to Applicable Agent, for the benefit of the applicable Issuer, the amount of such Lender's applicable Revolving Commitment Percentage under such Facility of such amount by 2:00 p.m. Local time, on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to (x) under the US-Canada Facility the Federal Funds Effective Rate, and (y) under the English Facility or the French Facility, the Overnight ~~LIBO~~ Rate, in each case during the first three (3) days following the Drawing Date, and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as

Domestic Rate Loans under the US-Canada Facility, or the Overnight ~~LIBO~~ Rate in the case of the English Facility or the French Facility, on and after the fourth (4th) day following the Drawing Date. Applicable Agent and the applicable Issuer will promptly give notice to the Lenders under the applicable Facility of the occurrence of the Drawing Date, but failure of any Agent or any Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment under such Facility to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.13(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.13(c)(i) and Section 2.13(c)(ii) until and commencing from the date of receipt of notice from Applicable Agent or the applicable Issuer of a drawing.
(d)With respect to any unreimbursed drawing under the Facility that is not converted into a Revolving Advance maintained as a Domestic Rate Loan under the US-Canada Facility or a ~~LIBOR Rate~~Term Benchmark Loan in the case of the English Facility or the French Facility with an Interest Period of one (1) month or an RFR Loan (as applicable), to the applicable Borrowers under such Facility in whole or in part as contemplated by Section 2.13(b), because of the Loan Parties' failure to satisfy the conditions set forth in Section 8.3 hereof (other than any notice requirements) or for any other reason, such Borrowers shall be deemed to have incurred from Applicable Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable in the Applicable Currency on demand (together with interest) and shall bear interest at the relevant Revolving Interest Rate (which, with respect to a Letter of Credit Borrowing under this Section 2.13(d) by the European Borrowers, shall ~~have~~be a Term Benchmark Loan with an Interest Period of one (1) month or an RFR Loan (as applicable)). Each applicable Lender's payment to Applicable Agent pursuant to Section 2.13(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.13.
(e)Each applicable Lender's Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) the applicable Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than Borrowers) have been fully reimbursed for all payments made under or relating to Letters of Credit.
1.14Repayment of Participation Advances.
(a)Upon (and only upon) receipt by Applicable Agent for the account of the applicable Issuer of immediately available funds from the applicable Borrowers under any Facility (i) in reimbursement of any payment made by such Issuer or such Agent under any Letter of Credit with respect to which any Lender has made a Participation Advance to such Agent, or (ii) in payment of interest on such a payment made by such Issuer or such Agent under such a Letter of Credit, Applicable Agent will pay to each Lender holding a Revolving Commitment under such Facility, in the same funds as those received by Applicable Agent, the amount of such Lender's applicable Revolving Commitment Percentage under such Facility of such funds, except Applicable Agent shall retain the amount of the Revolving Commitment Percentage under such Facility of such funds of any Lender holding a Revolving Commitment under such Facility that did not make a Participation Advance in respect of such payment by Applicable Agent (and, to the extent that any of the other Lender(s) holding a Revolving Commitment under such Facility have funded any portion of any Defaulting Lender's Participation Advance in accordance with the provisions of Section 2.21, Applicable Agent will pay over to such Non-Defaulting Lenders under such Facility a pro rata portion of the funds so withheld from such Defaulting Lender).
(b)If any Issuer or any Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by any Borrower to such Issuer or such Agent pursuant to Section 2.14(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each applicable Lender under the applicable Facility shall, on demand of Applicable Agent, forthwith return to such Issuer or such Agent the amount of its applicable Revolving Commitment Percentage under the Facility of any amounts so returned by such Issuer or such Agent plus interest at (x) under the US-Canada Facility, the Federal Funds Effective Rate, and (y) under the English Facility or the French Facility, the Overnight ~~LIBO~~ Rate.
1.15Documentation. Each applicable Borrower under any Facility agrees to be bound by the terms of any applicable Letter of Credit Application and by the applicable Issuer's interpretations of any Letter of Credit issued on behalf of such Borrower and by such Issuer's written regulations and customary practices relating to letters of credit, though such Issuer's interpretations may be different from such Borrower's own. In the event of a conflict between any Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), no Issuer shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Applicable Borrowing Agent's or any Borrower's instructions or those contained in any Letters of Credit or any modifications, amendments or supplements thereto.
1.16Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
1.17Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of the applicable Borrowers under any Facility to reimburse any Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.17 under all circumstances, including the following circumstances:
(i)any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower, as the case may be, may have against any Issuer, any Agent, any Borrower or Lender, as the case may be, or any other Person for any reason whatsoever;
(ii)the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.13;
(iii)any lack of validity or enforceability of any Letter of Credit;
(iv)any claim of breach of warranty that might be made by any Borrower, any Agent, any Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, any Agent, any Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), any Issuer, any Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);
(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if any Issuer or any of such Issuer's Affiliates has been notified thereof;
(vi)payment by any Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse such Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);
(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by any Issuer or any of such Issuer's Affiliates to issue any Letter of Credit in the form requested by Applicable Borrowing Agent, unless the Applicable Agent and such Issuer have each received written notice from Applicable Borrowing Agent of such failure within three (3) Business Days after such Issuer shall have furnished Applicable Agent and Applicable Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)the occurrence of any Material Adverse Effect;
(x)any breach of this Agreement or any Other Document by any party thereto;

(xi)the occurrence or continuance of an insolvency proceeding or Insolvency Event with respect to any Loan Party;
(xii)the fact that a Default or an Event of Default shall have occurred and be continuing;
(xiii)the fact that the Term shall have expired or this Agreement or the obligations of the Lenders to make Advances have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
1.18Liability for Acts and Omissions.
(a)As between Borrowers and Issuers, Swing Loan Lenders, Agents and Lenders, each Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, no Issuer shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuer's rights or powers hereunder. Nothing in the preceding sentence shall relieve any Issuer from liability for such Issuer's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall any Issuer or any Issuer's Affiliates be liable to any Borrower for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
(b)Without limiting the generality of the foregoing, each Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by such Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a

Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuer or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a steamship agent or carrier or any document or instrument of like import (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
(c)In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by any Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put such Issuer under any resulting liability to any Borrower, any Agent or any Lender.
1.19Mandatory Prepayments.
(a)Subject to Section 7.1 hereof, when any Loan Party sells or otherwise disposes of (i) any Collateral other than Inventory in the Ordinary Course of Business or (ii) any other property in connection with a Sale and Leaseback Transaction, in either case with a value in excess of $1,000,000, such Loan Party shall repay the Advances under the relevant Facility in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for the Applicable Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to outstanding Advances under the relevant Facility (including cash collateralization of all Obligations relating to any outstanding Letters of Credit in accordance with the provisions of Section 3.2(b); provided, however that if no Default or Event of Default has occurred and is continuing, such repayments shall be applied to cash collateralize any Obligations related to outstanding Letters of Credit last) in such order as the Applicable Agent may determine, subject to the relevant Borrowers' ability to reborrow Revolving Advances in accordance with the terms hereof.
(b)In the event of the issuance of any Equity Interests by or capital contributions to any Loan Party (other than any Equity Interests issued in connection with the issuance of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, any conversion of any of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, and/or entry into, exercise, settlement, early termination or other performance of obligations under (including by netting or set-off) the 2021 Convertible Notes Warrant Transactions, the 2022 Convertible Notes Call Spread Transaction or the 2026 Convertible Notes Hedge Transaction or issuances under either of the foregoing), such Loan Party shall, no later than ten (10) Business Days after the receipt by such Loan Party of the net cash proceeds of any issuance of Equity Interests, repay the Advances under the relevant Facility, in an amount equal to fifty percent (50%) of such net cash proceeds in the case of an issuance of Equity Interests by or capital contribution to any Loan Party. Such repayments will be applied in the same manner as set forth in Section 11.5.
(c)All proceeds received by any Loan Party or any Agent (i) under any insurance policy on account of damage or destruction of any assets or property of any Loan Party, or (ii) as a result of any taking or condemnation of any assets or property, not permitted to be retained by Loan Parties pursuant to Section 6.7, shall be applied in accordance with Section 6.7 hereof.
(d)If on any Computation Date the aggregate principal amount of:
(i)US-Canada Revolving Advances plus US-Canada Swing Loans outstanding at any time exceeds the lesser of (a) the Maximum US-Canada Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding US-Canada Letters of Credit or (b) the US-Canada Formula Amount (without deduction of US-Canada Swing Loans);
(ii)European Revolving Advances plus European Swing Loans outstanding at any time exceeds the lesser of (a) the Maximum European Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding European Letters of Credit and (b) the European Formula Amount (without deduction of European Swing Loans);
(iii)English Revolving Advances plus English Swing Loans outstanding at any time exceeds the lesser of (a) the Maximum English Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding English Letters of Credit and (b) the English Formula Amount (without deduction of English Swing Loans); or
(iv)French Revolving Advances plus French Swing Loans outstanding at any time exceeds the lesser of (a) the Maximum French Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding French Letters of Credit and (b) the French Formula Amount (without deduction of French Swing Loans), in each case as a result of a change in exchange rates between one (1) or more Optional currencies and Dollars, then the Agent shall notify the Borrowing Agent of the same. The Borrowers shall pay or prepay (subject to Borrowers' indemnity obligations under Section 2.2(g)) within one (1) Business Day after receiving such notice such that the aggregate principal amount of:
(w)    US-Canada Revolving Advances plus US-Canada Swing Loans outstanding shall not exceed the lesser of (a) the Maximum US-Canada Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding US-Canada Letters of Credit or (b) the US-Canada Formula Amount (without deduction of US-Canada Swing Loans); or
(x)    European Revolving Advances plus European Swing Loans outstanding shall not exceed the lesser of (a) the Maximum European Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding European Letters of Credit and (b) the European Formula Amount (without deduction of European Swing Loans);
(y)    English Revolving Advances plus English Swing Loans outstanding shall not exceed the lesser of (a) the Maximum English Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding English Letters of Credit and (b) the English Formula Amount (without deduction of English Swing Loans); or
(z)    French Revolving Advances plus French Swing Loans outstanding shall not exceed the lesser of (a) the Maximum French Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding French Letters of Credit and (b) the French Formula Amount (without deduction of French Swing Loans), in each case after giving effect to such payments or prepayments.
1.20Use of Proceeds.
(a)Borrowers shall apply the proceeds of Advances to (i) pay fees and expenses relating to this transaction, (ii) to repay indebtedness of the European Loan Parties, (iii) provide for Borrowers' working capital needs and reimburse drawings under Letters of Credit and (iv) in the European Agent's discretion during a European Dominion Period or at any time at which it considers (acting reasonably) that the Collateral of a French Borrower may be at risk, the European Agent may request that the proceeds of the French Revolving Advances shall be used by the relevant French Borrower to pay all outstanding amounts (if any) payable at that time to all RoT Suppliers. Following such payment, the relevant French Borrower will use the remaining proceeds of French Revolving Advances in accordance with (i) to (iii) above.
(b)Without limiting the generality of Section 2.20(a) above, none of Borrowers, Guarantors or any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.
1.21Defaulting Lender.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.21 so long as such Lender is a Defaulting Lender.
(b) except as otherwise expressly provided for in this Section 2.21, Revolving Advances under each Facility shall be made pro rata from Lenders holding Revolving Commitments under such Facility which are not Defaulting Lenders based on their respective Revolving Commitment Percentages under such Facility, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances under any Facility shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment under such Facility in accordance with their Revolving Commitment Percentages under such Facility; provided, that, Applicable Agent shall not be obligated to transfer to a Defaulting Lender any payments received by such Applicable Agent for such Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Applicable Agent. Applicable Agent may hold and, in its discretion, re-lend to the applicable Borrowers under the applicable Facility the amount of such payments received or retained by it for the account of such Defaulting Lender.
(ii)Fees pursuant to Section 3.3 hereof shall cease to accrue in favor of such Defaulting Lender.
(iii)if under any Facility any Swing Loans are outstanding or any Letter of Credit Obligations (or drawings under any Letter of Credit for which the applicable Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender under such Facility, then:
(A)the Defaulting Lender's Participation Commitment in such outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit under such Facility shall be reallocated among the Non-Defaulting Lenders holding Revolving Commitments under such Facility in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances under such Facility made by any such Non-Defaulting Lender holding a Revolving Commitment under such Facility plus such Lender's reallocated Participation Commitment in outstanding Swing Loans under such Facility plus such Lender's reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit under such Facility to exceed the applicable Revolving Commitment Amount under such Facility of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;
(B)if the reallocation described in clause (A) above cannot, or can only partially, be effected, the applicable Borrowers shall within one Business Day following notice by the Applicable Agent (x) first, prepay any outstanding Swing Loans under such Facility that cannot be reallocated, and (y) second, cash collateralize for the benefit of the applicable Issuer, such Borrowers' obligations corresponding to such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) under such Facility in accordance with Section 3.2(b) for so long as such Obligations are outstanding;
(C)if the applicable Borrowers cash collateralize any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit under such Facility pursuant to clause (B) above, such Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit under such Facility during the period such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit under such Facility are cash collateralized;

(D)if the Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit under such Facility is reallocated pursuant to clause (A) above, then the fees payable to the Lenders holding Revolving Commitments under such Facility pursuant to Section 3.2(a) shall be adjusted and reallocated to the Non-Defaulting Lenders holding Revolving Commitments under such Facility in accordance with such reallocation; and
(E)if all or any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit under such Facility is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of the applicable Issuer or any other Lender under such Facility hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit under such Facility shall be payable to the applicable Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such applicable Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit under such Facility is reallocated and/or cash collateralized; and
(iv)so long as any Lender holding a Revolving Commitment is a Defaulting Lender under any Facility, applicable Swing Loan Lender shall not be required to fund any Swing Loans under such Facility and the applicable Issuer shall not be required to issue, amend or increase any Letter of Credit under such Facility, unless such Issuer is satisfied that the related exposure and the Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit under such Facility and all Swing Loans under such Facility (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments under such Facility and/or cash collateral for such Letters of Credit under such Facility will be provided by the applicable Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan under such Facility or any newly issued or increased Letter of Credit under such Facility shall be allocated among Non-Defaulting Lenders under such Facility in a manner consistent with Section 2.21(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).
(c)A Defaulting Lender shall not be entitled to give instructions to any Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "European Required Lenders" and "US-Canada Required Lenders", a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.
(d)Other than as expressly set forth in this Section 2.21, the rights and obligations of a Defaulting Lender (including the obligation to indemnify any Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.21 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, any Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)In the event that the Agents, the Borrowers, Swing Loan Lenders and each Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment under any Facility, then Participation Commitments of the Lenders holding Revolving Commitments (including such cured Defaulting Lender) under such Facility of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit under such Facility shall be reallocated to reflect the inclusion of such Lender's Revolving Commitment under such Facility, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders under such Facility as the Applicable Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances under such Facility in accordance with its Revolving Commitment Percentage under such Facility.
(f)If any Swing Loan Lender or any Issuer has a good faith belief that any Lender holding a Revolving Commitment under any applicable Facility has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, such Swing Loan Lender shall not be required to fund any Swing Loans and such Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Swing Loan Lender or such Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to such Swing Loan Lender or such Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
1.22Payment of Obligations. Applicable Agent may charge to the applicable Borrowers' Account as a Revolving Advance under the applicable Facility or, at the discretion of the applicable Swing Loan Lender, as a Swing Loan under such Facility (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Applicable Agent or any Lender under such Facility pursuant to Sections 4.2 or 4.3 hereof or any corresponding provision in any Other Document and (b) all expenses which Applicable Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Applicable Agent or any Lender under such Facility due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including any Borrower's obligations under Sections 3.3, 3.4, 4.4, 4.7, 6.4, 6.7, 6.8 and 6.9 hereof, any corresponding provision in any Other Document, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances under any Facility are not actually funded by the other Lenders under such Facility in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Applicable Agent and Applicable Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.

1.23Increase in US-Canada Maximum Revolving Advance Amount.
(a)The US-Canada Borrowers may, at any time prior to the second (2nd) anniversary of the Closing Date, request that the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount be increased by (1) one or more of the current US-Canada Lenders increasing their US-Canada Revolving Commitment Amount (any current US-Canada Lender which elects to increase its US-Canada Revolving Commitment Amount shall be referred to as a "US-Canada Increasing Lender") or (2) one or more new lenders (each a "US-Canada New Lender") joining this Agreement and providing a US-Canada Revolving Commitment Amount hereunder, subject to the following terms and conditions:
(i)No current US-Canada Lender shall be obligated to increase its US-Canada Revolving Commitment Amount and any increase in the US-Canada Revolving Commitment Amount by any current US-Canada Lender shall be in the sole discretion of such current US-Canada Lender;
(ii)US-Canada Borrowers may not request the addition of a US-Canada New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing US-Canada Lenders in the increased US-Canada Revolving Commitments being requested by US-Canada Borrowers;
(iii)There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;
(iv)After giving effect to such increase, the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount shall not exceed $125,000,000;
(v)US-Canada Borrowers may not request an increase in the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount under this Section 2.23 more than three (3) times during the Term, and no single such increase in the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount shall be for an amount less than $10,000,000;
(vi)The US-Canada Borrowers shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the US-Canada Revolving Commitment Amounts has been approved by such US-Canada Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each US-Canada Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by US-Canada Borrowers) as Agent reasonably deems necessary in order to document the increase to the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agents and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each

US-Canada Borrower hereby authorizes and directs such counsel to deliver such opinions to Agents and Lenders;
(vii)The US-Canada Borrowers shall execute and deliver (1) to each US-Canada Increasing Lender a replacement Note reflecting the new amount of such US-Canada Increasing Lender's US-Canada Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each US-Canada New Lender a Note reflecting the amount of such US-Canada New Lender's Revolving Commitment Amount;
(viii)Any US-Canada New Lender shall be subject to the approval of Borrower, Agent and Issuer under the US-Canada Facility;
(ix)Each US-Canada Increasing Lender shall confirm its agreement to increase its US-Canada Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each US-Canada Borrower and delivered to Agent at least five (5) days before the effective date of such increase; and
(x)Each US-Canada New Lender shall execute a lender joinder in substantially the form of Exhibit 2.22 pursuant to which such US-Canada New Lender shall join and become a party to this Agreement and the Other Documents with a US-Canada Revolving Commitment Amount as set forth in such lender joinder.
(b)On the effective date of such increase, (i) the US-Canada Borrowers shall repay all US-Canada Revolving Advances then outstanding, subject to Borrowers' obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may request new US-Canada Revolving Advances on such date and (ii) the US-Canada Revolving Commitment Percentages of all of the US-Canada Lenders holding a US-Canada Revolving Commitment (including each US-Canada Increasing Lender and/or US-Canada New Lender) shall be recalculated such that each such US-Canada Lender's Revolving Commitment Percentage is equal to (x) the US-Canada Revolving Commitment Amount of such US-Canada Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all US-Canada Lenders. Each of the US-Canada Lenders shall participate in any new US-Canada Revolving Advances made on or after such date in accordance with their respective US-Canada Revolving Commitment Percentages after giving effect to the increase in the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount and recalculation of the US-Canada Revolving Commitment Percentages contemplated by this Section 2.23.
(c)On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each US-Canada New Lender will be deemed to have purchased a new participation in, each then outstanding US-Canada Letter of Credit and each drawing thereunder and each then outstanding US-Canada Swing Loan in an amount equal to such US-Canada Lender's Revolving Commitment Percentage (as calculated pursuant to Section 2.23(b) above) of the ~~US-Canada~~ Maximum Undrawn Amount of each such US-Canada Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such US-Canada Swing Loan, respectively. As necessary to effectuate the foregoing, each existing US-Canada Lender holding a US-Canada Revolving Commitment Percentage that is not a US-Canada Increasing Lender shall be deemed to have sold to each applicable US-Canada Increasing Lender and/or US-Canada New Lender, as necessary, a portion of such existing US-Canada Lender's participations in such outstanding US-Canada Letters of Credit and drawings and such outstanding US-Canada Swing Loans such that, after giving effect to all such purchases and sales, each US-Canada Lender holding a US-Canada Revolving Commitment (including each US-Canada Increasing Lender and/or US-Canada New Lender) shall hold a participation in all US-Canada Letters of Credit (and drawings thereunder) and all US-Canada Swing Loans in accordance with their respective US-Canada Revolving Commitment Percentages (as calculated pursuant to Section 2.23(b) above).
(d)On the effective date of such increase, US-Canada Borrowers shall pay all costs and expenses incurred by Agent and by each US-Canada Increasing Lender and US-Canada New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, US-Canada Borrowers and/or US-Canada Increasing Lenders and US-Canada New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agents and Lenders hereunder and under the Other Documents in light of such increase).
1.24Maximum US-Canada Revolving Advance Amount. The US-Canada Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount, in whole multiples of $1,000,000 of principal, or terminate the Lenders' commitments to make US-Canada Advances without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by (a) the payment in full of any commitment fee described in Section 3.3, then accrued on the amount of such reduction or termination, (b) the payment in full of any amounts owing pursuant to Section 2.2(g) hereof, and (c) prepayment of the US-Canada Revolving Credit Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Article 3 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount as so reduced or terminated. From the effective date of any such reduction or termination the obligations of US-Canada Borrowers to pay the commitment fee pursuant to Section 3.3 shall correspondingly be reduced or cease.
1.25Increase in Maximum European Revolving Advance Amount.
(a)The European Borrowers may, at any time prior to the second (2nd) anniversary of the Closing Date, request that the Maximum English Revolving Advance Amount and/or Maximum French Revolving Advance Amount, be increased by (1) one or more of the current European Lenders increasing their English Revolving Commitment Amount and/or French Revolving Commitment Amount (as applicable) (any current European Lender which elects to increase its English Revolving Commitment Amount and/or French Revolving Commitment Amount shall be referred to as a "European Increasing Lender") or (2) one or more new lenders (each a "European New Lender", with a European New Lender with respect to the English Facility being an "English New Lender" and a European New Lender with respect to the French Facility being a "French New Lender") joining this Agreement and providing a English Revolving Commitment Amount and/or French Revolving Commitment Amount hereunder, subject to the following terms and conditions:
(i)No current European Lender shall be obligated to increase its English Revolving Commitment Amount and/or French Revolving Commitment

Amount and any increase in the English Revolving Commitment Amount and/or French Revolving Commitment Amount by any current European Lender shall be in the sole discretion of such current European Lender;
(ii)European Borrowers may not request the addition of a European New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing European Lenders in the increased English Revolving Commitments and/or French Revolving Commitments being requested by European Borrowers;
(iii)There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;
(iv)After giving effect to such increase, the Maximum European Revolving Advance Amount shall not exceed Forty Million and 00/100 Dollars ($40,000,000.00), the Maximum English Revolving Advance Amount shall not exceed Twenty Million and 00/100 Dollars ($20,000,000) and the Maximum English Revolving Advance Amount shall not exceed Twenty Million and 00/100 Dollars ($20,000,000);
(v)European Borrowers may not request an increase in the Maximum English Revolving Advance Amount or Maximum French Revolving Advance Amount under this Section 2.25 more than three (3) times during the Term, and no single such increase in the Maximum English Revolving Advance Amount or Maximum French Revolving Advance Amount shall be for an amount less than Three Million and 00/100 Dollars ($3,000,000.00)
(vi)The European Borrowers shall deliver to the European Agent on or before the effective date of such increase the following documents in form and substance satisfactory to the European Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the English Revolving Commitment Amounts and/or French Revolving Commitment Amounts has been approved by such European Borrowers, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each European Borrower herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by European Borrowers) as European Agent reasonably deems necessary in order to document the increase to the Maximum English Revolving Advance Amount or the Maximum French Revolving Advance Amount (as applicable) and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agents and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to the European Agent which shall cover such matters related to such increase as European Agent may reasonably require and each European Borrower hereby authorizes and directs such counsel to deliver such opinions to Agents and Lenders;
(vii)The European Borrowers shall execute and deliver (1) to each European Increasing Lender a replacement Note reflecting the new amount of such European Increasing Lender's English Revolving Commitment Amount and/or French Revolving Commitment Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each European New Lender a Note reflecting the amount of such European New Lender's English Revolving Commitment Amount and/or French Revolving Commitment Amount (as applicable);
(viii)Any European New Lender shall be subject to the approval of the Agent, European Agent and Issuer under the English Facility and/or the French Facility (as applicable), provided further that any French New Lender must be a French Qualifying Lender;
(ix)Each European Increasing Lender shall confirm its agreement to increase its English Revolving Commitment Amount and/or French Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to the Agent, signed by it and each European Borrower and delivered to the European Agent at least five (5) days before the effective date of such increase; and
(x)Each European New Lender shall execute a lender joinder in form and substance satisfactory to Agent and European Agent pursuant to which such European New Lender shall join and become a party to this Agreement and the Other Documents with an English Revolving Commitment Amount and/or French Revolving Commitment Amount (as applicable) as set forth in such lender joinder.
(b)On the effective date of such increase, (i) the European Borrowers shall repay all European Revolving Advances then outstanding, subject to the European Borrowers' obligations under Section 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the European Borrowing Agent may request new European Revolving Advances on such date and (ii):
(A)    the English Revolving Commitment Percentages of all of the English Lenders holding an English Revolving Commitment (including each English Increasing Lender and/or English New Lender) shall be recalculated such that each such English Lender's Revolving Commitment Percentage is equal to (x) the English Revolving Commitment Amount of such English Lender divided by (y) the aggregate of the English Revolving Commitment Amounts of all English Lenders; and
(B)    the French Revolving Commitment Percentages of all of the French Lenders holding a French Revolving Commitment (including each French Increasing Lender and/or French New Lender) shall be recalculated such that each such French Lender's Revolving Commitment Percentage is equal to (x) the French Revolving Commitment Amount of such French Lender divided by (y) the aggregate of the French Revolving Commitment Amounts of all French Lenders.
Each of the European Lenders shall participate in any new European Revolving Advances made on or after such date in accordance with their respective European Revolving Commitment Percentages after giving effect to the increase in the Maximum English Revolving Advance Amount and/or Maximum French Revolving Advance Amount and recalculation of the European Revolving Commitment Percentages contemplated by this Section 2.25.
(c)On the effective date of such increase:

(i)each English Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each English New Lender will be deemed to have purchased a new participation in, each then outstanding English Letter of Credit and each drawing thereunder and each then outstanding English Swing Loan in an amount equal to such English Lender's English Revolving Commitment Percentage (as calculated pursuant to Section 2.25(b) above) of the Maximum Undrawn Amount of each such English Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such English Swing Loan, respectively; and
(ii)each French Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each French New Lender will be deemed to have purchased a new participation in, each then outstanding French Letter of Credit and each drawing thereunder and each then outstanding French Swing Loan in an amount equal to such French Lender's French Revolving Commitment Percentage (as calculated pursuant to Section 2.25(b) above) of the Maximum Undrawn Amount of each such French Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such French Swing Loan, respectively.
As necessary to effectuate the foregoing, each existing European Lender holding a European Revolving Commitment Percentage that is not an European Increasing Lender shall be deemed to have sold to each applicable European Increasing Lender and/or European New Lender, as necessary, a portion of such existing European Lender's participations in such outstanding European Letters of Credit and drawings and such outstanding European Swing Loans such that, after giving effect to all such purchases and sales, each European Lender holding a European Revolving Commitment (including each European Increasing Lender and/or European New Lender) shall hold a participation in all European Letters of Credit (and drawings thereunder) and all European Swing ~~Lines~~Loans in accordance with their respective English Revolving Commitment Percentage and/or French Revolving Commitment Percentages (as calculated pursuant to Section 2.25(b) above).
(d)On the effective date of such increase, European Borrowers shall pay all costs and expenses incurred by European Agent and by each European Increasing Lender and each European New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of the European Agent, European Borrowers and/or the European Increasing Lenders and European New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agents and Lenders hereunder and under the Other Documents in light of such increase).
1.26Periodic Computations of Dollar Equivalent Amounts of Letters of Credit Outstanding; Reimbursement Currency. For purposes of determining US-Canada Revolving Facility Usage, US-Canada Undrawn Availability, European Revolving Facility Usage, English Revolving Facility Usage, French Revolving Facility Usage and European Undrawn Availability the Applicable Agent will determine the Dollar Equivalent amount of (i) the outstanding and proposed Revolving ~~Credit Loans~~Advances and Letters of Credit to be denominated in an Optional Currency as of the as of the requested borrowing date or the requested date of issuance, as the case may be, (ii) the outstanding ~~Letter~~Letters of Credit ~~Obligations~~ denominated in an Optional Currency as of the last Business Day of each month, and (iii) the outstanding Revolving ~~Credit Loans~~Advances denominated in an Optional Currency as of the end of each Interest

Period and on each Interest Payment Date (as applicable) (each such date under clauses (i) through (iii), and any other date on which the Applicable Agent determines it is necessary or advisable to make such computation, in its sole discretion, is referred to as a "Computation Date"). Unless otherwise provided in this Agreement or agreed to by the Applicable Agent and the applicable Borrowing Agent, each Revolving ~~Credit Loan~~Advances and Reimbursement Obligation shall be repaid or prepaid the same currency in which the Revolving ~~Credit Loan~~Advances or Reimbursement Obligation was made.
1.27European Monetary Union.
(a)Determination In Euros Under Certain Circumstances. If (i) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (ii) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agents or the European Required Lenders shall so request in a notice delivered to the applicable Borrowing Agent, then the amount of any Letter of Credit denominated in such Optional Currency shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro.
(b)Additional Compensation Under Certain Circumstances. The Borrowers agree, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine under Section 2.27(a) shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the applicable Borrowing Agent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(c)Requests for Additional Optional Currencies. A Borrowing Agent may deliver to the Applicable Agent a written request that Letters of Credit hereunder also be permitted to be issued in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of "Optional Currency" herein, provided that such currency must be freely traded in the offshore interbank foreign exchange markets, freely transferable, freely convertible into Dollars and available to the Issuers in the Relevant Interbank Market. The Applicable Agent will promptly notify the Lenders under the relevant Facility of any such request promptly after the Applicable Agent receives such request. The Applicable Agent will promptly notify the relevant Borrowing Agent of the acceptance or rejection by the Applicable Agent and each of the Issuers under the relevant Facility of the relevant Borrowing Agent's request. The requested currency shall be approved as an Optional Currency hereunder only if the Applicable Agent and all of the Issuers under the relevant Facility approve of the relevant Borrowing Agent's request.
1.28Indemnity. Without limitation of the obligations of the Loan Parties under Section 16.5 hereof, the Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuer and any of its Affiliates from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which such Issuer or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit denominated in an Optional Currency or the reimbursement in Dollars of any drawing under any Letter of Credit denominated in an Optional Currency (including, without limitation, any loss arising from any foreign currency exchange transaction entered into in connection with the payment or reimbursement of such drawing), other than as a result of the gross negligence or willful misconduct of the Issuer as determined by a final non-appealable judgment of a court of competent jurisdiction.
3.INTEREST AND FEES.
1.1Interest. Interest on Advances shall be payable (i) in arrears on the first day of each month with respect to Domestic Rate Loans and European Swing Loans ~~and~~, (ii) in arrears on each RFR Interest Payment Date with respect to ~~Euro-~~RFR Loans, and (iii) with respect to Term SOFR Rate Loans and ~~LIBOR Rate~~Term Benchmark Loans, at the end of each Interest Period (and, in the case of ~~LIBOR~~Term SOFR Rate Loans and Term Benchmark Loans with an Interest Period of more than three months, at the end of each three month period beginning with the first day of such Interest Period), provided further that all accrued and unpaid interest shall be due and payable at the end of the Term (each of the foregoing payment dates, an “Interest Payment Date”). Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances under each Facility, the applicable Revolving Interest Rate and (ii) with respect to Swing Loans under each Facility, the applicable Revolving Interest Rate for Domestic Rate Loans (in the case of the US-Canada Facility) or Overnight ~~LIBO~~ Rate Loans (in the case of the English Facility and the French Facility) (as applicable, the "Contract Rate"). Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest ~~at~~ in the case of the US-Canada Facility, the applicable Revolving Interest Rate for Domestic Rate Loans, and in the case of the English Facility and the French Facility, the Revolving Interest Rate for European Revolving Advances which are Term Benchmark Loans for an Interest Period of one (1) month, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The ~~Euro-~~Term SOFR Rate, the ~~LIBOR~~Adjusted EURIBOR Rate, the Adjusted Daily Simple RFR and the Overnight ~~LIBO~~ Rate shall be adjusted with respect to ~~Euro-~~Term SOFR Rate Loans, ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans and Overnight ~~LIBO~~ Rate Loans (as applicable) without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Applicable Agent or at the direction of Applicable Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest with respect to the US-Canada Facility at the Revolving Interest Rate for Domestic Rate Loans under Tier III of the pricing grid set forth in the definition of US-Canada Applicable Margin plus two percent (2%) per annum and with respect to the English Facility and the French Facility shall bear interest at the applicable Contract Rate plus two (2%) percent per annum (as applicable, the "Default Rate"). For the purpose of articles L. 313-1, L. 313-2, R 313-1 and R.313-2 of the French Consumer Code (Code de la Consommation), each party to this Agreement acknowledges that by virtue of certain characteristics of this Agreement (including the variable interest rate applicable to the Loans), the effective global rate (taux effectif global) of the French Revolving Advances and French Swing

Loans cannot be calculated on the date of this Agreement. An indicative calculation of the taux effectif global will be set out in a letter from the European Agent to each French Borrower on or before the execution of this Agreement.
1.2Letter of Credit Fees.
(a)Letter of Credit Fees. (i) The US-Canada Borrowers shall pay (x) to Agent, for the ratable benefit of US-Canada Lenders holding US-Canada Revolving Commitments, fees in Dollars for each US-Canada Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily amount available to be drawn on each outstanding US-Canada Letter of Credit (and, with respect to outstanding US-Canada Letters of Credit denominated in another currency, in the Dollar Equivalent amount equal to the average daily amount available to be drawn in such other currency) multiplied by the US-Canada Applicable Margin for US-Canada Revolving Advances consisting of ~~Euro-~~Term SOFR Rate Loans, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to the applicable Issuer, a fronting fee (in Dollars) of one quarter of one percent (0.25%) per annum times the average daily amount available to be drawn of each outstanding Letter of Credit (and, with respect to outstanding Letters of Credit denominated in another currency, in the Dollar Equivalent amount equal to the average daily amount available to be drawn of such Letters of Credit in such other currency) US-Canada Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (the "US-Canada Letter of Credit Fees"), and (ii) the relevant European Borrowers shall pay (x) to European Agent, for the ratable benefit of the relevant European Lenders holding European Revolving Commitments in the applicable Facility, fees for each European Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily amount available to be drawn of each outstanding European Letter of Credit multiplied by the European Applicable Margin for European Revolving Advances consisting of ~~LIBOR Rate~~Term Benchmark Loans, such fees to be calculated on the basis of a 360-day year (365/366 days with respect to amounts denominated in British Pounds Sterling) for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to the applicable Issuer, a fronting fee of 0.125% per annum times the average daily amount available to be drawn of each outstanding European Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term (the "European Letter of Credit Fees" and, together with the US-Canada Letter of Credit Fees, the "Letter of Credit Fees"). In addition, (i) US-Canada Borrowers shall pay to Agent, for the benefit of the applicable Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to US-Canada Letters of Credit and all fees and expenses as agreed upon by such Issuer and the Borrowing Agent in connection with any US-Canada Letter of Credit, including in connection with the opening, amendment or renewal of any such US-Canada Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand, and (ii) European Borrowers shall pay to European Agent, for the benefit of the applicable Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to European Letters of Credit and all fees and expenses as agreed upon by such Issuer, and the European Borrowing Agent in connection with any European Letter of Credit, including in connection with the opening, amendment or renewal of any such European

Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. The European Letter of Credit Fees shall be calculated and payable in the same currencies as the underlying European Letters of Credit are denominated. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the applicable Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Applicable Agent or at the direction of Applicable Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (i)(x) and (ii)(x) of the first sentence of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.
(b)At any time following the occurrence of an Event of Default, at the option of Applicable Agent or at the direction of Applicable Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement (and also, if applicable, in connection with any mandatory prepayment under Section 2.19), (i) US-Canada Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit, and each US-Canada Borrower hereby irrevocably authorizes Agent, in its discretion, on such US-Canada Borrower's behalf and in such US-Canada Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such US-Canada Borrower, in the amounts required to be made by such US-Canada Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such US-Canada Borrower coming into any Lender's possession at any time, (ii) European Borrowers will cause cash to be deposited and maintained in an account with European Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding European Letters of Credit under the Facility in relation to which they are a borrower, and each such European Borrower hereby irrevocably authorizes European Agent, in its discretion, on such European Borrower's behalf and in such European Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such European Borrower, in the amounts required to be made by such European Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such European Borrower coming into any Lender's possession at any time. Applicable Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Applicable Agent and Applicable Borrowing Agent mutually agree (or, in the absence of such agreement, as Applicable Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Applicable Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Applicable Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Applicable Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent and

European Borrowers hereby assign, pledge and grant to European Collateral Agent, in each case, for its benefit and the ratable benefit of the applicable Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Applicable Agent may use such cash collateral to pay and satisfy such Obligations.
1.3Facility Fee. If, for any calendar quarter during the Term, the average daily balance of (y) the sum of US-Canada Revolving Advances (for purposes of this computation, US-Canada Swing Loans shall be deemed to be US-Canada Revolving Advances made by PNC as a US-Canada Lender) plus the Maximum Undrawn Amount of all outstanding US-Canada Letters of Credit for each day of such calendar quarter (a) equals or is greater than 50% of the Maximum US-Canada Revolving Advance Amount, then US-Canada Borrowers shall pay to Agent, for the ratable benefit of US-Canada Lenders holding the US-Canada Revolving Commitments based on their US-Canada Revolving Commitment Percentages, a fee at a rate equal to one quarter of one percent (.25%) per annum on the amount by which the Maximum US-Canada Revolving Advance Amount exceeds such average daily unpaid balance, or (b) equals 50% or less of the Maximum US-Canada Revolving Advance Amount, US-Canada Borrowers shall pay a Facility Fee at a rate equal to .375% of the amount by which the Maximum US-Canada Revolving Advance Amount exceeds such average daily unpaid balance and (z) the sum of the European Revolving Advances (for purposes of this computation, European Swing Loans shall be deemed to be European Revolving Advances made by ~~JPM Europe~~J.P. Morgan AG as a European Lender) plus the Maximum Undrawn Amount of all outstanding European Letters of Credit for each day of such calendar quarter (a) equals or is greater than 50% of the Maximum European Revolving Advance Amount, then European Borrowers shall pay to European Agent, for the ratable benefit of European Lenders holding the European Revolving Commitments based on their European Revolving Commitment Percentages, a fee at a rate equal to one quarter of one percent (.25%) per annum on the amount by which the Maximum European Revolving Advance Amount exceeds such average daily unpaid balance, or (b) is less than 50% of the Maximum European Revolving Advance Amount, European Borrowers shall pay a Facility Fee at a rate equal to .375% of the amount by which the Maximum European Revolving Advance Amount exceeds such average daily unpaid balance (collectively, the "Facility Fee"). Such applicable Facility Fee shall be payable to Applicable Agent in arrears on the first day of each calendar month with respect to the previous calendar month with respect to the English Facility and the French Facility and on the first day of each calendar quarter with respect to the previous calendar quarter with respect to the US-Canada Facility.
1.4Collateral Monitoring Fee and Collateral Evaluation Fee and Fee Letters.
(a)Borrowers shall pay each Agent such collateral monitoring and evaluation fees and costs, in the manner and at the times required, as may be required pursuant to each Fee Letter, any other fee letter among either Agent and Borrowers or otherwise notified by either Agent to Borrower in writing from time to time.
(b)Borrowers shall pay the other amounts required to be paid in each Fee Letter in the manner and at the times required by each Fee Letter.

(c)All of the fees and out-of-pocket costs and expenses of any appraisals conducted pursuant to Section 4.7 hereof shall be paid for when due, in full and without deduction, off-set or counterclaim by Borrowers.
1.5Computation of Interest and Fees; Criminal Code (Canada). Interest and fees hereunder shall be computed on the basis of a year of 360 days (or 365/366 days in the case of interest or fees denominated in British Pounds Sterling) and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension. For purposes of the Interest Act (Canada): (i) whenever any interest or fee under this Agreement is calculated on the basis of a period of time other than a calendar year, such rate used in such calculation, when expressed as an annual rate, is equivalent to (x) such rate, multiplied by (y) the actual number of days in the calendar year in which the period for which such interest or fee is calculated ends, and divided by (z) the number of days in such period of time; (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. If any provision of this Agreement or Other Documents would oblige any Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of "interest" at a "criminal rate" (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by that Lender of "interest" at a "criminal rate", such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows: first, by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada).
1.6Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
1.7Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include any Agent, any Swing Loan Lender, any Issuer or any Lender and any corporation or bank controlling any Agent, any Swing Loan Lender, any Lender or any Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any ~~Euro-~~Term SOFR Rate Loans, ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans or Overnight Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a)subject such Agent, such Swing Loan Lender, such Lender or such Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit,

any participation in a Letter of Credit or any ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan or ~~Euro-~~Term SOFR Rate Loan, or change the basis of taxation of payments to such Agent, such Swing Loan Lender, such Lender or such Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Agent, such Swing Loan Lender, such Lender or such Issuer);
(b)impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of such Agent, such Swing Loan Lender, such Issuer or such Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)impose on such Agent, such Swing Loan Lender, such Lender or such Issuer or the London interbank market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to such Agent, such Swing Loan Lender, such Lender or such Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that such Agent, such Swing Loan Lender, such Lender or such Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that such Agent, such Swing Loan Lender or such Lender or such Issuer deems to be material, then, in any case the applicable Borrowers shall promptly pay such Agent, such Swing Loan Lender, such Lender or such Issuer, upon its demand, such additional amount as will compensate such Agent, such Swing Loan Lender or such Lender or such Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the ~~LIBOR~~Adjusted EURIBOR Rate, Adjusted Daily Simple RFR, Daily Simple RFR or the ~~Euro-~~Term SOFR Rate, as the case may be. Such Agent, such Swing Loan Lender, such Lender or such Issuer shall certify the amount of such additional cost or reduced amount to the applicable Borrowing Agent, and such certification shall be conclusive absent manifest error.
1.8Alternate Rate of Interest..
3.8.1 Basis For Determining Interest Rate Inadequate or Unfair. In the event that any Agent or any Lender shall have determined that:
(a)reasonable means do not exist for ascertaining the Adjusted ~~LIBO~~EURIBOR Rate, Overnight ~~LIBO~~ Rate or ~~Euro-~~Term SOFR Rate for any Interest Period or at any time, reasonable means do not exist for ascertaining the Adjusted Daily Simple RFR; or
(b)deposits in the relevant amount, the applicable currency and for the relevant maturity are not available ~~in the relevant interbank LIBOR market~~, with respect to an outstanding ~~Euro-~~Term SOFR Rate Loan, Overnight Rate Loan or ~~LIBOR Rate~~Term Benchmark Loan, a proposed ~~Euro-~~Term SOFR Rate Loan, Overnight Rate Loan or ~~LIBOR Rate~~Term Benchmark Loan, or a proposed conversion of a Domestic Rate Loan into a ~~Euro-~~Term SOFR Rate Loan; or
(c)the making, maintenance or funding of any ~~Euro-~~Term SOFR Rate Loan, Overnight Rate Loan, Term Benchmark Loan or ~~LIBOR Rate~~RFR Loan has been made impracticable or unlawful by compliance by such Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), or
(d)the ~~Euro-~~Term SOFR Rate, Overnight ~~LIBO~~Rate, Adjusted EURIBOR Rate or Adjusted ~~LIBO Rate~~Daily Simple RFR will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such ~~Euro-~~Term SOFR Rate Loan, Overnight Rate Loan, Term Benchmark Loan or ~~LIBOR Rate~~RFR Loan,
then Applicable Agent shall give Applicable Borrowing Agent prompt written or telephonic notice of such determination. If ~~Section 3.8.2 does not apply~~such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested ~~Euro-~~Term SOFR Rate Loan on behalf of the US-Canada Borrowers shall be made as a Domestic Rate Loan, and any such requested ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan or Overnight Rate Loan on behalf of the European Borrowers shall be made as a European Revolving Advance at a rate determined by the European Agent which expresses a percentage rate per annum equal to the European Lenders or applicable European Lender (as applicable) cost of funding its or their participation in such European Revolving Advance, unless Applicable Borrowing Agent shall notify Applicable Agent no later than 1:00 p.m. Local Time, two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of ~~Euro-~~Term SOFR Rate Loan, Overnight Rate Loan, Term Benchmark Loan or ~~LIBOR Rate~~RFR Loan, as applicable, (ii) any Domestic Rate Loan or ~~Euro-~~Term SOFR Rate Loan which was to have been converted to an affected type of ~~Euro-~~Term SOFR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Applicable Borrowing Agent shall notify Applicable Agent, no later than 1:00 p.m. Local Time, two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of ~~Euro-~~Term SOFR Rate Loan, and (iii) any outstanding affected ~~Euro-~~Term SOFR Rate Loans under the US-Canada Facility shall be converted into a Domestic Rate Loan, and any outstanding affected ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans or Overnight Rate Loans under the English Facility and the French Facility shall be converted to a European Revolving Advance at a rate determined by the European Agent which expresses a percentage rate per annum equal to the European Lenders or applicable European Lender (as applicable) cost of funding its or their participation in such European Revolving Advance, or, if Applicable Borrowing Agent shall notify Applicable Agent, no later than 1:00 p.m. Local Time, two (2) Business Days prior to the last Business Day of the then current Interest Period or the then current Interest Payment Date applicable to such affected ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan, Overnight Rate Loan or ~~Euro-~~Term SOFR Rate Loan, shall be converted into an unaffected type of ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan, Overnight Rate Loan or ~~Euro-~~Term SOFR Rate Loan, as applicable, on the last Business Day of the then current Interest Period or the then current Interest Payment Date for such affected ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans, Overnight Rate Loans or ~~Euro-~~Term SOFR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans, Overnight Rate Loans or ~~Euro-~~Term SOFR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan, Overnight Rate Loan or ~~Euro-~~Term SOFR Rate Loan or maintain outstanding affected ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans, Overnight Rate Loans or ~~Euro-~~Term SOFR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan, Overnight Rate Loan or ~~Euro-~~Term SOFR Rate Loan into an affected type of ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan, Overnight Rate Loan or ~~Euro-~~Term SOFR Rate Loan.
3.8.2.    ~~Successor Adjusted LIBO Rate, Overnight LIBO Rate, or Euro-Rate Index~~Benchmark Replacement Setting.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Other Documents (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be an “Other Document” for the purposes of this Section 3.8.2), if the Applicable Agent determines that a Benchmark Transition Event ~~or an Early Opt-in Event~~ has occurred, the Applicable Agent may amend this Agreement to replace the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate and/or the ~~Euro-~~Term SOFR Rate with a Benchmark Replacement in accordance with this Section 3.8.2; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of any other party to this Agreement, including the Borrowers. Until the Benchmark Replacement is effective, each advance, conversion and renewal of a ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan, Overnight Rate Loan or a ~~Euro-~~Term SOFR Rate Loan will continue to bear interest with reference to the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or ~~Euro-~~Term SOFR Rate, respectively; provided, however, during a Benchmark Unavailability Period (i) any pending selection of, conversion to or renewal of a (A) ~~Euro-~~Term SOFR Rate Loan that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan or (B) ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan or Overnight Rate Loan that has not yet gone into effect shall be converted to a Loan in Dollars in the Dollar Equivalent amount of such Loan and be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan, (ii) all outstanding ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans, Overnight Rate Loans or ~~Euro-~~Term SOFR Rate Loans shall automatically be (A) if in Dollars, converted to Domestic Rate Loans at the expiration of the existing Interest Period (or sooner, if Applicable Agent cannot continue to lawfully maintain such affected ~~Euro-~~Term SOFR Rate Loan) or (B) if in an Optional Currency, converted to a Loan in Dollars as Domestic Rate Loan in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period or on the next Interest Payment Date (or sooner, if the Applicable Agent cannot continue to lawfully maintain such affected ~~LIBOR Rate~~Term Benchmark Loan, RFR Loan or Overnight Rate Loan in such Optional Currency) and (iii) the component of the Alternate Base Rate based upon the ~~Euro-~~Term SOFR Rate will not be used in any determination of the Alternate Base Rate.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Applicable Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.
(c)Notices; Standards for Decisions and Determinations. The Applicable Agent will promptly notify the Borrowers of (i) any occurrence of a Benchmark

Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (d) below, and (~~ii~~v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Applicable Agent pursuant to this Section 3.8.2 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.2.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any of the Other Documents, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Applicable Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor of such Benchmark is or will be no longer representative, then the Applicable Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Applicable Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrowers may revoke any request for an Advance bearing interest based on the Term SOFR Rate, Adjusted EURIBOR Rate, Overnight Rate or Adjusted Daily Simple RFR, conversion to or continuation of Advances bearing interest based on the Term SOFR Rate, Adjusted EURIBOR Rate, Overnight Rate or Adjusted Daily Simple RFR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Domestic Rate Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
(f)~~(d)~~ Certain Defined Terms. As used in this Section 3.8.2:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable (x) if the then current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

(1)for Domestic Rate Loans only, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(2)~~"Benchmark Replacement" means~~ the sum of: (a) the alternate benchmark rate that has been selected by the Applicable Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate for (A) with respect to Dollar Loans under the ~~Euro-~~Term SOFR Rate, U.S. dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.25%, the Benchmark Replacement will be deemed to be 0.25% for the purposes of this Agreement.
"Benchmark Replacement Adjustment" means, with respect to any replacement of the ~~Adjusted LIBO Rate, Overnight LIBO Rate or the Euro-Rate with an alternate benchmark rate~~then current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period (where applicable):
(1)for purposes of clause (1) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment*
One-Week	0.03839% (3.839 basis points)
One-Month	0.11448% (11.448 basis points)
Two-Months	0.18456% (18.456 basis points)
Three-Months	0.26161% (26.161 basis points)
Six-Months	0.42826% (42.826 basis points)
* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf

(2)for purposes of clause (2) of the definition of “Benchmark Replacement”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Applicable Agent (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate for (A) with respect to Dollar Loans under the ~~Euro-~~Term SOFR Rate, U.S. dollar denominated credit facilities at such time or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) which may also reflect adjustments to account for (i) the effects of the transition from the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate to the Benchmark Replacement and (ii) yield- or risk-based differences between the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate and the Benchmark Replacement.
"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Alternate Base Rate," the definition of "Interest Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Applicable Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Applicable Agent in a manner substantially consistent with market practice (or, if the Applicable Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Applicable Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Applicable Agent decides is reasonably necessary in connection with the administration of this Agreement).
"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate:
(1)    in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate permanently or indefinitely ceases to provide the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate; or
(2)     in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein.
"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate:

(1)    a public statement or publication of information by or on behalf of the administrator of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate announcing that such administrator has ceased or will cease to provide the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate;
(2)    a public statement or publication of information by a Governmental Body having jurisdiction over the Applicable Agent, the regulatory supervisor for the administrator of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate, a resolution authority with jurisdiction over the administrator for the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate, which states that the administrator of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate has ceased or will cease to provide the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate or a Governmental Body having jurisdiction over the Applicable Agent announcing that the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate is no longer representative.
"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate and solely to the extent that the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate for all purposes hereunder in accordance with Section 3.8.2 and (y) ending at the time that a Benchmark Replacement has replaced the Adjusted ~~LIBO~~EURIBOR Rate, Adjusted Daily Simple RFR, Overnight ~~LIBO~~ Rate or the ~~Euro-~~Term SOFR Rate for all purposes hereunder pursuant to Section 3.8.2.
~~"Early Opt-in Event" means a determination by the Applicable Agent that (a) with respect to Dollar Loans under the Euro-Rate, U.S. dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Euro-Rate for loans in Dollars or (b) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in Section 3.8.2, are being executed or~~

~~amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Adjusted LIBO Rate or Overnight LIBO Rate for loans in such Optional Currency.~~
"Relevant Governmental Body" means (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to Optional Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable Governmental Body or other applicable Person for loans in such Optional Currency as determined by the Applicable Agent in its sole discretion.
1.9Capital Adequacy.
(a)In the event that any Agent, any Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Agent, such Swing Loan Lender, such Issuer or any Lender (for purposes of this Section 3.9, the term "Lender" shall include any Agent, any Swing Loan Lender, any Issuer or any Lender and any corporation or bank controlling any Agent, any Swing Loan Lender or any Lender and the office or branch where any Agent, any Swing Loan Lender or any Lender (as so defined) makes or maintains any ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans or ~~Euro-~~Term SOFR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Agent, such Swing Loan Lender or such Lender's capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which such Agent, such Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Agent's, such Swing Loan Lender's and such Lender's policies with respect to capital adequacy) by an amount deemed by such Agent, such Swing Loan Lender or such Lender to be material, then, from time to time, Borrowers shall pay upon demand to such Agent, such Swing Loan Lender or such Lender such additional amount or amounts as will compensate such Agent, such Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, such Agent, such Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to each Agent, each Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.
(b)A certificate of any Agent, any Swing Loan Lender or any Lender setting forth such amount or amounts as shall be necessary to compensate such Agent, such Swing Loan Lender or such Lender with respect to Section 3.9(a) hereof when delivered to Applicable Borrowing Agent shall be conclusive absent manifest error.
1.10Taxes.
(a)Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if the Loan Parties shall be required by Applicable Law to deduct or withhold any Taxes (including any Other Taxes) from such payments, then (i) if the deduction or withholding is in respect of Indemnified Taxes the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 3.10) each Agent, each Swing Loan Lender, each Lender, each Issuer or each Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Loan Parties shall make such deductions or withholdings and (iii) the Loan Parties shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with Applicable Law.
(b)The Loan Parties shall pay and, within three (3) days of demand therefor, indemnify each of the Secured Parties against any cost, liability or loss incurred by the relevant Secured Party in relation to all Other Taxes. Without limiting the provisions of Section 3.10(a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.
(c)Each Loan Party shall indemnify any Agent, any Swing Loan Lender, any Lender, any Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) payable or paid by such Agent, such Swing Loan Lender, such Lender, such Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Applicable Borrowing Agent by any Lender, any Swing Loan Lender, any Participant, or any Issuer (with a copy to Applicable Agent), or by any Agent on its own behalf or on behalf of any Swing Loan Lender, any Lender or any Issuer, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Body, the Loan Parties shall deliver to Applicable Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Applicable Agent.
(e)Any Foreign Lender under the US-Canada Facility that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any US Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to the Borrowing Agent (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrowing Agent or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. With respect to any payments by the US Borrowers, notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any US-Canada Lender, if requested by the Borrowing Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowing Agent or Agent as will enable the US Borrowers or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any US Borrower is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) under the US-Canada Facility shall deliver to Borrowing Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a US-Canada Lender under this Agreement (and from time to time thereafter upon the request of the Borrowing Agent or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(i)two (2) duly completed valid originals of IRS Form W-8ECI,
(ii)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any US Borrower within the meaning of section 881(c)(3)(B) of the Code, (~~B~~C) a "10 percent shareholder" of US Borrowers within the meaning of section 881(c)(3)(B) of the Code or (~~C~~D) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN-E,
(iii)any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit US Borrowers to determine the withholding or deduction required to be made, or
(iv)To the extent that any US-Canada Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.
(f)Status of Lenders:
(i)A Lender and each Loan Party that is required to make a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make payment without a Tax Deduction on account of Tax imposed by the United Kingdom, provided that where a Lender has (where relevant) confirmed its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence below its name on the relevant signature page or otherwise provided notification of the same to the Applicable Agent and the Applicable Borrowing Agent, it shall be under no further obligation pursuant to this paragraph (except where a Borrower DTTP Filing has been rejected by HM Revenue & Customs or where HM Revenue & Customs has not given authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing and, in each case, the Applicable Borrowing Agent has notified the relevant Lender and the Applicable Agent in writing).
(ii)If a Lender has confirmed its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence, the relevant Loan Parties shall make a Borrower DTTP Filing with respect to such Lender within thirty (30) days of the date of such confirmation.
(iii)Each Lender which becomes a ~~Party~~party to this Agreement after the date of this Agreement shall state in writing to the Applicable Agent at the time it becomes a ~~Party~~party to this Agreement whether it is (A) not a Qualifying Lender, (B) a Qualifying Lender (other than a Treaty Lender) or (C) a Treaty Lender. If a New Lender fails to notify its status in accordance with this paragraph (iii) then such New Lender shall be treated for the purposes of this Agreement (including by each Loan Party) as if it is not a Qualifying Lender until such time as it notifies the Applicable Agent in writing which of (A), (B), or (C) applies (and the Applicable Agent, upon receipt of such notification, shall inform the relevant Loan Party). Such New Lender shall also specify in writing to the Applicable Agent at the time it becomes a ~~Party~~party to this Agreement whether it is incorporated or acting through a registered office situated in a Non-Cooperative Jurisdiction. For the avoidance of doubt, failure of a New Lender to comply with this paragraph (iii) will not invalidate the transfer.
(iv)If a Lender becomes aware that it is not or ceases to be a Qualifying Lender, it shall notify the Applicable Agent as soon as reasonably practicable. If the Applicable Agent receives such notification from a Lender it shall notify the relevant Loan Party as soon as reasonably practicable.
(v)If a Lender has not confirmed its HMRC DT Treaty Passport Scheme reference number and jurisdiction of tax residence below its name on the relevant signature page or otherwise provided notification of the same to the Applicable Agent or the Applicable Borrowing Agent, no Loan Party shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport Scheme in respect of that Lender's Revolving Commitment and/or Participation Commitment (as applicable) or its participation in any Advance unless the Lender otherwise agrees. Each relevant Loan Party shall, promptly on making a Borrower DTTP Filing, deliver a copy of such Borrower DTTP Filing to the Applicable Agent for delivery to the relevant Lender.
(g)FATCA information:
(i)Subject to paragraph (iii) below, each ~~Party~~party shall, within ten (10) Business Days of a reasonable request by another ~~Party~~party:
(A)confirm to that other ~~Party~~party whether it is:
(1)a FATCA Exempt Party; or
(2)not a FATCA Exempt Party; and
(B)supply to that other ~~Party~~party such forms, documentation and other information relating to its status under FATCA as that other ~~Party~~party reasonably requests for the purposes of that other ~~Party~~party's compliance with FATCA; and
(C)supply to that other ~~Party~~party such forms, documentation and other information relating to its status as that other ~~Party~~party reasonably requests for the purposes of that other ~~Party~~party's compliance with any other law, regulation or exchange of information regime.

(ii)If a ~~Party~~party confirms to another ~~Party~~party pursuant to paragraph (i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that ~~Party~~party shall notify that other ~~Party~~party reasonably promptly.
(iii)Paragraph (i) above shall not oblige any Secured Party to do anything, and paragraph (i)(C) above shall not oblige any other ~~Party~~party to do anything, which would or might in its reasonable opinion constitute a breach of:
(A)any law or regulation;
(B)any fiduciary duty; or
(C)any duty of confidentiality.
(iv)If a ~~Party~~party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such ~~Party~~party shall be treated for the purposes of this Agreement or the Other Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the ~~Party~~party in question provides the requested confirmation, forms, documentation or other information.
(v)If a Loan Party is a US Tax Obligor or the Applicable Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Secured Party shall, within ten (10) Business Days of:
(A)where a Loan Party that became a Loan Party on the date of this Agreement is a US Tax Obligor and the relevant Secured Party became a Secured Party on the date of this Agreement, the date of this Agreement;
(B)where a Loan Party is a US Tax Obligor on the date a new Secured Party becomes a party to this Agreement ("Transfer Date") and the relevant Secured Party is a new Secured Party, the relevant Transfer Date;
(C)the date a new US Tax Obligor accedes as a Loan Party; or
(D)where a Loan Party is not a US Tax Obligor, the date of a request from the Applicable Agent, supply to the Applicable Agent:
(1)a withholding certificate on Form W-8BEN-E, Form W-8ECI, Form W-9 or any other relevant form; or
(2)any withholding statement or other document, authorization or waiver as the Applicable Agent may require to certify or establish the status of such Secured Party under FATCA or that other law or regulation.

(vi)The Applicable Agent shall provide any withholding certificate, withholding statement, document, authorization or waiver it receives from a Secured Party pursuant to paragraph (v) above to the relevant Loan Party.
(vii)If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Applicable Agent by a Secured Party pursuant to paragraph (v) above is or becomes materially inaccurate or incomplete, that Secured Party shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorization or waiver to the Applicable Agent unless it is unlawful for the Secured Party to do so (in which case the Secured Party shall promptly notify the Applicable Agent). The Applicable Agent shall provide any such updated withholding certificate, withholding statement, document, authorization or waiver to the relevant Loan Party.
(viii)The Applicable Agent may rely on any withholding certificate, withholding statement, document, authorization or waiver it receives from a Secured Party pursuant to paragraph (v) or (vii) above without further verification, provided that the Applicable Agent has no reason to believe that such certificate, statement, document, authorization or waiver is inaccurate in any material way. The Applicable Agent shall not be liable for any action taken by it under or in connection with paragraphs (v), (vi) or (vii) above.
(h)FATCA Deduction:
(i)Each ~~Party~~party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no ~~Party~~party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(ii)Each ~~Party~~party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the ~~Party~~party to whom it is making the payment and, in addition, shall notify the Company and the Applicable Agent and the Applicable Agent shall notify the other Secured Parties.
(i)If a payment made to any Lender, any Swing Loan Lender, any Participant, any Issuer, or any Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Applicable Agent (in the case of Swing Loan Lender, a Lender, Participant or an Issuer) and the Borrowing Agent (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or Borrowing Agent sufficient for Agent and the Loan Parties to comply with their obligations under FATCA and to determine that Swing Loan Lender, such Lender, such Participant, such Issuer, or such Agent has complied with such applicable reporting requirements.
(j)If any Agent, any Swing Loan Lender, any Lender, any Participant or any Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section 3.10, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 3.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses (including Taxes) of such Agent, such Swing Loan Lender, such Lender, such Participant, or such Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that the Loan Parties, upon the request of such Agent, such Swing Loan Lender, such Lender, such Participant, or such Issuer, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to such Agent, such Swing Loan Lender, such Lender, such Participant or such Issuer in the event such Agent, such Swing Loan Lender, such Lender, such Participant or such Issuer is required to repay such refund to such Governmental Body. This Section 3.10 shall not be construed to require any Agent, any Swing Loan Lender, any Lender, any Participant, or any Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.
(k)If any amount payable to a French Lender by a French Borrower under this Agreement or the Other Documents is not, or will not be (when the relevant corporate income tax is calculated) treated as a deductible charge or expense for French tax purposes for such French Borrower by reason of that amount being (i) paid or accrued to a French Lender incorporated, domiciled, established or acting through a registered office situated in a Non-Cooperative Jurisdiction, or (ii) paid to an account opened in the name of or for the benefit of that French Lender in a financial institution situated in a Non-Cooperative Jurisdiction, such French Borrower may, whilst the circumstance giving rise to the non-deductibility for French tax purposes continues, give the European Agent notice of cancellation of the French Revolving Commitment of that French Lender and its intention to procure the repayment of that French Lender's participation in the French Revolving Advances.
(l)VAT:
(i)All amounts expressed to be payable under this Agreement or an Other Document by a Loan Party to a Secured Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph 3.10(l)(ii) below, if VAT is or becomes chargeable on any supply made by a Secured Party to a Loan Party under this Agreement of Other Document and that Secured Party is required to account to the relevant Tax Authority for the VAT, that Loan Party must pay to such Secured Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Secured Party must promptly provide an appropriate VAT invoice to that Loan Party).
(ii)If VAT is or becomes chargeable on any supply made by a Secured Party (the "Supplier") to any other Secured Party (the "Recipient") under this Agreement or an Other Document, and any party other than the Recipient (the "Relevant Party") is required by the terms of this Agreement or Other Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(A)(where the Supplier is the person required to account to the relevant Tax Authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant Tax Authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and
(B)(where the Recipient is the person required to account to the relevant Tax Authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Tax Authority in respect of that VAT.
(iii)Where this Agreement or an Other Document requires a Loan Party to reimburse or indemnify a Secured Party for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Secured Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Secured Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Tax Authority.
(iv)Any reference in Section 3.10(l) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply or (as appropriate) receiving the supply under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union)).
(v)In relation to any supply made by a Secured Party to a Loan Party under this Agreement or an Other Document, if reasonably requested by such Secured Party, that Loan Party must promptly provide such Secured Party with details of that Loan Party's VAT registration and such other information as is reasonably requested in connection with such Secured Party's VAT reporting requirements in relation to such supply.
(m)Tax Mitigation:
(i)Each European Lender shall take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Section 3.10 including (but not limited to) transferring its rights and obligations under this Agreement and Other Documents to another Affiliate or office, provided that, in respect of the French Facility, such Affiliate or other office shall be a French Qualifying Lender.
(ii)Section 3.10(m)(i) does not in any way limit the obligations of any European Loan Party under this Agreement or any Other Documents.
(iii)Each European Loan Party shall promptly indemnify each European Lender for all costs and expenses reasonably incurred by that European Lender as a result of steps taken by it under Section 3.10(m)(i).

(iv)A European Lender is not obliged to take any steps under Section 3.10(m)(i) if, in the opinion of that European Lender (acting in good faith), that such steps would not reduce or eliminate, as the case may be, amounts otherwise becoming payable under or pursuant to Section 3.10 or to do so might be disadvantageous to it.
1.11Replacement of Lenders. If any Lender (an "Affected Lender") (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to make or maintain ~~LIBOR Rate~~Term Benchmark Loans, RFR Loans or ~~Euro-~~Term SOFR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by Applicable Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Applicable Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to Applicable Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Applicable Agent and Borrowers (the "Replacement Lender"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Percentage, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Applicable Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment Percentage and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender. Any Replacement Lender with respect to the French Facility must be a French Qualifying Lender. No Replacement Lender with respect to the French Facility may be incorporated, or acting through a registered office situated, in a Non-Cooperative Jurisdiction without the prior consent of the European ~~Borrower Representative~~Borrowing Agent, which shall not be unreasonably withheld.
1.12Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures Applicable Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.
1.13Indemnity in Certain Events. The obligation of Borrowers in respect of any sum due from any Borrower to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal lending procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

1.14Optional Currency Not Available. If at any time the Applicable Agent shall have determined that a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Optional Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), then (i) the Applicable Agent shall notify the Applicable Borrowing Agent of any such determination, and (ii) until the Applicable Agent notifies the Applicable Borrowing Agent that the circumstances giving rise to such determination no longer exist, the availability of Letters of Credit in the affected Optional Currency shall be suspended.
1.15Break Funding Payments. ~~In~~(a) With respect to any Term Benchmark Loan, in the event of (~~a~~i) the payment of any principal of any ~~LIBOR Rate~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (~~b~~ii) the failure to borrow, continue or prepay any ~~LIBOR Rate~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any ~~LIBOR Rate~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Borrower or any Applicable Borrowing Agent pursuant to Section 3.11, then, in any such event, the European Loan Parties shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a ~~LIBOR Rate~~Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such ~~LIBOR Rate~~Term Benchmark Loan had such event not occurred, at the Adjusted IBO Rate that would have been applicable to such ~~LIBOR Rate~~Term Benchmark Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such ~~LIBOR Rate~~Term Benchmark Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the Relevant Interbank Market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Applicable Borrowing Agent and shall be conclusive absent manifest error. The European Loan Parties shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
    (b)    With respect to RFR Loan, in the event of (i) the payment of any principal of any RFR Loan other than on an RFR Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Advances), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto, (iii) the assignment of any RFR Loan other than on an RFR Interest Payment Date applicable thereto or (iv) the failure by a European Borrower to make any payment of any Advance or drawing under any Letter of Credit (or interest due thereof) on its scheduled due date or any payment thereof in a different currency, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the ~~Applicable Borrowing Agent~~relevant Borrower and shall be conclusive absent manifest error. The ~~European Loan Parties~~relevant Borrower shall pay such Lender the amount shown as due on any such certificate within ~~ten (10)~~10 days after receipt thereof.
4.COLLATERAL: GENERAL TERMS

1.1Security Interest in the Collateral. To secure the prompt payment and performance to each Agent, each Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each US Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each other Agent, each Lender, each Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its US Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each US Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest. Each US Loan Party shall provide Agent with written notice of all commercial tort claims in excess of $1,000,000 in Officer's Certificate required under Section 9.7 or 9.8, as the case may be, next following the commencement of legal proceedings with respect thereto, such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and the case title together with the applicable court and docket number. Upon delivery of each such notice, such US Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof. Each US Loan Party shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, in each case having a value in excess of $1,000,000, and at Agent's request shall take such actions as Agent may reasonably request for the perfection of Agent's security interest therein.
1.2Perfection of Security Interest. Each US Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in and Lien on the US Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the US Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the US Collateral, provided that Loan Parties shall not be required to endorse or deliver such chattel paper, instruments, letters of credit and advices thereof individually or in the aggregate with all others not so endorsed and delivered to the Agent and so marked and stamped, having a value less than $1,000,000, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and Lien under the Uniform Commercial Code or other Applicable Law; provided, however, that control agreements shall not be required with respect to individual deposit accounts having a de minimis balance; provided, further, that the aggregate balance of all such deposit accounts described in the foregoing proviso shall not exceed $50,000 at any time. By its signature hereto, each US Loan Party hereby authorizes Agent to file against such US Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code or similar notices or filings under other Applicable Law, in each case in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of US Collateral as "all assets" and/or "all personal property" of any US Loan Party). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the applicable Borrowers' Account as a Revolving Advance of a Domestic

Rate Loan and added to the Obligations, or, at Agent's option, shall be paid by Loan Parties to Agent for its benefit and for the ratable benefit of the Secured Parties immediately upon demand.
1.3Preservation of Collateral. During the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the US Collateral, including the hiring of security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any US Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the US Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the US Collateral; (d) may use any US Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the US Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the US Collateral is located, and may proceed over and through any of US Loan Parties' owned or leased property. Each US Loan Party shall cooperate fully with all of Agent's efforts to preserve the US Collateral and will take such actions to preserve the US Collateral as Agent may direct. All of Agent's expenses of preserving the US Collateral, including any expenses relating to the bonding of a custodian, shall be charged to the applicable Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
1.4Ownership and Location of Collateral.
(a)With respect to the US Collateral, at the time the US Collateral becomes subject to Agent's security interest: (i) each US Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective US Collateral to Agent; and, except for Permitted Encumbrances the US Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each such US Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each such US Loan Party that appear on such documents and agreements shall be genuine and each such US Loan Party shall have full capacity to execute same; and (iv) each such US Loan Party's equipment and Inventory and chief executive office shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to (x) the sale of Inventory in the Ordinary Course of Business, (y) the sale of equipment to the extent permitted in Section 7.1(b) hereof, and (z) nominal amounts of Inventory that are in the Ordinary Course of Business at other locations for exhibition to potential customers.
(b)(i) There is no location at which any US Loan Party has any Inventory (except for Inventory in transit) or other Collateral other than those locations listed on Schedule 4.4(b)(i); (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any such US Loan Party having a value in excess of $250,000 is stored; none of the receipts received by any such US Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each such US Loan Party and (B) the chief executive office of each US Loan Party; and (iv) Schedule 4.4(b)(iv) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each such US Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

1.5Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's security interests in the US Collateral shall continue in full force and effect. During such period no US Loan Party shall, without Agent's prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the US Collateral. Each US Loan Party shall defend Agent's interests in the US Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the US Collateral and the US Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the US Collateral, US Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all US Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. During the continuance of an Event of Default, each US Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any US Loan Party's possession, they, and each of them, shall be held by such US Loan Party in trust as Agent's trustee, and such US Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.
1.6Inspection of Premises. At all reasonable times and, so long as no Event of Default is continuing, upon prior notice to the Borrowing Agent, and from time to time as often as Agent shall elect in its sole discretion, Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each US Loan Party's books, records, audits, correspondence and all other papers relating to the US Collateral and the operation of each US Loan Party's business. Agent, any Lender and their agents may enter upon any premises of any US Loan Party at any time during business hours and at any other reasonable time, and from time to time as often as Agent shall elect in its sole discretion, for the purpose of inspecting the US Collateral and any and all records pertaining thereto and the operation of such US Loan Party's business.
1.7Appraisals. Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of US Borrowers' and Canadian Borrowers' assets. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with US Loan Parties as to the identity of any such firm. In the event the value of such Borrowers' domestic and Canadian Inventory or Receivables as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances are in excess of such applicable Advances permitted hereunder, then, promptly upon Agent's demand for same, such Borrowers shall make mandatory prepayments of the then outstanding applicable Revolving Advances so as to eliminate the excess Advances. Not more than one inventory appraisal, each at US-Canada Borrowers' expense, shall be conducted per annum unless a Dominion Period is in effect or it is within 60 days of the end of a Dominion Period, or if an Event of Default or Default has occurred and is continuing. Not more than one field examination, at US-Canada Borrowers' expense, shall be conducted per annum unless (i) a Dominion Period is in effect or it is within 60 days of the end of a Dominion Period, (ii) if US-Canada Undrawn Availability is less than 25% of the US-Canada Formula Amount, or (iii) if an Event of Default or Default has occurred and is continuing; provided if the US-Canada Revolving Facility Usage is Zero Dollars ($0.00) or the US-Canada Undrawn Availability exceeds 75% of the ~~maximum~~Maximum US-Canada Revolving Advance Amount, no inventory appraisals at US-Canada Borrowers' expense shall be required.
1.8Receivables; Deposit Accounts and Securities Accounts.
(a)Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable US Loan Party, or work, labor or services theretofore rendered by such US Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable US Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by US Loan Parties to Agent.
(b)Each Customer, to the best of each applicable US Loan Party's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any applicable US Loan Party who are not solvent, such US Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)Each US Loan Party's chief executive office is located as set forth on Schedule 4.4(b)(iii). Until written notice is given to Agent by Borrowing Agent of any other office at which any applicable US Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.
(d)US Loan Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to the Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. Notwithstanding the foregoing, to the extent any such US Loan Party directly receives any remittances upon Receivables during a Dominion Period, such US Loan Party shall, at such US Loan Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any US Loan Party's funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each US Loan Party shall during a Dominion Period deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.
(e)At any time during a Dominion Period, Agent shall have the right to send notice of the assignment of, and Agent's security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the US Collateral. At any time during the continuance of an Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the US Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone, facsimile, telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to the applicable Borrowers' Account and added to the Obligations.

(f)Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any US Loan Party during a Dominion Period any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each such US Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each such US Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power (i) at any time during the continuance of an Event of Default: (A) to endorse such US Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or US Collateral; (B) to sign such US Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (C) to send verifications of Receivables to any Customer; (D) to sign such US Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the US Collateral and to file same; and (E) to receive, open and dispose of all mail addressed to any US Loan Party at any post office box/lockbox maintained by Agent for US Loan Parties or at any other business premises of Agent; and (ii) at any time during the continuance of an Event of Default: (A) to demand payment of the Receivables; (B) to enforce payment of the Receivables by legal proceedings or otherwise; (C) to exercise all of such US Loan Party's rights and remedies with respect to the collection of the Receivables and any other US Collateral; (D) to sue upon or otherwise collect, extend the time of payment of, settle, adjust, compromise, extend or renew the Receivables; (E) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (F) to prepare, file and sign such US Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (G) to prepare, file and sign such US Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; (H) to accept the return of goods represented by any of the Receivables; (I) to change the address for delivery of mail addressed to any such US Loan Party to such address as Agent may designate; and (J) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.
(g)Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.
(h)All proceeds of US Collateral shall be deposited by US Loan Parties into either (i) a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") established at a bank or banks (each such bank, a "Blocked Account Bank") pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent, which shall spring to Full Dominion during a Dominion Period, or (ii) depository accounts ("Depository Accounts") established at Agent for the deposit of such proceeds, which shall spring to Full Dominion during a Dominion Period. Each applicable Loan Party, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and which directs such Blocked Account Bank to transfer such funds, during a Dominion Period, so deposited on a daily basis or at other times acceptable to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked

Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall, during a Dominion Period, apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion. Notwithstanding the foregoing, deposit accounts used solely for payroll disbursements or in which trust funds are maintained shall not constitute "Blocked Accounts" or "Depository Accounts".
(i)The parties hereto hereby acknowledge, confirm and agree that the implementation of the cash management arrangements contemplated herein is a contractual right provided to the Agent and the Lenders hereunder in order for the Agent and the Lenders to manage and monitor their collateral position and not a proceeding for enforcement or recovery of a claim, or pursuant to, or an enforcement of, any security or remedies whatsoever, the cash management arrangements contemplated herein are critical to the structure of the lending arrangements contemplated herein, the Agent and Lenders are relying on the US Loan Parties' acknowledgement, confirmation and agreement with respect to such cash management arrangements in making accommodations of credit available to them and in particular that any accommodations of credit are being provided by the Agent and Lenders strictly on the basis of a borrowing base calculation to fully support and collateralize any such accommodations of credit hereunder.
(j)No US Loan Party will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon, which, in any case, involves (i) any individual Receivable having a value in excess of $250,000 or (ii) an annual aggregate amount of Receivables for all Loan Parties in excess of $1,000,000, except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such US Loan Party.
(k)All domestic and Canadian deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each applicable US Loan Party and its Subsidiaries as of the Closing Date are set forth on Schedule 4.8(k). No US Loan Party shall open any new deposit account, securities account or investment account unless (i) with respect to domestic deposit accounts, such accounts are maintained at PNC, (ii) with respect to Canadian accounts, (w) no Event of Default is continuing, (x) such accounts are maintained at JPMorgan, (y) the accounts are subject to a control agreement in form and substance satisfactory to Agent sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account, which shall spring to Full Dominion during a Dominion Period, and (z) Borrowing Agent shall give Agent written notice of the establishment of any such Canadian accounts within three (3) days after the establishment thereof and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not Agent, such bank, depository institution or securities intermediary, each applicable US Loan Party and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.
1.9Inventory. To the extent Inventory held for sale or lease has been produced by any US Loan Party, it has been and will be produced by such Borrower in material accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

1.10Maintenance of Equipment. The equipment shall be maintained in good operating condition and repair (reasonable wear and tear and casualty excepted) consistent with past practice and as needed in current operations, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved. No US Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation.
1.11Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any US Loan Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the US Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any US Loan Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any US Loan Party of any of the terms and conditions thereof.
1.12Financing Statements. Except as respects the financing statements filed by Agent, financing statements described on Schedule 1.2, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the US Collateral or any proceeds thereof is or will be on file in any public office.
5.REPRESENTATIONS AND WARRANTIES.
Each Loan Party represents and warrants as follows:
1.1Authority.
(a)Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party's corporate, company or partnership powers, as applicable, have been duly authorized by all necessary corporate, company or partnership action, as applicable, are not in contravention of law or the terms of such Loan Party's Organizational Documents or to the conduct of such Loan Party's business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect or except to the extent the failure to obtain any consent would not reasonably be expected to have a material and adverse effect on any Loan Party and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound.
(b)The choice of governing law provisions contained in this Agreement and each Other Document to which any European Loan Party is a party are enforceable in the jurisdictions where such European Loan Party is organized or incorporated or any Collateral of such European Loan Party is located. Any judgment obtained in connection with this Agreement or any Other Document in the jurisdiction of the governing law this Agreement or such Other Document will be recognized and be enforceable in the jurisdictions where such European Loan Party is organized or any Collateral is located, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.
1.2Formation and Qualification.
(a)Each Loan Party is duly incorporated or formed, as applicable, and in good standing (or equivalent thereof in any applicable jurisdiction) under the laws of the state, province or country, as applicable, listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states, provinces or countries, as applicable, in which qualification and good standing (or equivalent thereof in any applicable jurisdiction) are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a material and adverse effect on such Loan Party. Each Loan Party has, as of the Closing Date, delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any amendment or changes thereto.
(b)The only Subsidiaries of the Company and each Loan Party are listed on Schedule 5.2(b). Schedule 5.2(b) also designates each of the Material Subsidiaries, US Excluded Subsidiaries and Foreign Excluded Subsidiaries. No Material Subsidiary is a US Excluded Subsidiary except the Insurance Subsidiary.
1.3Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true in all material respects at the time of such Loan Party's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
1.4Tax Returns. Each Loan Party's federal tax identification number (where applicable) is set forth on Schedule 5.4. Each Loan Party has filed all federal, national, state, provincial and material local tax returns and other reports each is required by law to file and has paid all federal, national, state, provincial and all other material taxes, assessments, fees and other governmental charges that are due and payable, except those which are being Properly Contested. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.
1.5Deduction of Tax. No Loan Party is required to make any Tax Deduction from any payment it may make under this Agreement or any Other Document to a Secured Party, except with respect to Tax imposed (i) by the United States due to the failure of the Secured Party to which the payment is being made to comply with the requirements of Section 3.10(e), above, or to establish that it is a FATCA Exempt Party under Section 3.10(g), above, and (ii) by the United Kingdom where a Lender is not a Qualifying Lender.
1.6No filing or stamp Taxes. Under the laws of each Loan Party's jurisdiction of incorporation, it is not necessary that this Agreement or any Other Document be registered, filed, recorded, notarized or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to this Agreement or any other Document or the transactions contemplate thereby, except registration of any English Collateral Document or other security document entered into by any English Loan Party at Companies House in the United Kingdom.
1.7VAT. No Loan Party is a member of a value added tax group.
1.8Tax residence. Each Loan Party is and has at all times been subject to income or similar taxation generally on income from all sources (and not merely from income from sources in, or profits attributable to a permanent establishment in such jurisdiction) solely in its jurisdiction of incorporation.
1.9Financial Statements.
(a)The cash flow and balance sheet projections of Borrowers on a Consolidated Basis and the cash flow and balance sheet projections of the Subsidiaries of the Company incorporated in Europe, in each case through fiscal year [2017], copies of which are annexed hereto as Exhibit 5.9(b), were prepared by the Chief Financial Officer of the Company, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections are referred to as the "Closing Projections".
(b)The consolidated and consolidating balance sheets of Borrowers, and such other Persons described therein, as of December 31, ~~2014~~2020 and ~~March 31~~September 30, ~~2015~~2021, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, accompanied by reports thereon containing opinions without qualification by independent certified public accountants (in the case of year-end statements) or certified as true, correct and complete in all material respects by the President and Chief Financial Officer of the Company (in the case of quarterly statements) copies of which have been delivered to Agent, have been prepared in accordance with GAAP (subject, in the case of interim statements, to footnotes and year-end audit adjustments), consistently applied (except for changes in application to which such accountants concur) and present fairly the financial position of Borrowers on a Consolidated Basis at such date and the results of their operations for such period. Since December 31, ~~2014~~2020 except as disclosed in public securities law filings, there has been no change in the condition, financial or otherwise, of Borrowers on a Consolidated Basis as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Loan Parties and their Subsidiaries, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.
1.10Entity Names. Except as set forth on Schedule 5.10, no Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years and does not sell Inventory under any other name except as set forth on Schedule 5.10, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.
1.11O.S.H.A. Environmental Compliance; Flood Insurance.
(a)Except to the extent non-compliance would not reasonably be expected to have a Material Adverse Effect, each Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Fixed Assets are in compliance with, to the extent applicable, the Federal Occupational Safety and Health Act and Environmental Laws. Any outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Fixed Assets under any such laws, rules or regulations are set forth on Schedule 5.11; provided no such citations, notices or orders of non-compliance would reasonably be expected to have a Material Adverse Effect.
(b)Each Loan Party has been issued all required federal, state, provincial and local licenses, certificates or permits (collectively, "Approvals") required under all applicable Environmental Laws and all such Approvals are current and in full force and effect, except to the extent failure to maintain such Approvals would not reasonably be expected to have a Material Adverse Effect.
(c)Except as set forth on Schedule 5.11: (i) there have been no releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Materials at, upon, under or migrating from or onto any Real Property owned, leased or occupied by any Loan Party or any Subsidiary thereof, except for those Releases which are in compliance, in all material respects, with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property owned, leased or occupied by any Loan Party or any Subsidiary thereof, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws, in all material respects; (iii) the Real Property including any premises owned, leased or occupied by any Loan Party or any Subsidiary thereof has never been used by any Loan Party or any Subsidiary thereof to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party or any Subsidiary thereof on any Real Property including any premises owned, leased or occupied by any Loan Party or any Subsidiary thereof, excepting such quantities as are managed in accordance with all applicable manufacturer's instructions and compliance with Environmental Laws, in all material respects, and as are necessary for the operation of the commercial business of any Loan Party or any Subsidiary thereof or of its tenants.
(d)All Real Property owned by Loan Parties and their Subsidiaries is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party or Subsidiary thereof in accordance with prudent business practice in the industry of such Person. Each Loan Party and Subsidiary thereof has taken all actions required under the Flood Laws including, but not limited to, obtaining flood insurance for such property, structures and contents.
1.12Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.
(a)(i) ~~After giving effect to the Transactions, each~~Each Loan Party ~~will be~~is solvent, able to pay its debts as they mature, ~~will have~~has capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of the assets of each Loan Party, calculated on a going concern basis, is in excess of the amount of liabilities of such Loan Party, and (iii) subsequent to the Closing Date, the fair saleable value of the assets of each Loan Party (calculated on a going concern basis) will be in excess of the amount of the liabilities of such Loan Party.
(b)Except as disclosed in Schedule 5.12(b)(i), no Loan Party has any pending or threatened litigation, arbitration, actions or proceedings which if determined adversely would be reasonably be expected to be material to such Loan Party. No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.12(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.
(c)No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which would reasonably be expected be material and adverse to such Loan Party, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal. Except where any failure would not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.
(d)No Loan Party or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.12(d) hereto. Except where any failure would not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no event described in Section 4043 of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.
(e)Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (a) the Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other Applicable Laws which require registration, have been administered in accordance with the Income Tax Act (Canada) and such other Applicable Law and no event has occurred which could cause the loss of such registered status, (b) all obligations of the Canadian Loan Parties and their Subsidiaries (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis, and (c) all contributions or premiums required to be made or paid by them to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all Applicable Laws.
(f)Neither any English Loan Party nor any of its Subsidiaries or Affiliates is or has at any time been (i) an employer (for the purposes of Sections 38 to 51 of the United Kingdom's Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom's Pensions Schemes Act 1993) or (ii) "connected" with or an "associate" (as those terms are used in Sections 38 and 43 of the United Kingdom's Pensions Act 2004) of such an employer.
1.13Patents, Trademarks, Copyrights and Licenses. All material Intellectual Property owned or utilized by any Loan Party: (i) is set forth on Schedule 5.13; and (ii) is valid and has been duly registered or filed with all appropriate Governmental Bodies. The Intellectual Property set forth on Schedule 5.13 constitutes all of the intellectual property rights which are necessary for the operation of each Loan Party's business. Except as set forth in Schedule 5.13 hereto, there is no objection to, pending challenge to the validity of, or proceeding by any Governmental Body to suspend, revoke, terminate or adversely modify, any such Intellectual Property and no Loan Party is aware of any grounds for any challenge or proceedings, and no such matters set forth on Schedule 5.13, if determined adversely to a Loan Party, would reasonably be expected to have a Material Adverse Effect. All material Intellectual Property owned or held by any Loan Party consists of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.
1.14Licenses, Permits and Accreditation. Except as could not, individually or in the aggregate, result in liability for Loan Parties and their Subsidiaries in excess of $5,000,000 or result in criminal liability for any Loan Party, (a) each of Loan Parties and their Subsidiaries has, to the extent applicable: (i) obtained and maintains in good standing all required licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business; and (ii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; and (b) all such required licenses, permits and accreditations are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.
1.15Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness in excess of $500,000 or under any instrument or agreement under or subject to which any such Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.
1.16No Default. No Loan Party is in default in the payment or performance of any of its contractual obligations except to the extent that any such default would not be reasonably be expected to have a Material Adverse Effect.
1.17No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect. As of the Closing Date, each Loan Party has heretofore delivered to Agent true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
1.18No Labor Disputes. No Loan Party is involved in any labor dispute which would reasonably be expected to have a Material Adverse Effect; there are no material labor disputes, strikes or walkouts or union organization of any Loan Party's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.18 hereto.
1.19Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.
1.20Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
1.21Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.
1.22Swaps. No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.
1.23Business and Property of Loan Parties. Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than the manufacture, sale and distribution of medical equipment and activities necessary to conduct the foregoing or related thereto. On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.
1.24Ineligible Securities. Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.
1.25Federal Securities Laws. None of Loan Parties or any of their Subsidiaries (other than the Company with respect to clauses (i) and (ii)), (i) is required to file periodic reports under the Exchange Act or securities legislation of Canada, France, England or the Netherlands, (ii) has any securities registered under the Exchange Act or securities legislation of Canada, France, England or the Netherlands or (iii) has filed a registration statement that has not yet become effective under the Securities Act or securities legislation of Canada, France, England or the Netherlands.
1.26Equity Interests. The authorized and outstanding Equity Interests of each Loan Party, and each legal and beneficial holder thereof, are as set forth on Schedule 5.26 hereto. All of the Equity Interests of each Loan Parties have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal, provincial and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.26, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties. Except as set forth on Schedule 5.26, Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.
1.27Commercial Tort Claims. No Loan Party has any commercial tort claims in excess of $1,000,000 whether or not a proceeding has been filed, except as set forth on Schedule 5.27 hereto.
1.28Letter of Credit Rights. No Loan Party has any letter of credit rights in excess of $1,000,000 except as set forth on Schedule 5.28 hereto.
1.29Material Contracts. Schedule 5.29 sets forth all Material Contracts of Loan Parties and any material defaults thereunder. Except where any failure or default would reasonably be expected to have a Material Adverse Effect, all Material Contracts are in full force and effect and no material defaults currently exist thereunder.
1.30Fraud and Abuse. Except as would not, individually or in the aggregate, constitute a Material Adverse Effect or result in liability for Loan Parties in excess of

$1,000,000 or result in criminal liability for any Loan Party, neither any Loan Party and its Subsidiaries nor, to the knowledge of any Chief Executive Officer, Chief Financial Officer, Treasurer or Compliance Officer of the Company, any of their officers or directors, have engaged in any activities which are prohibited under federal Medicare and Medicaid statutes, 42 U.S.C. Section 1320a-7b or 42 U.S.C., or any other Applicable Laws in any applicable jurisdiction. Section 1395nn or the regulations promulgated pursuant to such statutes or related state, local or provincial statutes or regulations, or which are prohibited by binding rules of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or misrepresentation of a material fact in any applications for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or misrepresentation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another with the intent to secure such benefit or payment fraudulently; (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay such remuneration (i) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, including any Governmental Body, or (ii) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, including any Governmental Body.
Notwithstanding the foregoing, Loan Parties are aware of, and have disclosed, the existence of the OIG Investigation and Consent Decree. Loan Parties believe that the programs described in the subpoena are in compliance with all applicable Laws, except where the failure to be in compliance would not constitute a Material Adverse Effect. Loan Parties are cooperating fully with the government inquiry.
1.31Other Regulatory Protection. Except for oxygen products, none of Loan Parties and their Subsidiaries manufactures pharmaceutical products. Except as set forth on Schedule 5.31, none of Loan Parties and none of the Subsidiaries of Loan Parties (a) participates in Medicare or Medicaid or other similar government programs in applicable jurisdictions as a provider or supplier, rather, Loan Parties and their Subsidiaries are manufacturers and sell to providers for purposes of Medicare, Medicaid and any other Medical Reimbursement Program or other similar government programs in applicable jurisdictions, (b) is a party to any Medicare Provider Agreement or Medicaid Provider Agreement, or (c) bills for items or services to any Medical Reimbursement Program or other similar government programs in applicable jurisdictions. Each of Loan Parties and its Subsidiaries is in compliance with all applicable rules, regulations and other requirements of the Food and Drug Administration and Health Canada (for purposes hereof collectively, "FDA"), the Federal Trade Commission (for purposes hereof, "FTC"), the Consumer Product Safety Commission, the United States Customs Service and the United States Postal Service and other state, national, provincial or federal regulatory authorities or jurisdictions in which such Loan Party or any of its Subsidiaries do business or distribute and market products, except to the extent that any such noncompliance, individually or in the aggregate, does not constitute a Material Adverse Effect. Neither the FDA, the FTC, the Consumer Product Safety Commission, nor any other such regulatory authority has requested (or, to the knowledge of any authorized officer, are considering requesting) any product recalls or other enforcement actions that (a) if complied with, individually or in the aggregate, would reasonably be expected to constitute a Material Adverse Effect or (b) with which Loan Parties and their Subsidiaries have not complied within the time period allowed, except where any such failure would not reasonably be expected to have a Material Adverse Effect.
1.32Excluded Pledge Entity . Each entity listed on Schedule 5.32 ("Excluded Pledge Entity") has total assets of less than $10,000,000 ("Threshold Assets").
1.33Centre of Main Interests and Establishments. For the purposes of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), each European Loan Party's centre of main interests (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction.
1.34European Distribution Agreements. Each European Distribution Agreement is in full force and effect and, under Swiss law, each European Distribution Agreement provides that any right, title or interest in any Receivables arising from the sale of any Inventory referred to therein shall vest in the European Loan Party party to such European Distribution Agreement.
1.35EEA Financial Institution. No Loan Party is an EEA Financial Institution.
1.36Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Agent and Lenders for each Borrower (other than the Company) on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrowers acknowledge and agree that the Certificate of Beneficial Ownership is one of the Other Documents.
1.37Sanctions and other Anti-Terrorism Laws. No (a) Covered Entity, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement: (i) is a Sanctioned Person; (ii) directly, or indirectly through any third party, is engaged in any transactions or other dealings with or for the benefit of any Sanctioned Person or Sanctioned Country, or any transactions or other dealings that otherwise are prohibited by any Anti-Terrorism Laws; (b) Collateral is Embargoed Property.
5.38    Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.
6.AFFIRMATIVE COVENANTS.
Each Loan Party shall, and shall cause each of its Subsidiaries to, until payment in full of the Obligations and termination of this Agreement:
1.1Compliance with Laws. Comply in all material respects with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party's business the non-compliance with which would reasonably be expected to be material and adverse to any Loan Party (except to the extent (a) any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard or (b) any Applicable Law is being Properly Contested).

1.2Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear and casualty excepted and except as may be disposed of in accordance with the terms of this Agreement), including all material Intellectual Property and take all actions necessary to enforce and protect the validity of any material intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply with all laws and regulations governing the conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States, Canada, France, England or the Netherlands or any political subdivision thereof where the failure to do so would reasonably be expected to have a Material Adverse Effect.
1.3Books and Records; Inspection Rights.
(a)Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), that allow Loan Parties to prepare financial reports in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.
(b)Permit any representatives designated by the ~~Administrative~~ Agent or any Lender (including employees of the ~~Administrative~~ Agent, any Lender or any consultants, accountants, lawyers, agents and appraisers retained by the ~~Administrative~~ Agent), upon reasonable prior notice, to visit and inspect its properties, to conduct at such Loan Party's premises field examinations of such Loan Party's assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that it is intended that prior to a Default or Event of Default, the European Agent and the European Lenders will only conduct one (provided, that if the European Undrawn Availability is less than 50% of the Maximum European Revolving Advance Amount, then two) field examination(s) in any twelve (12) month period (exclusive of any field examination performed prior to the Effective Date) (it being understood that there are no limitations on the number of field examinations that may be performed during the continuance of a Default or an Event of Default) which field examinations shall be at the European Borrowers' sole cost and expense. Each European Loan Party acknowledges that the European Agent, after exercising its rights of inspection, may prepare and distribute to the European Lenders certain reports pertaining to each European Loan Party's assets for internal use by the European Agent and the European Lenders.
1.4Payment of Taxes. Unless Properly Contested, pay, when due, all Priority Payables and all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and any Agent or any Lender which any Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in any Agent's opinion, may reasonably be expected to create a valid Lien on the Collateral, such Agent may, upon notice to Loan Parties (or during an Event of Default without notice to Loan Parties) pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds such Agent and each Lender harmless in respect thereof. The amount of any payment by an Agent under this Section 6.4 shall be charged to ~~Loan Parties~~Borrowers' Account as a Revolving Advance under the relevant facility maintained as a Domestic Rate Loan in the case of a Revolving Advance under the US-Canada Facility and a ~~LIBOR Rate~~Term Benchmark Loan with an interest period of one month or an RFR Loan (as applicable) in the case of a Revolving Advance under the English Facility and the French Facility and added to the Obligations and, until Loan Parties shall furnish the relevant Agent with an indemnity therefor (or supply the relevant Agent with evidence satisfactory to such Agent that due provision for the payment thereof has been made), the relevant Agent may hold without interest any balance standing to Loan Parties' credit and such Agent shall retain its security interest in and Lien on any and all Collateral held by such Agent.
1.5Tax residence. Ensure that it is subject to income or similar taxation generally on income from all sources (and not merely from income from sources in, or profits attributable to a permanent establishment in such jurisdiction) solely in its jurisdiction of incorporation.
1.6Financial Covenant; Minimum Undrawn Availability.
(a)Cause to be maintained the US-Canada Undrawn Availability Required Amount at all times.
(b)Cause to be maintained the European Undrawn Availability Required Amount at all times.
1.7Insurance.
(a)(i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar in size and scope to such Loan Party's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state, province or jurisdiction in which such Loan Party is engaged in business; (v) furnish Applicable Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Applicable Agent, naming Applicable Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and providing (I) that all proceeds thereunder shall be payable to Applicable Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Applicable Agent (or in the case of non-payment, at least ten (10) days prior written notice). All of the coverages required in this Section 6.7(a) shall be maintained with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company. In the event of any loss thereunder, the carriers named therein hereby are directed by Applicable Agent and the applicable Loan Party to make payment for such loss to Applicable Agent and not to such Loan Party and Applicable Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Applicable Agent jointly, Agent may endorse such Loan Party's name thereon and do such other things as Applicable Agent may deem advisable to reduce the same to cash.
(b)Each Loan Party shall take all actions required under the Flood Laws and/or requested by Applicable Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Applicable Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Applicable Agent, for the benefit of Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.
(c)With respect to any claims in excess of $1,000,000 individually or $5,000,000 in the aggregate in any calendar year and with respect to any claims during the continuance of a Default or Event of Default, Applicable Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.7(a)(i) and (iii) and 6.7(b) above. All loss recoveries received by Applicable Agent under any such insurance may be applied to the Obligations, in such order as Applicable Agent in its sole discretion shall determine. Any surplus shall be paid by Applicable Agent to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Applicable Agent, on demand. Anything hereinabove to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Applicable Agent shall remit to Borrowing Agent or European Borrowing Agent (as applicable) insurance proceeds received by Applicable Agent during any calendar year under insurance policies procured and maintained by Loan Parties which insure Loan Parties' insurable properties to the extent such insurance proceeds do not exceed $5,000,000 in the aggregate during such calendar year or $1,000,000 per occurrence. In the event the amount of insurance proceeds received by Applicable Agent for any occurrence exceeds $1,000,000, then Applicable Agent shall not be obligated to remit the insurance proceeds to Borrowing Agent or European Borrowing Agent (as applicable) unless Borrowing Agent or European Borrowing Agent (as applicable) shall provide Applicable Agent with evidence reasonably satisfactory to Applicable Agent that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss. In the event Borrowing Agent or European Borrowing Agent (as applicable) has previously received (or, after giving effect to any proposed remittance by Applicable Agent to Borrowing Agent or European Borrowing Agent (as applicable) would receive) insurance proceeds which equal or exceed $5,000,000 in the aggregate during any calendar year, then Applicable Agent may, in its sole discretion, either remit the insurance proceeds to Borrowing Agent or European Borrowing Agent (as applicable) upon Borrowing Agent or European Borrowing Agent (as applicable) providing Applicable Agent with evidence reasonably satisfactory to Applicable Agent that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Applicable Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) No Event of Default or Default shall then have occurred, (y) Loan Parties shall use such insurance proceeds promptly to repair, replace or restore the insurable property which was the subject of the insurable loss and for no other purpose, and (z) such remittances shall be made under such procedures as Applicable Agent may establish. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force,

Applicable Agent, if Applicable Agent so elects, may obtain such insurance and pay the premium therefor on behalf of such Loan Party, which payments shall be charged to Borrowers' Account and constitute part of the obligations.
1.8Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so would not reasonably be expected to be material and adverse to any Loan Party or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all material leases of real property under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.
1.9Environmental Matters.
(a)Except where any non-compliance would not reasonably be expected to have a Material Adverse Effect, result in liability for Loan Parties and their Subsidiaries in excess of $1,000,000 or result in criminal liability for any Loan Party or Subsidiary thereof, ensure that the Real Property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws in all respects and it shall manage any and all Hazardous Materials on any Real Property in compliance with Environmental Laws.
(b)Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential violations and violations of Environmental Laws shall be reviewed with legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.
(c)Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.
(d)Promptly upon the written request of Agent from time to time, if any Loan Party has received an Environmental Complaint, or if Agent has a reasonable good faith basis to believe that there has occurred a Hazardous Discharge that requires remedial or investigatory action under Environmental Laws or that is the subject to regulatory inquiry, Loan Parties shall provide Agent, at Loan Parties' expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $250,000, Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.
1.10Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to the absence of footnotes and normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).
1.11Federal Securities Laws. Promptly notify Agent in writing if any Loan Party (other than, with respect to clause (i) or (ii), the Company) or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act or securities legislation of Canada, France, England or the Netherlands, (ii) registers any securities under the Exchange Act or securities legislation of Canada, France, England or the Netherlands or (iii) files a registration statement under the Securities Act or securities legislation of Canada, France, England or the Netherlands.
1.12Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral (including the filing and recording of financing statements and other documents and the execution of dailly assignments in respect of French Borrower's Receivables which are no longer subject to extendible retention of title), and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.
1.13Government Receivables. To the extent any Borrower desires such Receivables to constitute Eligible Receivables, take all steps necessary to protect Applicable Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Financial Administration Act (Canada) and any similar applicable provincial statute, the Uniform Commercial Code and all other applicable state, national, provincial or local statutes or ordinances and deliver to Applicable Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the relevant Governmental Body or any department, agency or instrumentality of any of them.
1.14Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party's obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.14, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.14 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.14 constitute, and this Section 6.14 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the CEA.
1.15[Reserved].
1.16Canadian Pension Plans. For each existing, or hereafter adopted, Canadian Benefit Plan, in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Benefit Plan and all Applicable Laws (including any fiduciary, funding, investment and administration obligations). All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Benefit Plan shall be paid or remitted in a timely fashion in accordance with the terms thereof, any funding agreements and all Applicable Laws.
1.17Proposed Reorganization. The Proposed Reorganization will take place in stages. Immediately upon the liquidation of Invacare CV, Invacare International shall pledge 65% of its equity interest in LUX 1 (of, if a holding company is inserted as the owner of LUX 1, in such first-tier foreign Subsidiary) to the Agent on behalf of the Lenders pursuant to the Pledge Agreement.
1.18Threshold Assets Exceeded. In the event that the total assets of any Excluded Pledge Entity ceases to be less than the Threshold Assets, such Subsidiary shall cease to be an Excluded Pledge Entity and the applicable Loan Party shall promptly deliver to the Agent such original certificates and Security Documents (as defined in the Pledge Agreement) as required pursuant to the terms of the Pledge Agreement or as the Agent shall reasonably deem to be necessary, to perfect the Agent's Lien and security interest in the Subsidiary Stock of such Subsidiary.
1.19Transfer of Accounts of European Borrowers and Dutch Guarantor, Notification of Account Debtors.
(a)At any time following a European Dominion Triggering Event, the European Borrowers and the Dutch Guarantor shall (i) at the request of the European Agent, use reasonable endeavors to cause their European Blocked Accounts (each an "Existing Blocked Account") to be transferred to the name of the European Agent and (ii) with respect to any Existing Blocked Accounts held with an account bank in a jurisdiction other than England and Wales, promptly open new European Blocked Accounts with (and, at the discretion of the European Agent, in the name of) the European Agent in London (or an Affiliate of the European Agent in London), such new bank accounts being European Blocked Accounts under and for the purposes of this Agreement.
If new European Blocked Accounts have been established pursuant to this Section (each a "New Blocked Account"), the European Borrowers and the Dutch Guarantor shall ensure that the proceeds of all Receivables owing to them will immediately be re-directed to the New Blocked Accounts. Until all proceeds of Receivables have been redirected to the New Blocked Accounts, each European Borrower and the Dutch Guarantor shall cause all amounts on deposit in any Existing Blocked Account to be transferred to a New Blocked Account at the end of each Business Day, provided that if any such European Borrower or the Dutch Guarantor does not instruct such re-direction or transfer, each of them hereby authorizes the European Agent to give such instructions on their behalf to the applicable Customers and/or the account bank holding such Existing Blocked Account (as applicable).
(b)At any time during a European Dominion Period, each European Borrower and the Dutch Guarantor agrees that if any of its Customers have not previously received notice of the security interest of the European Collateral Agent over its Receivables, it shall, at the request of the European Agent or European Collateral Agent, promptly give notice to such Customers and if any European Borrower and/or the Dutch Guarantor does not serve such notice, each of them hereby authorizes the European Collateral Agent to serve notice on their behalf.
1.20European Cash Management Provisions.
(a)All proceeds of the English Collateral, the French Collateral and the Dutch Collateral shall be deposited by the European Borrowers and the Dutch Guarantors into a blocked account ("European Blocked Accounts") established at the European Agent (or an Affiliate of the European Agent) for the deposit of such proceeds. Each applicable European Borrower, Dutch Guarantor, the European Agent and the European Agent in its capacity as account bank with respect to the European Blocked Accounts (or Affiliate of the European Agent in such role, as applicable) shall enter into a deposit account control agreement or equivalent arrangement, in each case in form and substance satisfactory to the European Agent that is sufficient to give the European Agent "control" at all times over such account. All funds deposited in such European Blocked Accounts shall immediately become subject to the security interest of the European Collateral Agent for its own benefit and the ratable benefit of the Secured Parties. During a European Dominion Period, the European Agent may apply (or cause to be applied) all funds received by it from the European Blocked Accounts to the satisfaction of the Obligations of the European Borrowers (including the cash collateralization of the Letters of Credit in accordance with the terms of this Agreement) in such order as is required hereunder. If the funds standing to the credit of any European Blocked Account are not in the same currency in which the European Swing Loans and/or European Revolving Advances were made (the "Advance Currency"), the European Agent may, in its sole discretion, during a European ~~Cash~~ Dominion Period or following an Event of Default convert such funds to the currency in which the relevant European Swing Loans and/or European Revolving Advances were made at its spot rate of exchange for the purposes of applying the funds to the satisfaction of the European Obligations and European Borrowers and Dutch Guarantors agree to hold the European Agents and each European Lender harmless from and against any costs of exchange, the cost of covering the currency in which such European Swing Loan and/or European Revolving Advance was originally made, and from any change in the value of the Advance Currency, or such other currency, in relation to the currency that was due and owing. In the event that all outstanding Obligations of the European Borrowers have been satisfied in full, any remaining funds received by the European Agent from the European Blocked Accounts shall be transferred to the Agent for application against the then-outstanding Obligations of the US-~~Canadian~~Canada Borrowers in accordance with Section 4.8(h).
(b)The European Loan Parties shall use their reasonable endeavors to ensure that their Customers deliver all remittances with respect to Receivables (whether paid by check, by wire transfer of funds or by any other means available to such Customer) to such European Blocked Accounts. Notwithstanding the foregoing, to the extent (A) such Customers cannot deliver all remittances upon Receivables (whether paid by check, by wire transfer of funds or otherwise) to such European Blocked Accounts, or (B) any European Loan Party directly receives any remittances upon Receivables, such European Loan Party shall, at such European Loan Party's sole cost and expense, but on the European Agent's behalf and for the European Agent's account, collect as the European Agent's property and in trust for the European Agent all amounts received with respect to Receivables, and shall not (to the extent possible) commingle such collections with any of the European Loan Party's other funds or use the same and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check or such other payment instruments as are customarily used to collect receivables by the European Loan Parties in such country, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such European Blocked Accounts.
(c)All deposit accounts (including all European Blocked Accounts, securities accounts and investment accounts) of each European Loan Party as of the Closing Date are set forth on Schedule 6.20(c). No European Borrower or Dutch Guarantor shall open any new deposit account, securities account or investment account or designate such account as an account into which proceeds of Receivables are to be paid for the purposes of inclusion in the European Formula Amount unless the European Borrowing Agent shall have given at least thirty (30) days prior written notice to the European Agent and:
(i)a security interest (which, in relation to accounts located in England and Wales shall be a fixed charge, rather than a floating charge), governed by the laws of the jurisdiction in which such account is located, in form and substance satisfactory to the European Collateral Agent has been entered into between the relevant European Borrower and the European Collateral Agent;
(ii)in the event that the security interest is governed by the laws of a jurisdiction other than England and Wales, a side letter or other agreement satisfactory to the European Collateral Agent, setting out any required additions or amendments to this Agreement to enable the European Collateral Agent to effectively hold and maintain such security interest for the benefit of the ~~Security~~Secured Parties under the laws of the applicable jurisdiction has been entered into; and
(iii)an account control agreement in form and substance satisfactory to the European Collateral Agent sufficient to give the European Agent "control" over such account has been entered into between the relevant bank or financial institution, the European Collateral Agent and the relevant European Borrower.
1.21English Pension Plans
(a)Each English Loan Party shall ensure that all pension schemes operated by or maintained for the benefit of itself, its Subsidiaries and Affiliates (each, a "member of the Group") and/or any of their employees are fully funded based on the statutory funding objective under Sections 221 and 222 of the United Kingdom's Pensions Act 2004 and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)Each English Loan Party shall ensure that no member of the Group is or has been at any time an employer (for the purposes of Sections 38 to 51 of the United Kingdom's Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom's Pension Schemes Act 1993) or "connected" with or an "associate" of (as those terms are used in Sections 38 or 43 of the United Kingdom's Pensions Act 2004) such an employer.
(c)Following European Agent's ~~Request~~request, each English Loan Party shall deliver to the Applicable Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to any English Loan Party), actuarial reports in relation to all pension schemes mentioned in Section 6.21.
(d)Each English Loan Party shall promptly notify the Applicable Agent of any material change in the rate of contributions to any pension schemes mentioned in Section 6.21 paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).
(e)Each English Loan Party shall promptly notify the Applicable Agent if it is required to give notice to the Pensions Regulator of a notifiable event under Section 69 of the Pensions Act 2004. The relevant English Loan Party shall, promptly upon request by the Applicable Agent, supply the Applicable Agent with a copy of any notice given to the Pensions Regulator in respect of that notifiable event, together with such details of the event and the circumstances giving rise to it, as the Applicable Agent may reasonably require.
(f)Each English Loan Party shall promptly notify the Applicable Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to it or any member of the Group.
(g)Each English Loan Party shall immediately notify the Applicable Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
(h)All pension schemes established or maintained by any English Loan Party shall comply with all provisions of the relevant law and employ reasonable actuarial assumptions, where relevant; and no member of the Group shall have any unfunded liability in respect of any pension scheme; except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.
1.22Financial Assistance. Each European Loan Party shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, including Sections 678 and 679 of the United Kingdom's Companies Act 2006, articles L225-216 and following of the French Commercial Code, and any equivalent and applicable provisions under the laws of the jurisdiction of organization of each European Loan Party, including in relation to the execution of the European Collateral Documents and payment of amounts due under this Agreement.
1.23European Collateral.~~6.24~~  Each European Loan Party shall ensure that (i) a copy of, or reference to, its standard terms and conditions of purchase is attached to or included on (as applicable) each purchase order or equivalent document with its suppliers, (ii) its standard terms and conditions of purchase at all times contain a condition to the effect that title to the purchased goods transfers to the European Loan

Party at a time no later than on delivery of the purchased goods to the European Loan Party, (iii) its standard terms and conditions of purchase are not amended in any respect materially adverse to the Lenders without the prior consent in writing of the European Agent, and (iv) if the reference on any purchase order or equivalent document is to the standard terms and conditions of purchase as set out on a specified website, the relevant website must be maintained, up to date and publicly accessible at all times. During any European Dominion Period or at any other time at which the European Agent considers that the Collateral of any European Loan Party may be at risk, at the request of the European Agent, the specified European Loan Party must send a copy of its standard terms and conditions of purchase (or other notice satisfactory to the European Agent which rejects retention of title and/or extendible retention of title provisions in relation to the European Loan Party's Inventory) to its suppliers.
1.24~~6.25~~ Certificate of Beneficial Ownership and Other Additional Information. Provide to Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Agent and each Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith.
1.25~~6.26~~ [Conditions Subsequent.
(a)Within 10 Business Days of the Closing Date, the French Borrower shall provide to the European Agent evidence that European Collateral Agent (in its capacity as Collateral Agent under the French Master Receivables Assignment Agreement) has been named as sole loss payee on the credit insurance (assurance-crédit) policy in the name of the French Borrower held with Compagnie Française D'Assuance Pour Le Commence Extérieur (COFACE) with policy number 458286 G21 001.
(b)Prior (and as a condition precedent) to the first Advance under the French Facility, the French Borrower shall provide evidence (whether by way of legal opinion or otherwise) to the European Agent (in form and substance satisfactory to the European Agent) that, pursuant to the French Commissionaire Agreement, the French Borrower has title to the receivables generated by it with respect to sales of product owned by Invacare International Sarl and that Invacare International Sarl will not have an interest as a result of the French Commissionaire Agreement in such receivables in priority to any interest that the European Collateral Agent may have pursuant to the French Master Receivables Agreement.
7.NEGATIVE COVENANTS.
No Loan Party shall, or shall permit any of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement:
1.1Merger, Consolidation, Acquisition and Sale of Assets.
(a)Enter into any merger, amalgamation consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or consummate an LLC Division or permit any other Person to consolidate with or merge or amalgamate with it, except (i) any Loan Party other than the

Company or any other Subsidiary that is not a Loan Party (other than the Insurance Subsidiary) may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties so long as such Loan Party is the survivor, (ii) Excluded Subsidiaries (other than the Insurance Subsidiary) may consolidate or merge into other Excluded Subsidiaries (other than the Insurance Subsidiary), (iii) Foreign Excluded Subsidiaries not directly owned by a Loan Party may consolidate or merge into another such Foreign Excluded Subsidiary, (iv) any Subsidiary (other than the Insurance Subsidiary) may merge into the Company so long as the Company is the survivor, (v) in connection with the Proposed Reorganization, Invacare CV and Invacare Holdings may be liquidated and all of the assets of Invacare CV and Invacare Holdings transferred to Invacare International, (vi) any Subsidiary of the Company permitted to consolidate or merge with the Company or another Subsidiary of the Company pursuant to clauses (i)-(iv) above may, instead of consolidating or merging with the Company or another Subsidiary, transfer all of its assets to the Company or a Subsidiary of the type specified in clauses (i)-(iv) above, respectively, and subsequently the Subsidiary which transferred its assets may be dissolved or liquidated; for example, a Foreign Excluded Subsidiary not directly owned by a Loan Party may transfer all of its assets to another such Foreign Excluded Subsidiary, and the Foreign Excluded Subsidiary which transferred all of its assets may then be dissolved or liquidated and (vii) MCLP may sell all of the Equity Interests in MI to the Company.
(b)Sell, lease, transfer or otherwise dispose of any of its properties or assets (including by way of an LLC Division), except Permitted Dispositions.
(c)For the avoidance of doubt, the Canadian Reorganization is expressly permitted.
1.2Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.
1.3Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees by one or more Loan Parties or Subsidiaries thereof of the Indebtedness or obligations of any other Loan Parties or Subsidiaries thereof to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (c) the endorsement of checks in the Ordinary Course of Business.
1.4Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.
1.5Loans. Make advances, loans or extensions of credit to any Person, including any Loan Party, or Subsidiary or Affiliate of a Loan Party other than as described in clauses (H), (I), (K) and (L) of the definition of Permitted Investments.
1.6Capital Expenditures. Contract for, purchase or make any expenditure or commitments for Capital Expenditures in any fiscal year in an aggregate amount for all Loan Parties in excess of $35,000,000.
1.7Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party, except

(a)in respect of dividends and distributions made by any US-Canada Loan Party, for dividends and distributions made to Loan Parties;
(b)in respect of dividends and distributions made by any European Loan Party, for dividends and distributions made to any other person, provided that, while any amount of the European ~~Facility~~ Revolving Facility Usage is outstanding, no European Loan Party may make a dividend or distribution or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, other than to another European Loan Party unless the European Undrawn Availability at that time, and immediately after paying such dividend or making such distribution, exceeds (and has at all times in the preceding 30 day period exceeded) $3,000,000;
(c)the Company may pay or make dividends or distributions in an amount not to exceed $475,000 per fiscal quarter so long as no Event of Default or Default shall exist immediately prior to or after giving effect to such dividend or distribution,
(d)repurchases, redemptions or reductions in number of shares issued (including, by utilization of the "net share" concept) by the Company of any Equity Interests in the Company made in connection with (I) the surrender of shares by employees to (x) facilitate the payment by such employees of the taxes associated with compensation received by such employees under the Company's stock-based compensation plans and, (y) to satisfy the purchase price of non-qualified stock options, in an amount not to exceed $2,000,000 in the aggregate (for both (x) and (y)) in any fiscal year and (II) the deduction by the Company, of a portion of restricted stock previously (i.e. prior to the date of the deduction) granted to employees under the Company's stock-based compensation plans to facilitate the payment by such employees of the taxes associated with the vesting of such restricted stock; provided, in each case, that prior to and after giving effect to such repurchases, redemptions or reductions no Default or Event of Default exists or is continuing;
(e)any purchase by the Company of a 2022 Convertible Notes Hedge Transaction or a 2026 Convertible Notes Hedge Transaction; provided that prior to and after giving effect to such purchase (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(f)purchases, redemptions or retirements by the Company of any Equity Interests upon exercise and settlement or termination of the 2022 Convertible Notes Hedge Transactions or the 2026 Convertible Notes Hedge Transactions;
(g)distributions on the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes (including, without limitation, upon conversion thereof); provided that prior to and after giving effect to such distributions (other than the payment of interest on the 2022 Convertible Notes, the 2024 Convertible Notes, the 2026 Convertible Notes and/or delivery of common shares of the Company (together with cash in lieu of any fractional shares) upon any conversion of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes) (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(h)purchases, redemptions or other retirements of any shares of common stock of the Company arising from the conversion of the 2022 Convertible Notes, the

2024 Convertible Notes or the 2026 Convertible Notes; provided that prior to and after giving effect to such purchases, redemptions or retirements (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate; and
(i)the issuance of, entry into, (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common shares of the Company or any combination thereof) or the satisfaction of any condition that would permit or require any of the foregoing, any 2021 Convertible Notes Warrant Transactions, 2022 Convertible Notes, any 2022 Convertible Notes Call Spread Transaction, any 2024 Convertible Notes, any 2026 Convertible Notes, and any 2026 Convertible Notes Hedge Transaction.
~~(j)    .~~
1.8Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.
1.9Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.
1.10Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except for (i) transactions among Loan Parties and their Subsidiaries which are not expressly prohibited by the terms of this Agreement and which are in the Ordinary Course of Business, (ii) payment by Loan Parties and their Subsidiaries of dividends and distributions permitted under Section 7.7 hereof, and (iii) transactions disclosed to Agent in writing, which are in the Ordinary Course of Business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate.
1.11Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof or entered into in connection with a Sale and Leaseback Transaction permitted pursuant to clause (D) of the definition of Permitted Dispositions) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $25,000,000 in any one fiscal year in the aggregate for all Loan Parties and their Subsidiaries.
1.12Subsidiaries.
(a)Own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as a Borrower or Guarantor on the Closing Date and the Excluded Subsidiaries; (ii) any Subsidiary (A) formed (or acquired) after the Closing Date which joins this Agreement as a Guarantor, or elects instead to join this Agreement as a Borrower, and satisfies each other applicable requirement set forth in Section 16.21; provided that notwithstanding any provision of this Agreement or in any Other Document to the contrary, any Subsidiary which (1) is organized under the laws of the United States of America, any State thereof, the District of Columbia, or Canada (or any province thereof) (2) is owned solely by a

Foreign Excluded Subsidiary, and (3) is a limited liability company which has not elected to be treated as a corporation for United States federal tax purposes, shall not be required to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) of any Loan Party, or (B) which is an Excluded Subsidiary as of the Closing Date that subsequently becomes a Material Subsidiary, which joins this Agreement as a Guarantor and satisfies each other applicable requirement set forth in Section 16.21, and (iii) any Foreign Excluded Subsidiary; and
(b)Become or agree to become a party to a Joint Venture.
1.13Fiscal Year and Accounting Changes. No US-Canada Loan Party shall change its fiscal year from December 31, nor shall any European Loan Party change its fiscal year from November 30 or, in any case, make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.
1.14Pledge of Credit. Now or hereafter pledge Agent's or any Lender's credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party's business operations as conducted on the Closing Date.
1.15Amendment of Organizational Documents. (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents unless required by law, in any such case without (x) giving at least thirty (30) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Loan Party and in the Equity Interests of such Loan Party and (z) in any case under clause (iv), if the change would be adverse to the Lenders as determined by the Agent, having received the prior written consent of Applicable Required Lenders to such amendment, modification or waiver.
1.16Compliance with ERISA; Canadian Pension Plans. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.12(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA or Section 4975 of the Code, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.12(d) to cease to be true and correct, (ix) permit its unfunded pension fund obligations and liabilities under any Canadian Pension

Plan to remain unfunded other than in accordance with Applicable Law, or (x) maintain, sponsor, administer, contribute to, participate in or assume or incur any liability in respect of any Specified Canadian Pension Plan, or acquire an interest in any Person if such Person sponsors, administers, contributes to, participates in or has any liability in respect of, any Specified Canadian Pension Plan.
1.17Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness in excess of $1,000,000 in the aggregate during the Term, (other than Indebtedness (a) to Lenders, (b) of a Loan Party to another Loan Party, (c) of an Excluded Subsidiary to a Loan Party, (d) of an Excluded Subsidiary to another Excluded Subsidiary, or (e) under the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes (including, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation); provided, that, in each case, prior to and after giving effect to such prepayment (i) no Default or Event of Default exists or is continuing, (ii) in the case of clauses (a), (b), (c) or (d), US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate and (iii) in the case of clause (e), after giving effect to such transaction, the Convertible Notes Prepayment Test is met) or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate during the Term (other than Indebtedness (a) of a Loan Party to another Loan Party, (b) of an Excluded Subsidiary to a Loan Party, (c) of an Excluded Subsidiary to another Excluded Subsidiary, or (d) under the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes; provided, that, in each case, prior to and after giving effect to such repurchases, redemptions, retirements or acquisitions (i) no Default or Event of Default exists or is continuing, (ii) in the case of clauses (a), (b) or (c), US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate and (iii) in the case of clause (d), after giving effect to such transaction, the Convertible Notes Prepayment Test is met). Notwithstanding the above, any Loan Party and any of its Subsidiaries may at any time, directly or indirectly, prepay, repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party under the 2022 Convertible Notes or under the 2024 Convertible Notes (solely with respect to the 2024 Convertible Notes, not in excess of $50,000,000 in the aggregate during the Term) (including, in each case, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation) to the extent such prepayment, repurchase, redemption, retirement or other acquisition is made with the proceeds of the issuance of the 2026 Convertible Notes.
Notwithstanding the above, no European Loan Party may, at any time that any amount of the European ~~Facility~~ Revolving Facility Usage is outstanding, directly or indirectly, repay any Indebtedness other than to another European Loan Party or acquire any Indebtedness other than of any other European Loan Party unless the European Undrawn Availability at that time, and immediately after making such repayment, exceeds (and has at all times in the preceding 30 day period exceeded) $3,000,000.
1.18Membership / Partnership Interests. Designate or permit any of their Subsidiaries to (a) treat their limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of "security" in Section 8-102(15) and by Section 8-103 of Article 8 of the Uniform Commercial Code or (b) certificate their limited liability membership interests or partnership interests, as applicable.

1.19Covenants as to Certain Indebtedness. Amend or modify any provisions of the documents governing the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, in each case, in any material and adverse way (with any changes to the interest rate, redemption requirements, amortization schedule, negative covenants and events of default deemed to be material for purposes hereof, but without limiting any other changes which may be material) without providing at least fifteen (15) calendar days' prior written notice to Agent and Lenders, and obtaining the prior written consent of the Applicable Required Lenders, it being understood for the avoidance of doubt, that adjustments, amendments, and modifications expressly required to be made pursuant to the terms of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes shall be permitted. Notwithstanding the foregoing, the issuance of the 2026 Convertible Notes is expressly permitted so long as the Borrowers provide Agent and Lenders with (x) a draft preliminary offering memorandum describing all material terms (other than pricing terms) of the 2026 Convertible Notes, in form and substance reasonably acceptable to Agent, and (y) the final form of indenture governing the 2026 Convertible Notes as soon as available.
1.20Agreements Restricting Dividends. Enter into any Agreement with any Person which restricts any of the Subsidiaries of the Company's right to pay dividends or other distributions to the Company or any other Loan Party or repay intercompany loans from the Subsidiaries of the Company to the Company or any other Loan Party.
1.21Reserved.
1.22~~7.21~~ Restrictions on Insurance Subsidiary. Permit the Insurance Subsidiary to have any substantial assets, liabilities or business operations, other than such assets, liabilities and operations necessary (a) to provide insurance coverage to the Company and certain of its Subsidiaries, or (b) to comply with applicable Laws.
1.23~~7.22~~ European Distribution Agreements. Agree to amend, or terminate, or take any action to amend or terminate any European Distribution Agreement without the prior written consent of the European Agent.
1.24~~7.23~~ VAT Group. Become a member of any value added tax group.
1.25~~7.24~~ French Borrower; Bills of exchange/promissory notes. Shall not endorse in favour of, or grant security to, any party other than the European Agent or the European Collateral Agent in respect of, or over, any promissory note, bill of exchange or other instrument (such as a billet à ordre or lettre de change) evidencing a Receivable due to the French Borrower.
8.CONDITIONS PRECEDENT.
1.1Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)Note. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Loan Party;
(b)Agreement and Other Documents. Agent shall have received an executed copy of this Agreement and each of the executed Other Documents, as applicable;

(c)Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(g);
(d)Closing Certificate. Agent shall have received a closing certificate signed by the Chief Financial Officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are in compliance with all covenants set forth in this Agreement and the Other Documents (including without limitation financial covenants), and (iii) on such date no Default or Event of Default has occurred or is continuing;
(e)Borrowing Base. Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Receivables, Eligible Inventory and Eligible Fixed Assets is sufficient in value and amount to support Advances in the amount requested by Loan Parties on the Closing Date;
(f)European Undrawn Availability. After giving effect to the initial Advances hereunder, European Loan Parties shall have European Undrawn Availability of at least $10,000,000 as evidenced by a Closing Date Borrowing Base Certificate provided to European Agent;
(g)Blocked Accounts. Loan Parties shall have opened the Depository Accounts and/or European Blocked Accounts with Applicable Agent (or an Affiliate of the Applicable Agent) or Applicable Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to such Agent for the collection or servicing of the Receivables and proceeds of the Collateral and Applicable Agent shall have entered into control agreements with the applicable financial institutions in form and substance satisfactory to such Agent with respect to such Blocked Accounts;
(h)Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code or PPSA financing statement) required by this Agreement, any related agreement or under law or reasonably requested by any Agent to be filed, registered or recorded in order to create, in favor of such Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and such Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;
(i)Lien Waiver Agreements. Agent shall have received Lien Waiver Agreements with respect to all U.S. or Canadian locations or places at which Inventory, machinery, equipment and books and records are located; provided that to the extent that an executed Lien Waiver Agreement with respect to any such locations has not been received and the Inventory at such location is sought to be included as Eligible Inventory in the US-Canada Formula Amount, the Agent shall institute reserves with respect thereto;
(j)Secretary's Certificates, Authorizing Resolutions and Good Standings of Borrowers. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Borrower in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of such Borrower authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Borrower is a party (including authorization of the incurrence of indebtedness, borrowing of Revolving Advances and Swing Loans and requesting of Letters of Credit on a joint and several basis with all Borrowers as provided for herein), and (y) the granting by such Borrower of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Borrowers (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Borrower authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Borrower as in effect on such date, complete with all amendments thereto, (iv) that attached is evidence of the good standing (or equivalent status) of such Borrower in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party's business activities or the ownership of its properties necessitates qualification, in the form of good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction (if any)) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction and (v) the solvency of the relevant Borrower;
(k)Secretary's Certificates, Authorizing Resolutions and Good Standings of Guarantors. Agent shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Guarantor in form and substance satisfactory to Agent dated as of the Closing Date which shall certify (i) copies of resolutions in form and substance reasonably satisfactory to Agent, of the board of directors (or other equivalent governing body, member or partner) of each Guarantor authorizing (x) the execution, delivery and performance of such Guarantor's Guaranty and each Other Document to which such Guarantor is a party, and (y) the granting by such Guarantor of the security interests in and liens upon the Collateral to secure its obligations under its Guaranty (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Guarantor authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Guarantor as in effect on such date, complete with all amendments thereto, (iv) that attached is evidence of the good standing (or equivalent status) of such Guarantor in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Guarantor's business activities or the ownership of its properties necessitates qualification, in the form of good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction and (v) the solvency of the relevant Guarantor;
(l)Legal Opinion. Agents shall have received the executed legal opinion of U.S., Canadian, English and French counsel to Borrowers and Guarantors (but not Quebec counsel) or counsel to the European Agent (as applicable) in form and substance satisfactory to Agents which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Agents may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agents and Lenders;
(m)No Litigation. (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of any Agent, is deemed material or (B) which could, in the reasonable opinion of any Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body (it being acknowledged that the Consent Decree Event, on its own, and assuming the Company's compliance with the Consent Decree, is not a Material Adverse Effect as to the Company and its Subsidiaries that would prohibit the closing of the transactions contemplated herein);
(n)Collateral Examination. Agents shall have completed Collateral examinations and received appraisals and field examinations, the results of which shall be satisfactory in form and substance to Agents, of the U.S., Canadian and European Receivables, Inventory, Eligible Fixed Assets and General Intangibles and domestic machinery and equipment of each Loan Party and all books and records in connection therewith;
(o)Fees. Agents shall have received all fees payable to Agents and Lenders on or prior to the Closing Date hereunder, including pursuant to Article 3 hereof and each Fee Letter;
(p)Closing Projections. Agents shall have received a copy of the Closing Projections which shall be satisfactory in all respects to Agents; which Closing Projections shall be prepared on a monthly basis and include a balance sheet, income statement, cash flow statement and estimated Borrowing Base Certificate, as well as a pro forma opening balance sheet to include the pro forma capital structure and demonstrating Borrower's ability to service it's the Indebtedness contemplated herein;
(q)Insurance. Applicable Agent shall have received in form and substance satisfactory to Applicable Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Loan Parties' insurance broker containing such information regarding Loan Parties' casualty and liability insurance policies as Applicable Agent shall request and naming Applicable Agent as an additional insured and/or lenders loss payee, as applicable, and (iii) loss payable endorsements issued by Loan Parties' insurer naming Applicable Agent as lenders loss payee;
(r)Payment Instructions. Applicable Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;
(s)Consents; Licenses. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary, and Agent shall have received copies of all material regulatory licenses;
(t)No Adverse Material Effect. (i) Since December 31, 2014, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to any Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect (it being acknowledged that the Consent Decree Event, on its own, and assuming the Company's compliance with the Consent Decree, is not a Material Adverse Effect as to the Company and its Subsidiaries that would prohibit the closing of the transactions contemplated herein);
(u)Contract Review. Agent shall have received and reviewed all Material Contracts of Loan Parties including those Material Contracts that constitute leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;
(v)Compliance with Laws. Agent shall be reasonably satisfied that each Loan Party is in compliance with all pertinent federal, state, provincial, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws and any other Applicable Laws, including regarding Canadian Pension Plans and Canadian Anti-Money Laundering Legislation;
(w)Indebtedness Documents. Copies of all material agreements as to existing Indebtedness, including any intercreditor or subordination agreements;
(x)Business due diligence. Satisfactory results of all business due diligence investigations in relation to the European Loan Parties. In addition, the European Agent shall (i) have received and be satisfied with the audited and unaudited financial statements of the Subsidiaries of the Company incorporated in Europe for the most recently completed fiscal periods as well as projections for the fiscal years 2015 – 2017 and (ii) have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each European Loan Party;
(y)Commissionaire arrangements. The commissionaire (or equivalent arrangements) to which the English Borrowers and the French Borrowers are party shall have been amended to the satisfaction of the European Agent;
(z)French Borrower: With respect to the French Borrower, a list of all its Receivables to be assigned under the French Collateral Documents, a list of all amounts outstanding to its RoT Suppliers and letters countersigned by the French Borrower with respect to the effective global letter (taux effectif global letter) of the French Revolving Advances and French Swing Loans; and
(aa)Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.
1.2Reserved.
1.3Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)Representations and Warranties. Each of the representations and warranties made by the Company or any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);
(b)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Applicable Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate principal amount of such type of Advance shall not exceed the maximum principal amount of such type of Advance permitted under this Agreement.
(d)Loans or Letters of Credit Denominated in an Optional Currency. In the case of any Loan or Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Agent, the Applicable Required Lenders (in the case of any ~~Loan~~Advance to be denominated in an Optional Currency) or the applicable Issuer (in the case of any Letter of Credit to be denominated in an Optional Currency) would make it impracticable for such Loan or Letter of Credit to be denominated in the relevant Optional Currency.
Each request for an Advance by any Loan Party hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.
9.INFORMATION AS TO LOAN PARTIES.
Each Loan Party shall, or (except with respect to Section 9.11) shall cause Applicable Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:
1.1Disclosure of Material Matters. Promptly upon learning thereof, report to Applicable Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
1.2Schedules; Inventory Reports; Borrowing Base Certificates, etc. Deliver to Applicable Agent (i) on or before the twentieth (20th) day of each month as and for the prior month (or, at any time during a Dominion Period or a European Dominion Period, on or before Tuesday of each week as and for the prior week) (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger, (c) Inventory reports with respect to US-Canada Loan Parties and (d) a Borrowing Base Certificate with respect to such Facility, in form and substance satisfactory to Applicable Agent (which shall be calculated as of the last day of the prior month and which shall not be binding upon any Agent or restrictive of any Agent's rights under this Agreement), and (ii) during a Dominion Period or a European Dominion Period, on or before Tuesday of each week, a sales report / roll forward for the prior week. In addition, the Applicable Borrowing Agent will deliver to Applicable Agent at such intervals as Applicable Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer's invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Applicable Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables in such Borrower's name by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section 9.2 are to be in form satisfactory to Applicable Agent and executed by Applicable Borrowing Agent and delivered to Applicable Agent from time to time solely for Applicable Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Applicable Agent shall not affect, terminate, modify or otherwise limit any Agent's Lien with respect to the Collateral. Unless otherwise agreed to by any Agent, the items to be provided under this Section 9.2 shall be delivered to Applicable Agent by the specific method of Approved Electronic Communication designated by Applicable Agent.
1.3Environmental Reports.
(a)Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.
(b)In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest therein or the operations or the business (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any Governmental Body, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(c)Borrowing Agent shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Agent until the claim is settled. Borrowing Agent shall promptly forward to Agent copies of all documents and reports concerning a material Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in and Lien on the Collateral.
1.4Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.
1.5Material Occurrences. Immediately notify Agents and Lenders in writing upon the occurrence of: (a) any Event of Default or Default; (b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the 2022 Convertible Notes, the 2024 Convertible Notes and/or the 2026 Convertible Notes; (c) any event, development or circumstance whereby any financial statements or other reports furnished to any Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan

Party as of the date of such statements; (d) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (e) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (f) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.
1.6Government Receivables. Notify Applicable Agent promptly if any of its Receivables having a value, individually or in the aggregate, in excess of $1,000,000 arise out of contracts between any Borrower and the United States, Canada, France, England, the Netherlands, any state, province or any department, agency or instrumentality of any of them.
1.7Annual Financial Statements. Furnish Agents and Lenders within ninety (90) days after the end of each fiscal year of Loan Parties, financial statements of the Company and other Loan Parties and their Subsidiaries on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by its current independent certified public accounting firm or another such firm of national standing selected by Loan Parties or any other firm satisfactory to Agent (the "Accountants"). ~~Commencing with the fiscal year ending December 31, 2015, the~~The report of the Accountants shall be accompanied by an Officer's Certificate. Loan Parties will be deemed to have complied with this financial statement delivery requirement by delivering, within the required ninety (90) day time period, a copy of its Quarterly Report on Form 10-K as filed with the SEC and the financial statements contained therein.
1.8Quarterly Financial Statements. Furnish Agents and Lenders within forty-five (45) days after the end of each of the first three (3) fiscal quarters in each fiscal year, an unaudited balance sheet of the Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to footnotes and normal year-end adjustments that individually and in the aggregate are not material to Loan Parties' business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by an Officer's Certificate. Loan Parties will be deemed to have complied with this financial statement delivery requirement by delivering, within the required forty-five (45) day time period, a copy of its Quarterly Report on Form 10-Q as filed with the SEC and the financial statements contained therein.
1.9Monthly Financial Statements. At any time after a Dominion Triggering Event or a European Dominion Triggering Event has occurred, furnish Agents and Lenders within thirty (30) days after the end of each month (other than for the months of

March, June, September and December which shall be delivered in accordance with Sections 9.7 and 9.8 as applicable), an unaudited balance sheet of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to footnotes and normal year-end adjustments that individually and in the aggregate are not material to Loan Parties' business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by an Officer's Certificate.
1.10Other Reports. Furnish Agent within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders generally, members or material creditors (as applicable), it being understood that any document, report or other information that is not expressly required to be delivered in physical form and that is filed by the Company with the SEC shall be deemed to be delivered to on the date on which such report is posted on the SEC's website at www.sec.gov.
1.11Additional Information. Furnish Agents with such additional information as Agents shall reasonably request in order to enable Agents to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without the necessity of any request by any Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Parties' opening of any new office or place of business where a material portion of business of any such Loan Party is conducted or Collateral having a value in excess of $500,000 is located or any Loan Party's closing of any existing office or place of business where a material portion of business of any such Loan Party is conducted or Collateral having a value in excess of $500,000 is located, (c) promptly upon any Loan Party's learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound and (d) at such times as may be requested by the European Agent, in relation to the French Borrowers: (A) information in relation to outstanding trade payables, and (B) detailed information (in the form, and containing the details, specified by the European Agent) relating to that entity's Receivables.
1.12Projected Operating Budget. Furnish Agents and Lenders, within five (5) days following acceptance of such by the board of directors of the Company in each fiscal year and, in any event, no later than February 20 of each fiscal year, commencing with the year 2015, a month by month projected operating budget and cash flow of Company and other Loan Parties and their Subsidiaries on a consolidated and consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
1.13Variances From Operating Budget. Furnish Agents, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8 (and if applicable,

Section 9.9), a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances, it being understood that any such report and discussion that is filed by the Company with the SEC shall be deemed to be delivered to on the date on which such report and discussion is posted on the SEC's website at www.sec.gov.
1.14Notice of Suits, Adverse Events. Furnish Agents with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower or any Guarantor with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower or any Guarantor, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower or any Guarantor, it being understood that any such notice that is filed by the Company with the SEC shall be deemed to be delivered to on the date on which such notice is posted on the SEC's website at www.sec.gov.
1.15ERISA Notices and Requests; Canadian Pension Plans; English Pension Plans. Furnish Agent with immediate written notice in the event that (i) any Loan Party knows that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party with respect to such request, (iv) [reserved], (v) any Loan Party shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Pension Benefit Plan or Multiemployer Plan, together with copies of each such notice, (vi) any Loan Party shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party shall fail to make a material required installment or any other material required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.
Promptly after any Loan Party or any Subsidiary or any Affiliate knows of the occurrence of (i) any violation or asserted violation of any Applicable Law (including any applicable provincial pension benefits legislation) in any material respect with respect to any Canadian Pension Plan or; (ii) any Canadian Pension Termination Event, the Canadian Borrowers will deliver to the Agent a certificate of a senior officer of the Canadian Borrowers setting forth details as to such occurrence and the action, if any, that such Canadian Borrowers, such Canadian Loan Party or Subsidiary or Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Canadian Loan Party, such Subsidiary, such Affiliate, FSCO, a Canadian Pension Plan participant (other than notices relating to an individual participant's benefits) or the Canadian Pension Plan administrator with respect thereto.
Promptly and in any event within three Business Days of when an officer of any English Loan Party obtains actual knowledge (i) of an investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any English Loan Party, (ii) that any amount is due to any pension scheme of any English Loan Party pursuant to Sections 75 or 75A of the United Kingdom's Pension Act 1995, (iii) that an amount is payable under Sections 75 or 75A of the United Kingdom's Pension Act 1995,~~)~~ and/or (iv) of any material change to the rate or basis to the employer contributions to a pension scheme of any English Loan Party, the English Borrowers will deliver to the European Agent a certificate of a senior officer of the English Borrowers setting forth details as to such occurrence, describing such matter or event and the action proposed to be taken with respect thereto.
1.16Notices Under Certain Indebtedness Documents. At the same time sent or provided to the holders of the 2022 Convertible Notes, the 2024 Convertible Notes and/or the 2026 Convertible Notes (in each case, without duplication), deliver to Agent copies of all notices and reports provided in connection with the 2022 Convertible Notes, the 2024 Convertible Notes and/or the 2026 Convertible Notes, it being understood that any such notices or reports that are filed by the Company with the SEC shall be deemed to be delivered to Agent on the date on which such notices or reports are posted on the SEC's website at www.sec.gov.
1.17Consent Decree. Provide to Agent written status updates with respect to the Consent Decree and Consent Decree Event and any other pending governmental and/or regulatory investigations and proceedings involving the Company or any of its Subsidiaries promptly following request therefor by Agent.
1.18Additional Documents. Execute and deliver to any Agent, upon request, such documents and agreements as such Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
1.19Updates to Certain Schedules. Deliver to Agent promptly as shall be required to maintain the related representations and warranties as true and correct, updates to Schedule 4.4 (Locations of Chief Executive Offices, Equipment and Inventory), Schedule 5.13 (Intellectual Property, Source Code Escrow Agreements), Schedule 5.26 (Equity Interests), Schedule 5.27 (Commercial Tort Claims), Schedule 5.28 (Letter-of-Credit Rights), and Schedule 5.29 (Material Contracts); provided, that in the absence of the occurrence and continuance of any Event of Default, Loan Party shall only be required to provide such updates on a quarterly basis in connection with delivery of an Officer's Certificate with respect to the applicable quarter. Any such updated Schedules delivered by Loan Parties to Agent in accordance with this Section 9.3 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.
1.20European Distribution Agreement. Immediately notify the European Agent upon becoming aware that the counterparty to a European Distribution Agreement or any other third party is seeking to amend, terminate or repudiate such European Distribution Agreement.
10.EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an "Event of Default":
1.1Nonpayment. Failure by any Loan Party to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.8), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.
1.2Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;
1.3Financial Information. Failure by any Loan Party to (i) furnish financial information when due or promptly upon request, or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;
1.4Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment (a) against any Loan Party's Inventory or Receivables or Fixed Assets having a value in excess of $250,000 or (b) against a material portion of any Loan Party's other property which is not stayed or lifted within thirty (30) days;
1.5Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Loan Party or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party or such Person, and any Agent or any Lender, or (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 6.1, 6.3, 6.12, 6.13, 9.4 or 9.6 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect;
1.6Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Borrower or any Guarantor for an aggregate amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) in excess of $500,000 or against all Borrowers or Guarantors for an aggregate amount in excess of $500,000 and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens arising by virtue of the rendition, entry or issuance of such judgment upon assets or properties of any Borrower or any Guarantor shall be senior to any Liens in favor of any Agent on such assets or properties;
1.7Bankruptcy. Any Borrower, any Guarantor, any Subsidiary or Affiliate of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, receiver and manager, custodian, trustee, monitor, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, provincial or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition or any other proceeding seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have stayed and dismissed within ten (10) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) suffer any Insolvency Event to exist or take any action for the purpose of effecting any of the foregoing;
1.8Material Adverse Effect. The occurrence of any event or development which could reasonably be expected to have a Material Adverse Effect;
1.9Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances, other than with respect to Eligible Inventory and Eligible Fixed Assets, Purchase Money Security Interests) that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables, Inventory or Fixed Assets;
1.10Cross Default. Either (x) any specified "event of default" under any Indebtedness in excess of $1,000,000 (other than the Obligations) of any Loan Party, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of such Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), other than any event or circumstance (including, without limitation, the passage of time) that results in the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes becoming convertible pursuant to their terms; provided that, solely to the extent such 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes are converted in connection with such event or circumstance, prior to and after giving effect to such conversions (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;
1.11Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement, the Canadian Security Agreement, any European Collateral Document or similar agreement executed and delivered to any Agent in connection with the Obligations of any Loan Party, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement, Canadian Security Agreement, European Collateral Document or similar agreement;
1.12Change of Control. Any Change of Control shall occur;
1.13Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to any Agent or any Lender or any Loan Party challenges the validity of or its liability under this Agreement or any Other Document;

1.14Seizures. Any (a) portion of the Collateral having a value in excess of $250,000 shall be seized, subject to garnishment or taken by a Governmental Body, or any Borrower or any Guarantor, or (b) the title and rights of any Borrower or any Guarantor which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of any Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;
1.15Operations. The operations of any Borrower's or any Guarantor's material manufacturing facilities are interrupted (other than in connection with any regularly scheduled shutdown for employee vacations and/or maintenance in the Ordinary Course of Business) at any time for more than ten (10) consecutive days, unless such Borrower or Guarantor shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower or Guarantor shall be receiving the proceeds of business interruption insurance for a period of ten (10) consecutive days;
1.16Pension Plans. (i) An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) in excess of $1,000,000 or which, in the reasonable judgment of Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event, or any Canadian Pension Termination Event, or any Loan Party's failure to immediately report a Termination Event, or a Canadian Pension Termination Event, in accordance with Section 9.15 hereof or (ii) the Pensions Regulator issues (a) a warning relating to a Financial Support Direction or a Contribution Notice or (b) a Financial Support Direction or a Contribution Notice to any English Loan Party or any English Loan Party has been notified that any of them has incurred a debt or other liability under Sections 75 or 75A of the United Kingdom's Pension Act 1995; in each case that could reasonably be expected to result in a Material Adverse Effect;
1.17Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 16.18 is or becomes false or misleading at any time; or
1.18Any Exclusion from Medical Reimbursement Programs. Any Loan Party shall be temporarily or permanently excluded from any Medical Reimbursement Program or similar government or insurance program in any applicable jurisdiction, where such exclusion arises from fraud or other claims or allegations which, individually or in the aggregate, could exceed $1,000,000 or cause a Material Adverse Effect.
11.LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
1.1Rights and Remedies.
(a)Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations (other than Hedge Liabilities and Cash Management Liabilities) shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) during the continuance of any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Applicable Required Lenders all Obligations (other than Hedge Liabilities and Cash Management Liabilities) under the applicable Facility shall be immediately due and payable and Agent or Applicable Required Lenders shall have the right to terminate the applicable facility under this Agreement and to terminate the obligation of Lenders to make Advances under such Facility; and (iii) without limiting Section 8.3 hereof, any Default under Section 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. During the continuance of any Event of Default, any Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code, under the PPSA under the terms of the Collateral Documents and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Applicable Agent may enter any of any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Applicable Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require any or each of Loan Parties to make the Collateral available to Applicable Agent at a convenient place. During the continuance of an Event of Default with or without having the Collateral at the time or place of sale, Applicable Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Applicable Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Applicable Agent shall give any or each of Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Applicable Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Applicable Agent or any Lender may bid (including credit bid) for and become the purchaser, and Applicable Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Applicable Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Applicable Agent is granted permission to use all of each Loan Party's (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Agents and Lenders therefor. Upon the occurrence of an Event of Default which is continuing, Agent may seek the appointment of a receiver, receiver-manager, monitor or keeper (a "Receiver") under the laws of Canada or any Province thereof including to take possession of all or any portion of the Collateral of Canadian Loan Parties or to operate same and, to the maximum extent permitted by Applicable Law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed agent of such Loan Parties and not Agent and the Lenders, and Agent and the Lenders shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral of the Canadian Loan Parties, to preserve Collateral of such Loan Parties or its value, to carry on or concur in carrying on all or any part of the business of such Loan Parties and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral of such Loan Parties. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Canadian Loan Parties, enter upon, use and occupy all premises owned or occupied by such Loan Parties wherein Collateral of such Loan Parties may be situated, maintain Collateral of such Loan Parties upon such premises, borrow money on a secured or unsecured basis and use Collateral of the ~~Credit~~Loan Parties directly in carrying on such Loan Parties business or as security for loans or advances to enable the Receiver to carry on such Loan Parties' business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent and the Lenders. Agent may, either directly or through its nominees, exercise any or all powers and rights given to a Receiver by virtue of, and in accordance with, the foregoing provisions of this paragraph and Applicable Law.
(b)To the extent that Applicable Law imposes duties on any Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for such Agent: (i) to fail to incur expenses reasonably deemed significant by such Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure such Agent against risks of loss, collection or disposition of Collateral or to provide to such Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by such Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist such Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Applicable Agent would not be commercially unreasonable in Applicable Agent's exercise of remedies against the Collateral and that other actions or omissions by Applicable Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on any Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
1.2Agent's Discretion. Applicable Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Applicable Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agents' or Lenders' rights hereunder as against Loan Parties or each other.
1.3Setoff. Subject to Section 14.13, in addition to any other rights which any Agent or any Lender may have under Applicable Law, during the continuance of any Event of Default hereunder, such Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party's property held by such Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to such Agent and such Lender with respect to any deposits held by such Agent or such Lender.
1.4Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
1.5Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by any Agent on account of the Obligations (including without limitation any amounts on account of any of Cash Management Liabilities or Hedge Liabilities), or in respect of the Collateral shall be paid over or delivered as follows:
FIRST, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents arising from, related to or connected with the US-Canada Advances and any protective advances made by Agent with respect to the US-Canada Collateral under or pursuant to the terms of this Agreement (other than with respect to those arising from or connected with any Cash Management Liabilities and/or Hedge Liabilities), and (b) with respect to the proceeds realized from the sale of any European Collateral, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of European Agent and/or European Collateral Agent in connection with enforcing its rights and the rights of European Lenders under this Agreement and the Other Documents arising from, related to or connected with the European Advances and any protective advances made by European Agent with respect to the European Collateral under or pursuant to the terms of this Agreement or the European Collateral Documents (other than with respect to those arising from or connected with any Cash Management Liabilities and/or Hedge Liabilities);
SECOND, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral to payment of any fees owed to Agent arising from, related to or connected with the US-Canada Advances (other than with respect to those arising from or connected with any Cash Management Liabilities and/or Hedge Liabilities), and (b) with respect to the proceeds realized from the sale of any European Collateral to payment of any fees owed to European Agent and/or European Collateral Agent arising from, related to or connected with the European Advances (other than with respect to those arising from or connected with any Cash Management Liabilities and/or Hedge Liabilities);
THIRD, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of Lenders to the extent owing to such Lender pursuant to the terms of this Agreement arising from, related to or connected with the US-Canada Advances or otherwise with respect to the Obligations arising from, related to or connected with the US-Canada Advances owing to such Lender (other than with respect to those arising from or connected with any Cash Management Liabilities and/or Hedge Liabilities), and (b) with respect to the proceeds realized from the sale of any European Collateral to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of European Lenders to the extent owing to such European Lender pursuant to the terms of this Agreement arising from, related to or connected with the European Advances or otherwise with respect to the Obligations arising from, related to or connected with the European Advances owing to such Lender (other than with respect to those arising from or connected with any Cash Management Liabilities and/or Hedge Liabilities);
FOURTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to the payment of all of the Obligations consisting of accrued interest on account of the US-Canada Swing Loans, and (b) with respect to the proceeds realized from the sale of any European Collateral, to the payment of all of the European Obligations consisting of accrued interest on account of the European Swing Loans;
FIFTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to the payment of the outstanding principal amount of the Obligations consisting of US-Canada Swing Loans, and (b) with respect to the proceeds realized from the sale of any European Collateral, to the payment of the outstanding principal amount of the European Obligations consisting of European Swing Loans;
SIXTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest arising from, related to or connected with the US-Canada Advances (other than interest in respect of US-Canada Swing Loans paid pursuant to clause FOURTH above), and (b) with respect to the proceeds realized from the sale of any European Collateral, to the payment of all European Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest arising from, related to or connected with the European Advances (other than interest in respect of European Swing Loans paid pursuant to clause FOURTH above);
SEVENTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to the payment of the outstanding principal amount of the Obligations arising from, related to or connected with the US-Canada Advances (other than principal in respect of US-Canada Swing Loans paid pursuant to clause FIFTH above and other than Cash Management Liabilities and Hedge Liabilities) and including the payment or cash collateralization of any outstanding US-Canada Letters of Credit in accordance with Section 3.2(b) hereof, and (b) with respect to the proceeds realized from the sale of any European Collateral, to the payment of the outstanding principal amount of the European Obligations arising from, related to or connected with the European Advances (other than principal in respect of European Swing Loans paid pursuant to clause FIFTH above and other than Cash Management Liabilities and Hedge Liabilities) and including the payment or cash collateralization of any outstanding European Letters of Credit in accordance with Section 3.2(b) hereof;
EIGHTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to all other Obligations arising from, related to or connected with the US-Canada Advances (other than Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses "FIRST" through "SEVENTH" above, and (b) with respect to the proceeds realized from the sale of any European Collateral, to all other European Obligations arising from, related to or connected with the European Advances (other than Cash Management Liabilities and Hedge Liabilities) which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses "FIRST" through "SEVENTH" above;

NINTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to any Cash Management Liabilities and Hedge Liabilities arising from, related to or connected with the US-Canada Advances, including the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent and each of Lenders arising from or connected with any such Cash Management Liabilities and/or Hedge Liabilities~~)~~, which shall have become due and payable or otherwise and not repaid pursuant to clauses "FIRST" through "EIGHTH", and (b) with respect to the proceeds realized from the sale of any European Collateral, to any Cash Management Liabilities and Hedge Liabilities arising from, related to or connected with the European Advances, including the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of European Agent and/or European Collateral Agent and each of the European Lenders arising from or connected with any such Cash Management Liabilities and/or Hedge Liabilities, which shall have become due and payable or otherwise and not repaid pursuant to clauses "FIRST" through "EIGHTH";
TENTH, (a) with respect to the proceeds realized from the sale of any US-Canada Collateral, to all other Obligations arising from, related to or connected with the US-Canada Advances which shall have become due and payable and not repaid pursuant to clauses "FIRST" through "NINTH", and (b) with respect to the proceeds realized from the sale of any European Collateral, to all other European Obligations arising from, related to or connected with the European Advances which shall have become due and payable and not repaid pursuant to clauses "FIRST" through "NINTH";
ELEVENTH, with respect to the proceeds realized from the sale of any US-Canada Collateral, upon the satisfaction of all Obligations arising from, related to or connected with the US-Canada Advances (including the payment or cash collateralization of the outstanding US-Canada Letters of Credit and the payment of all Cash Management Liabilities and Hedge Liabilities arising from, related to or connected with the US-Canada Advances, including the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent and each of Lenders arising from or connected with any such Cash Management Liabilities and/or Hedge Liabilities), to the payment of the European Obligations arising from, related to or connected with the European Advances pursuant to clauses "FIRST" through "TENTH" above;
TWELFTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding US-Canada Advances or European Advances, as the case may be, held by such Lender bears to the aggregate then outstanding US-Canada Advances or European Advances, as the case may be) of amounts available to be applied pursuant to clauses "SIXTH", "SEVENTH", "EIGHTH", "TENTH" and "ELEVENTH" above and, with respect to clause "NINTH" above, an amount equal to its pro rata share (based on the proportion that the then outstanding Cash Management Liabilities and Hedge Liabilities arising from, related to or connection with US-Canada Advances or Cash Management Liabilities and Hedge Liabilities arising from, related to or connection with European Advances, as the case may be, held by such Lender bears to the aggregate then outstanding Cash Management Liabilities and Hedge Liabilities arising from, related to or connection with US-Canada Advances or Cash Management Liabilities and Hedge Liabilities arising from, related to or connection with European Advances, as the case may be); and (iii) notwithstanding anything to the contrary in this Section 11.1, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.1; and (iv) to the extent that any amounts available for distribution pursuant to clause "SEVENTH" above are attributable to the issued but undrawn amount of outstanding US-Canada Letters of Credit or European Letters of Credit, as the case may be, such amounts shall be held by any Agent as cash collateral for the US-Canada Letters of Credit or European Letters of Credit, as the case may be, pursuant to Section 3.2(b) hereof and applied (A) first, to reimburse Issuer from time to time for any drawings under such US-Canada Letters of Credit or European Letters of Credit, as the case may be, and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "SEVENTH," "EIGHTH", "NINTH" "TENTH" and "ELEVENTH" above in the manner provided in this Section 11.1.
Notwithstanding anything to the contrary in this Agreement or any Other Document, amounts received from any European Loan Party on account of the Obligations of any European Loan Party shall be applied solely to the payment of Obligations of the European Loan Parties.
12.WAIVERS AND JUDICIAL PROCEEDINGS.
1.1Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
1.2Delay. No delay or omission on any Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
1.3Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
13.EFFECTIVE DATE AND TERMINATION.

1.1Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, each Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earlier of (the "Term") (i) January 16, 2024 or (ii) subject to the following sentence, one hundred (100) days prior to the maturity of the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes, or the maturity date of a refinancing of any of the 2022 Convertible Notes, 2024 Convertible Notes or the 2026 Convertible Notes (the "Springing Maturity Date") unless sooner terminated as herein provided. If a Springing Maturity Date would cause the Term to expire prior to January 16, 2024, the Borrowers may elect, in lieu of allowing the Term to expire, to increase the Availability Block by the amount due within such one hundred (100) day period pursuant to the 2022 Convertible Notes, the 2024 Convertible Notes or the 2026 Convertible Notes (or any refinancing thereof) so long as (A) no Default or Event of Default exists or is continuing and (B) after giving effect to such increase in the Availability Block, the Convertible Notes Prepayment Test is met. Loan Parties may terminate this Agreement at any time upon prior written notice to Agent and upon indefeasible payment in full of all of the Obligations.
1.2Termination. The termination of the Agreement shall not affect any Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations (other than contingent indemnification Obligations to the extent that no claim giving rise thereto has been asserted) have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agents and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than contingent indemnification Obligations to the extent that no claim giving rise thereto has been asserted) of each Loan Party have been indefeasibly paid and performed in full after the termination of this Agreement or each Loan Party has furnished Agents and Lenders with an indemnification satisfactory to Agents and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agents shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than contingent indemnification Obligations to the extent that no claim giving rise thereto has been asserted) have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than contingent indemnification Obligations to the extent that no claim giving rise thereto has been asserted) are indefeasibly paid and performed in full.
14.REGARDING AGENT.
1.1Appointment. Each Lender hereby designates each Agent to act in such capacity for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and each Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.7(b), 3.3 and 3.4 and each Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Each Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Applicable Required Lenders, and such instructions shall be binding; provided, however, that no Agent shall be required to take any action which, in such Agent's discretion, exposes such Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless such Agent is furnished with an indemnification reasonably satisfactory to such Agent with respect thereto.
1.2Nature of Duties. No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. No Agent or any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of each Agent, as applicable, as respects the Advances to Loan Parties shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.
1.3Lack of Reliance on Agents. Independently and without reliance upon any Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. No Agent shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Borrower or any Guarantor, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.
1.4Resignation of any Agent; Successor Agents. Any Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Applicable Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrowers (provided that no such approval by Borrowers shall be required (i) in any case where the successor Agent is one of Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Applicable Agent, and shall in particular, if applicable, succeed to all of such Agent's right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including the Pledge Agreement and all account control agreements), and the term "Agent" ~~or~~, "European Agent" or "European Collateral Agent", as applicable, shall mean such successor agent effective upon its appointment, and the applicable former Agent's rights, powers and duties as such Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent's appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that the applicable Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). For the purposes of any Dutch Collateral Document, any resignation by the European Agent is not effective with respect to its rights under the Parallel Debt until all rights and obligations under the Parallel Debt have been assigned and assumed to the successor agent. After any Agent's resignation as an Agent, the provisions of this Article 14, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement (and in the event such resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article 14 and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
1.5Certain Rights of Agents. If any Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from Applicable Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against any Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Applicable Required Lenders.
1.6Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Each Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by such Agent with reasonable care.
1.7Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless such Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Applicable Required Lenders; provided, that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
1.8Indemnification. To the extent any Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify such Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
1.9Each Agent in its Individual Capacity. With respect to the obligation of any Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as such Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity as a Lender. Any Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
1.10Delivery of Documents. To the extent any Agent receives financial statements required under Sections 9.7, 9.8, 9.9, 9.12 and 9.13, Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, such Agent will promptly furnish such documents and information to Lenders.
1.11Loan Parties' Undertaking to Agents. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with each Agent to pay to such Agent from time to time on demand all amounts from time to time due and payable by it for the account of such Agent or

Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
1.12No Reliance on Agent's Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on any Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.
1.13Other Agreements. Each of Lenders agrees that it shall not, without the express consent of Applicable Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Applicable Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of Lenders further agrees that it shall not, unless specifically requested to do so by any Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Applicable Agent or Applicable Required Lenders.
1.14Appointment for English Law.
(a)In this Agreement, any English Collateral Document and the English Law Guaranty, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the European Agent and/or the European Collateral Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the European Collateral Agent (or any other person acting in such capacity) in its capacity as security trustee of the Secured Parties to the extent that the rights, deliveries, indemnities or other obligations relate to any English Collateral Document or the security thereby created or the English Law Guaranty. Any obligations of the European Collateral Agent (or any other person acting in such capacity) in this Agreement, any English Collateral Document and the English Law Guaranty shall be obligations of the European Collateral Agent in its capacity as security trustee of the Secured Parties to the extent that the obligations relate to any English Collateral Document or the security thereby created or the English Law Guaranty. Additionally, in its capacity as security trustee of the Secured Parties, the European Collateral Agent (or any other person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of any Agent contained in the provisions of the whole of this Article 14, (ii) all the powers of an absolute owner of the security constituted by any English Collateral Document and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under any English Collateral Document, the English Law Guaranty and/or any of the Other Documents.

(b)Each Secured Party hereby appoints the European Collateral Agent to act as its trustee under and in relation to any English Collateral Document and/or the English Law Guaranty and to hold the assets subject to the security or the guarantee obligation thereby created as trustee for the Secured Parties on the trusts and other terms contained in any English Collateral Document and/or the English Law Guaranty and each Secured Party hereby irrevocably authorizes the European Collateral Agent in its capacity as security trustee of Secured Parties to exercise such rights, remedies, powers and discretions as are specifically delegated to the European Collateral Agent as security trustee of the Secured Parties by the terms of any English Collateral Document and/or the English Law Guaranty together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.
(c)The Secured Parties agree that, at any time that the person acting as security trustee of the Secured Parties in respect of any English Collateral Document and/or the English Law Guaranty, as applicable, shall be a person other than the Agents, such other person shall have the rights, remedies, benefits and powers granted to the European Collateral Agent in its capacity as security trustee of the Secured Parties under this Agreement and (as the case may be) any English Collateral Document and/or the English Law Guaranty, as applicable.
(d)Nothing shall require the European Agent in the capacity as security trustee of the Secured Parties under this Agreement, any English Collateral Document or the English Law Guaranty to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States of America, England or France which may not operate under the principles of trust or where such trust would not be recognized or its effects would not be enforceable.
1.15Appointment for French Law.
Each Secured Party hereby irrevocably appoints the European Collateral Agent to create, register, manage and enforce any Lien created by the French Collateral Documents pursuant to article 2328-1 of the French Civil Code, as amended from time to time.
1.16Availability of US-Canada Collateral.
Each European Lender ~~and~~, European Agent and European Collateral Agent hereby acknowledge and agree that they may not direct Agent to exercise any rights and remedies with respect to, or otherwise enforce any Lien in, any US-Canada Collateral to satisfy European Obligations unless and until all rights and remedies with respect to all European Collateral shall have been fully exhausted.
1.17Parallel Debt.
(a)Each Loan Party hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking, a "Parallel Debt") to the European Agent amounts equal to the amounts due by that Loan Party in respect of its Corresponding Obligations as they may exist from time to time.
(b)The Parallel Debt of each Loan Party will be payable in the currency or currencies of the Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the Parallel Debt without any notice being required.
(c)Each of the parties to this Agreement hereby acknowledges that:

(i)each Parallel Debt constitutes an undertaking, obligation and liability to the European Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Loan Party; and
(ii)each Parallel Debt represents the European Agent's own separate and independent claim to receive payment of the Parallel Debt from the relevant Loan Party, it being understood, in each case, that pursuant to this paragraph (c), the amount which may become payable by each Loan Party by way of Parallel Debt shall not exceed at any time the total of the amounts which are payable under or in connection with the Corresponding Obligations of that Loan Party at such time.
(d)An amount paid by a Loan Party to the European Agent in respect of the Parallel Debt will discharge the liability of the Loan Parties under the Corresponding Obligations in an equal amount.
(e)For the purpose of this Section 14.17, the European Agent acts in its own name and for itself and not as agent, trustee or representative of any other Secured Party.
1.18Erroneous Payments.
(a)If the Agent notifies a Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party (any such Lender, Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Agent, and such Lender, Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, Issuer or Secured Party hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in an amount different than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such, prepayment or repayment (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) In the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 14.18(b),

(c)Each Lender, Issuer or Secured Party hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuer or Secured Party under any Other Document, or otherwise payable or distributable by the Agent to such Lender, Issuer or Secured Party from any source, against any amount due to the Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor by the Agent in accordance with immediately preceding clause (a), from any Lender or Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuer at any time, (i) such Lender or Issuer shall be deemed to have assigned its loans (but not its commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the loans (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an assignment and assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuer shall deliver any Notes evidencing such loans to the Borrower or the Agent, (ii) the Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuer shall cease to be a Lender or Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender or assigning Issuer and (iv) the Agent may reflect in the Register its ownership interest in the loans subject to the Erroneous Payment Deficiency Assignment. The Agent may, in its discretion, sell any loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuer shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender or Issuer and such commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Agent has sold a loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Agent may be equitably subrogated, the Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuer or Secured Party under the Other Documents with respect to such Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other loan party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any other loan party for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including without limitation, waiver of any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations under this Section 14.18 shall survive the resignation or replacement of the Agent, the termination of all of the commitments and/or repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Other Document.
15.BORROWING AGENCY.

1.1Borrowing Agency Provisions.
(a)Each US-Canada Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of US-Canada Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for US-Canada Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding US-Canada Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any US-Canada Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such US-Canada Loan Party or US-Canada Loan Parties, and hereby authorizes Applicable Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)Each European Loan Party hereby irrevocably designates European Borrowing Agent to be its attorney and agent and in such capacity to (i) borrow, (ii) request advances, (iii) request the issuance of European Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for European Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding European Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any European Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such European Loan Party or European Loan Parties, and hereby authorizes Applicable Agent to pay over or credit all loan proceeds hereunder in accordance with the request of European Borrowing Agent.
(c)The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request. No Agent or any Lender shall incur liability to Loan Parties as a result thereof. To induce each Agent and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies each Agent and each Lender and holds each Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against any Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Loan Parties as provided herein, reliance by any Agent or any Lender on any request or instruction from any Borrowing Agent or any other action taken by any Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(d)All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by any Agent or any Lender to any Loan Party, failure of any Agent or any Lender to give any Loan Party notice of borrowing or any other notice, any failure of any Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by any Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by any Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party's Obligations or the lack thereof. Each Loan Party waives all suretyship defenses.

1.2Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
16.MISCELLANEOUS.
1.1Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America(unless and except to the extent expressly provided otherwise in any such Other Document or related agreement), and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, but with respect to any Canadian Loan Party only, the Agents and Lenders shall not be precluded from initiating any proceeding against such Canadian Loan Party in the Courts of the Province of Ontario, Canada sitting in Toronto in their absolute and sole discretion. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Applicable Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent's option, by service upon Applicable Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party's agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against any each Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal, state or provincial court located in the County of New York, State of New York.
1.2Entire Understanding.
(a)This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, each Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's, each Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)Applicable Required Lenders, Agents with the consent in writing of Applicable Required Lenders, and Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agents or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:
(i)increase the Revolving Commitment Percentage or the maximum dollar amount of the Revolving Commitment Amount of any Lender directly affected thereby under the European Facility or US-Canada Facility, as applicable, without the consent of such Lender;
(ii)whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby under the European Facility or US-Canada Facility, as applicable (except that Applicable Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Applicable Agent));
(iii)except in connection with any increase pursuant to Section 2.23 or Section 2.25 hereof, increase the Maximum US-Canada Revolving Advance Amount, Maximum English Revolving Advance Amount or Maximum French Revolving Advance Amount without the consent of each Lender directly affected thereby under the European Facility or US-Canada Facility, as applicable;
(iv)alter the definition of the terms Applicable Required Lenders, European Required Lenders, Required Lenders for Eligibility or US-Canada Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of all Lenders;
(v)alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;
(vi)release any US-Canada Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all US-Canada Lenders or release any European Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the consent of all European Lenders;
(vii)alter the definition of the term Availability Block, Eligible Domestic Receivables, Eligible Domestic Inventory, Eligible Foreign In-Transit Inventory, Eligible Fixed Assets, Eligible Canadian Receivables, Eligible Canadian Inventory, US Receivables Advance Rate, US Inventory Advance Rate, US Inventory NOLV Advance Rate,

US-Canada Formula Amount, Canadian Receivables Advance Rate, Canadian Inventory Advance Rate, Canadian Inventory NOLV Advance Rate, European Formula Amount, English Formula Amount, French Formula Amount or European Receivables Advance Rate in a manner that has the effect of increasing the US-Canada Formula Amount, English Formula Amount or French Formula Amount, without the consent of all of the applicable Required Lenders for Eligibility;
(viii)change the rights and duties of any Agent without the consent of all Lenders;
(ix)subject to clause (e) below, permit (A) any US-Canada Revolving Advance to be made if after giving effect thereto the total of US-Canada Revolving Advances outstanding hereunder would exceed the US-Canada Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the US-Canada Formula Amount without the consent of each US-Canada Lender directly affected thereby, and (B) any European Revolving Advance to be made if after giving effect thereto the total of (x) English Revolving Advances outstanding hereunder would exceed the English Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the English Formula Amount or (y) French Revolving Advances outstanding hereunder would exceed the French Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the French Formula Amount, in each case without the consent of each European Lender directly affected thereby;
(x)increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of all of the applicable Required Lenders for Eligibility;
(xi)release any Guarantor or Borrower without the consent of all Lenders; or
(xii)subordinate all or substantially all of Agent's Liens in the US-Canada Collateral under this Agreement or the Other Documents without the consent of all US-Canada Lenders or subordinate all or substantially all of European Collateral Agent's Liens in the European Collateral under this Agreement or the Other Documents without the consent of all European Lenders.
(c)Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agents and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agents and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
(d)In the event that an Agent requests the consent of a Lender pursuant to this Section 16.2 in connection with any proposed amendment, waiver or consent requiring the consent of "each Lender" or "each Lender directly affected thereby," the consent of the Applicable Required Lenders is obtained, but the consent of other necessary Lenders is not obtained, then Agent may, at its option, require such non-consenting Lender to assign its interest in the Advances to any Agent or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties. In the event Agent elects to require any Lender to assign its interest to any Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to such Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, such Agent or the Designated Lender, as appropriate, and Agent; provided however, that the consent of Loan Parties (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default or Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided further, that Loan Parties shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to Agent within ten (10) Business Days after having received prior notice thereof.
(e)Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.3 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, (A) Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding US-Canada Revolving Advances at any time to exceed the US-Canada Formula Amount at such time by up to ten percent (10%) of the US-Canada Formula Amount for up to sixty (60) consecutive Business Days and (B) European Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding (x) English Revolving Advances or French Revolving Advances at any time to exceed the English Formula Amount and/or the French Formula Amount, in each case by up to ten percent (10%) of the English Formula Amount or the French Formula Amount (as applicable) for up to sixty (60) consecutive Business Days (collectively, the "Out-of-Formula Loans"); provided that in no event shall the Revolving Advances (when combined with the outstanding Swing Loans and Letters of Credit) exceed the aggregate Revolving Commitment Amounts of all Lenders. If Applicable Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments under the applicable Facility shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages under such Facility, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate consisting of Domestic Rate Loans in the case of the US-Canada Facility or ~~LIBOR Rate~~Term Benchmark Loans with an Interest Period of one (1) month or RFR Loans (as applicable) in the case of the English Facility and the French Facility ~~with an Interest Period of one (1) Month~~; provided that, if Applicable Agent does permit Out-of-Formula Loans, neither such Agent nor Lenders shall be deemed thereby to have changed the limits of Sections 2.1(a), 2.1(b) or 2.1(c) nor shall any Lender be obligated to fund Revolving Advances in excess of its applicable Revolving Commitment Amount under such Facility. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the US-Canada Formula Amount, English Formula Amount or French Formula Amount, as applicable, was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be "Eligible Receivables", "Eligible Inventory" or "Eligible Fixed Assets", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event (y) Agent involuntarily permits the outstanding US-Canada Revolving Advances to exceed the US-Canada Formula Amount by more than ten percent (10%), or (z) European Agent involuntarily permits (A) the outstanding European Revolving Advances to exceed the European Formula Amount, (B) the outstanding English Revolving Advances to exceed the English Formula Amount or (C) the outstanding French Revolving Advances to exceed the French Formula Amount, in each case by more than ten percent (10%), in any case, Applicable Agent shall use its efforts to have the applicable Borrowers under the applicable Facility decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances under any Facility made after Applicable Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders under any applicable Facility as provided for in this Section 16.2(e), Applicable Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Applicable Agent shall be deemed to be Revolving Advances under the relevant Facility made by and owing to Applicable Agent, and Applicable Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under such Facility under this Agreement and the Other Documents with respect to such Revolving Advances.
(f)In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Applicable Agent is hereby authorized by applicable Loan Parties and applicable Lenders under the applicable Facility, at any time in Applicable Agent's sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.3 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances under such Facility to applicable Loan Parties on behalf of such Lenders which Applicable Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement, or (d) during a European Dominion Period or at any time at which it considers that the Collateral of the French Borrowers may be at risk to pay all outstanding amounts payable to any or all of a French Borrower's RoT Suppliers (the "Protective Advances"); provided, that at any time after giving effect to any such Protective Advances, (1) the outstanding US-Canada Revolving Advances do not exceed the lesser of (A) one hundred and ten percent (110%) of the US-Canada Formula Amount or (B) the Maximum US-Canada ~~Maximum~~ Revolving Advance Amount less the aggregate undrawn amount of outstanding US-Canada Letters of Credit and outstanding amount of US-Canada Swing Loans, (2) the outstanding European Revolving Advances calculated based on the then current Dollar Equivalent do not exceed the lesser of: (X) one hundred ten percent (110%) of the European Formula Amount or (Y) the Maximum European Revolving Advance Amount less the Dollar Equivalent of aggregate undrawn amount of outstanding European Letters of Credit and outstanding amount of European Swing Loans, (3) the outstanding English Revolving Advances calculated based on the then current Dollar Equivalent do not exceed the lesser of: (X) one hundred ten percent (110%) of the English Formula Amount or (Y) the Maximum English Revolving Advance Amount less the Dollar Equivalent of aggregate undrawn amount of outstanding English Letters of Credit and outstanding amount of English Swing Loans or (4) the outstanding French Revolving Advances calculated based on the then current Dollar Equivalent do not exceed the lesser of: (X) one hundred ten percent (110%) of the French Formula Amount or (Y) the Maximum French Revolving Advance Amount less the Dollar Equivalent of aggregate undrawn amount of outstanding French Letters of Credit and outstanding amount of French Swing Loans. Lenders holding the Revolving Commitments under any Facility shall be obligated to fund such Protective Advances and effect a settlement with Applicable Agent therefor upon demand of Applicable Agent in accordance with their respective applicable Revolving Commitment Percentages under such Facility. To the extent any Protective Advances under any Facility are not actually funded by the other Lenders under such Facility as provided for in this Section 16.2(f), any such Protective Advances funded by Applicable Agent shall be deemed to be Revolving Advances under such Facility made by and owing to Applicable Agent, and Applicable Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under such Facility under this Agreement and the Other Documents with respect to such Revolving Advances.

1.3Successors and Assigns; Participations; New Lenders.
(a)This Agreement shall be binding upon and inure to the benefit of Loan Parties, each Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of each Agent and each Lender.
(b)Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to Participants. Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Loan Party's prior written consent, and (ii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances.
(c)Any Lender, with the consent of Applicable Agent, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional Persons (other than an Ineligible Purchaser) and one or more additional Persons (other than an Ineligible Purchaser) may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Applicable Agent and delivered to Applicable Agent for recording, provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to each of the Revolving Advances under this Agreement in which such Lender has an interest. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with an applicable Revolving Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the applicable Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the applicable Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing provided, however, that the consent of Loan Parties (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default or Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a

Permitted Assignee; provided that Loan Parties shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Applicable Agent within five (5) Business Days after having received prior notice thereof.
(d)Any Lender, with the consent of Applicable Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Applicable Agent as appropriate and delivered to Applicable Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(e)Applicable Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (in each case, the "Register") for the recordation of the names and addresses of each Lender under the applicable Facility and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agents and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Applicable Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(f)Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee, subject to the provisions of Section 16.15, any and all financial information in such Lender's possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender's credit evaluation of such Loan Party.
(g)Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)Notwithstanding anything to the contrary contained in this Agreement, any Transferee of the French Revolving Commitments, French Revolving Advances (including French Swing Loans or Protective Advances made to the French Borrower) must qualify as a French Qualifying Lender and any Transferee of the French Letters of Credits must qualify as a French Qualifying Letter of Credit Issuer.
1.4Application of Payments. Each Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations, subject to Section 11.5 hereof. To the extent that any Loan Party makes a payment or any Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by such Agent or such Lender.
1.5Indemnity. Each Loan Party shall defend, protect, indemnify, pay and save harmless each Agent, each Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an "Indemnified Party") for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel) (collectively, "Claims") which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby ~~including the Transactions~~, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby ~~including the Transactions~~, (iii) any Loan Party's or any Guarantor's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of any Agent, any Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Loan Party, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not any Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the

Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of any Agent or any Lender. Loan Parties' obligations under this Section 16.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, provincial or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Loan Party's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agents and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agents, Lenders or Loan Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay (or will promptly reimburse Agents and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith. Notwithstanding the foregoing, the Loan Parties shall have no obligation to any Indemnified Party under this Section 16.5 with respect to any liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Party or its officers, directors, employees, attorneys, or agents. This Section 16.5 shall not apply to the extent that the losses, claims or damages relate to any Taxes described in Section 3.10.
1.6Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to any Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.6. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a ~~“~~"Notice~~”~~") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone (save with respect to Notices to European Agent) or in writing (which includes by means of electronic transmission (i.e., ~~“~~"e-mail~~”~~")) or by setting forth such Notice on a website to which Loan Parties are directed (an ~~“~~"Internet Posting~~”~~") if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:
(a)In the case of hand-delivery, when delivered;
(b)If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, Canada Post or other applicable postal service, with first-class postage prepaid, return receipt requested;

(c)In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, an electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day), provided always that telephonic Notice shall not be a valid form of communication to the European Agent;
(d)In the case of electronic transmission, when actually received;
(e)In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(f)If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to any Applicable Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Agents and other Lenders of its receipt of such Notice.
(A)If to Agent or PNC at:
PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Cheryl Thon
Telephone: (412) 762-7806
Facsimile: (412) 762-8672
with a copy to:
PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Trina Barkley
Telephone: (412) 768-0423
Facsimile: (412) 705-2006
with an additional copy to:
PNC Bank, National Association
1900 East Ninth Street, 9th Floor
Cleveland, Ohio 44114
Attention: Todd Milenius
Telephone: (216) 222-9761
Facsimile: (216) 222-8155
(B)If to European Agent or European Collateral Agent at:
J.P. Morgan ~~Europe Limited~~
Loans Agency 6th floor

25 Bank Street, Canary Wharf
London E14 5JP
United Kingdom
Attention: Loans Agency
Telephone: +44 20 7134 8188
Telecopier: +44 20 7777 2360
Email: loan_and_agency_london@jpmorgan.com

(C)If to a Lender other than Agent, as specified on the signature pages hereof
(D)If to any Applicable Borrowing Agent or any Loan Party:
Invacare Corporation
One Invacare Way
Elyria, OH 44035
Attention: Kathleen P. Leneghan
Telephone: (440) 329-6717
Email: kleneghan@invacare.com
with a copy to:
Calfee, Halter & Griswold LLP
The Calfee Building
1405 East Sixth Street
Cleveland, OH 44114
Attention: Brian A. McMahon
Telephone: (216) 622-8660
Email: bmcmahon@calfee.com
1.7Survival. The obligations of Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.14(b), 2.15, 2.17, 2.18, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
1.8Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
1.9Expenses. Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for such Agent), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of each Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by any Agent, any Lender or any Issuer (including the reasonable and documented fees, charges and disbursements of any counsel for any Agent, any Lender or any Issuer), and shall pay reasonable and documented all reasonable and documented fees and time charges for attorneys who may be employees of any Agent, any Lender or any Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section 16.9, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of each Agent's regular employees and agents engaged periodically to perform audits of the any Loan Party's or any Loan Party's Affiliate's or Subsidiary's books, records and business properties including, without limitation, for field examinations and the preparation of reports based on the fees charged by a third party retained by the European Agent or the internally allocated fees for each Person employed by the European Agent with respect to each field examination, subject to the limitations set forth in Section 6.3.
1.10Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agents, if any Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
1.11Consequential Damages. Neither any Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Borrower, or any Guarantor (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.
1.12Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
1.13Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
1.14Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
1.15Confidentiality; Sharing Information. Each Agent, each Lender and each Transferee shall hold all non-public information obtained by such Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with such Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature and such non-public information shall not be disclosed by such Agent, such Lender or such Transferee to Persons who are not parties to this Agreement; provided, however, each Agent, each Lender and each Transferee may disclose such confidential information (a) to its employees, officers, directors, examiners,

Affiliates, outside auditors, counsel and other professional advisors, (b) to any Agent, any Lender or to any prospective Transferees (so long as the Persons to whom such disclosure is made are informed of the confidential nature of such information and have agreed to keep such information confidential), and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, each Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of any Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated; provided that any disclosure under sub-clauses (A) or (B) of this sentence shall be limited to the information required by such Governmental Body or such legal process. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by any Agent in favor of any Loan Party or any of any Loan Party's affiliates, the provisions of this Agreement shall supersede such agreements.
1.16Publicity. Each Loan Party and each Lender hereby authorizes Agents to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agents and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agents shall deem appropriate in consultation with, and subject to the approval of, the Borrowing Agent, such approval not to be unreasonably withheld, conditioned or delayed.
1.17Certifications From Banks and Participants; USA PATRIOT Act.
(a)Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, any Lender may from time to time request, and each Loan Party shall provide to such Lender, such Loan Party's name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.
1.18Anti-Terrorism Laws.
(a)Each Borrower and each Guarantor represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(b)Each Borrower and each Guarantor covenants and agrees that: (A) they shall immediately notify the Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; and (B) if, at any time, any Collateral becomes Embargoed Property, then, in addition to all other rights and remedies available to the Agent and each of the Lenders, upon request by the Agent or any of the Lenders, the Loan Parties shall provide substitute Collateral acceptable to the Lenders that is not Embargoed Property.
(c)Each Borrower and each Guarantor covenants and agrees that (i) no Covered Entity will become a Sanctioned Person or allow any employees, officers, directors, affiliates, consultants, brokers, or agents acting on its behalf in connection with this Agreement to become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws ~~and~~, (v) ~~Loan Parties shall promptly notify Agent in writing upon the occurrence of a Reportable Compliance Event~~it will now repay the Loans with Embargoed Property or funds derived from any unlawful activity; (vi) it will not permit any Collateral to become Embargoed Property; and (e) it will not cause any Lender or Agent to violate any Anti-Terrorism Law.
(d)~~(c)~~ Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Terrorism Laws.
In addition to the foregoing, the Loan Parties acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and "know your client" Laws within Canada, the Lenders and the Agent may be required to obtain, verify and record information regarding the Loan Parties, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Loan Parties, and the transactions contemplated hereby. The Loan Parties shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or any Agent, or any prospective assign or participant of a Lender or any Agent, in order to comply therewith, whether now or hereafter in existence.
1.19Canadian Borrowers and Canadian Guarantors.
(a)Liability of Canadian Loan Parties. Notwithstanding anything in this Agreement or any of the Other Documents to the contrary, the parties intend that this Agreement and the Other Documents do hereby provide, and shall in all circumstances be interpreted to provide, that the Canadian Loan Parties are jointly and severally liable for, and the Canadian Collateral shall secure, all Advances, interest on such Advances, and all other Obligations, including, without limitation, general fees, reimbursements, indemnities and charges hereunder and under any Other Document. Nothing in this Section 16.19 is intended to limit, nor shall it be deemed to limit, any liability of the Company or any other US Loan Party for any of the Obligations, whether in its primary capacity as a Borrower, as a Guarantor, at law or otherwise. All Obligations of the Borrowers, both the Canadian Borrowers and the US Borrowers, and Guarantors, both the US Guarantors and the Canadian Guarantors, are joint and several.
(b)Company as Agent. The Canadian Borrowers, in addition to the appointment of the Company as the Borrowing Agent as provided herein, further hereby irrevocably appoint the Company as its agent to receive the proceeds of any Advances made to any Canadian Borrower hereunder. Agent shall be entitled to rely in such matters on all communications delivered by the Company as being delivered on behalf of the Canadian Borrowers.
1.20European Borrowers and European Guarantors.
(a)Generally. Without limiting the joint and several nature of all US Borrowers' and Canadian Borrowers' Obligations, the Obligations of the European Borrowers shall be several in nature, and the Obligations of the European Guarantors shall be limited if and to the extent expressly set forth in the English Law Guaranty.
(b)Liability of European Borrowers. The parties intend that this Agreement shall in all circumstances be interpreted to provide that each European Borrower is liable only for Advances made to such European Borrower, interest on such Advances, such European Borrower's reimbursement obligations with respect to any Letter of Credit issued for its account and its ratable share of any of the other Obligations, including, without limitation, general fees, reimbursements, indemnities and charges hereunder and under any Other Document that are attributable, or attributed as a ratable share, to it. The liability of each European Borrower for the payment of any of the Obligations or the performance of its covenants, representations and warranties set forth in this Agreement and the Other Documents shall be several from but not joint with the Obligations of the US Loan Parties and the Canadian Loan Parties. Nothing in this Section 16.20 is intended to limit, nor shall it be deemed to limit, any of the liability of any US Loan Party or any Canadian Loan Party for any of the Obligations, whether in its primary capacity as a Borrower, as a Guarantor, at law or otherwise.
(c)Additional European Guarantors. European Agent may at any time request that Invacare Holdings Two S.a.r.l and/or Invacare Holdings Two B.V. become a European Guarantor by providing a Guaranty in favour of the European Collateral Agent as security trustee for the Secured Parties in form satisfactory to the European Collateral Agent;
(d)Notice to French Guarantors. The European Agent shall use reasonable endeavors to notify in writing to the European Borrowing Agent, prior to 31 March of each year, the amount of outstanding guaranteed obligations as at 31 December of the preceding year, and the date of the expiry of such obligations, of the French Guarantors under the English Law Guaranty. For the avoidance of doubt, the English Law ~~Guarantee~~Guaranty shall not be considered as a ~~“~~"cautionnement~~”~~" under French law.
(e)Representation of Dutch Loan Party. If any Loan Party incorporated under the laws of the Netherlands, is represented by an attorney in connection with the signing and/or execution of this Agreement or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.
1.21Joinder of Guarantors and Borrowers. Any Subsidiary of the Company which is required to join this Agreement as a Guarantor, or any Subsidiary of the Company which elects to join this Agreement as a Borrower, pursuant in each case to Section 7.12 shall execute and deliver to Agent (i) a Guarantor Joinder or Borrower Joinder, as applicable, pursuant to which it shall, after acceptance of such Guarantor Joinder or Borrower Joinder by Agent, join this Agreement as a US Loan Party, Canadian Loan Party, English Loan Party or French Loan Party, as applicable, and join each of the Other Documents to which the US Loan Parties or Canadian Loan Parties, as applicable, are parties, (ii) documents in the forms described in Section 8.1 (or foreign jurisdictional equivalents, if any), modified as appropriate to relate to such Subsidiary, and (iii) documents necessary to grant and perfect Liens in favor of Agent for the benefit of Lenders in the Equity Interest of, and Collateral held by, such Subsidiary. Joinder of each new Loan Party pursuant to this Section shall be subject to compliance with all the other terms and conditions set forth in this Agreement and the Other Documents, including without limitation Section 6.1 and Section 3.10.
1.22Amendment and Restatement. This Agreement amends and restates in its entirety the Existing Credit Agreement. All references to the "Credit Agreement", the "Agreement" or derivations thereof contained in the Other Documents delivered in connection with the Existing Credit Agreement or this Agreement shall, and shall be deemed to, refer to this Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligations of the Borrowers and the other Loan Parties outstanding under the Existing Credit Agreement and the Other Documents as of the Closing Date shall remain outstanding and shall constitute continuing Obligations hereunder without novation and shall continue as such to be secured by the Collateral. Such Obligations shall in all respects be continuing and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such Obligations. The Liens securing payment of the Obligations under the Existing Credit Agreement, as amended and restated in the form of this Agreement, shall in all respects be continuing, securing the payment of all Obligations.
1.23CAM Exchange.
(a)On the CAM Exchange Date,
(i)the European Revolving Commitments shall have terminated in accordance with Article 11;
(ii)each European Lender shall fund its participation in any outstanding European Swing Loans and Protective Advances under the English Facility and/or the French Facility, in each case in accordance with the terms of this Agreement;

(iii)each European Lender shall fund its participation in any unreimbursed disbursements made under the European Letters of Credit, in each case in accordance with the terms of this Agreement; and
(iv)each European Lender shall purchase in Dollars at par participation interests in the Designated Obligations under the English Facility and the French Facility from the other European Lenders (and shall make payments in Dollars to the European Agent for reallocation to other European Lenders to the extent necessary to give effect to such sub participations) and shall assume the obligation to reimburse each Issuer for unreimbursed disbursements under outstanding European Letters of Credit under each Facility to the extent necessary such that the interests of each European Lender in the Designated Obligations immediately following the CAM Exchange Date (including all sub participation interests obtained as described above) shall equal the CAM Percentage of such European Lender in each component of the Designated Obligations.
(b)Each European Lender and each Person acquiring a sub participation interest from any European Lender as contemplated by this Section 16.23 hereby consents and agrees to the CAM Exchange.
(c)As a result of the CAM Exchange, from and after the CAM Exchange Date, each payment received by European Agent pursuant to this Agreement or any Other Document in respect of any of the Designated Obligations shall be distributed to the relevant European Lenders, for distribution pro rata in accordance with the CAM Percentage.
(d)In the event that on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a European Letter of Credit by an Issuer that is not reimbursed by the applicable European Borrowers, then each European Lender shall promptly reimburse such Issuer for its CAM Percentage of the Dollar Equivalent of such unreimbursed payment.
Notwithstanding any other provision of this Section 16.23, each Secured Party agrees that if any Secured Party is required under applicable law to withhold or deduct any taxes or other amounts from payments made by it hereunder or as a result hereof, such Person shall be entitled to withhold or deduct such amounts and pay over such taxes or other amounts to the applicable Governmental Body imposing such tax without any obligation to indemnify any Secured Party with respect to such amounts and without any other obligation of gross up or offset with respect thereto and there shall be no recourse whatsoever by any Secured Party subject to such withholding to any other Secured Party making such withholding and paying over such amounts, but without diminution of the rights of such Secured Party subject to such withholding as against Borrowers and the other Loan Parties to the extent (if any) provided in this Agreement and the Other Documents. Any amounts so withheld or deducted shall be treated as, for the purpose of this Section 16.23, having been paid to such Secured Party to which such withholding or deduction was made.
Notwithstanding anything to the contrary set forth in this Section 16.23 or otherwise provided for in the Agreement, in no event shall any European Lender that is not a French Qualifying Lender be required to take any action in connection with the CAM Exchange if (x) such action would require such European Lender to hold Designated Obligations (or interests or sub participations therein) to the extent that such interests are only permitted to be held by a French Qualifying Lender, (y) such European Lender would lose any benefits or rights it may have as a European Lender under this Agreement, or (z) such action would otherwise violate Applicable Law (including French law) in any respect.

1.24Release of GCMI and Liens on the GCMI Disposed Assets and GCMI Inventory. Subject to the condition that the proceeds of the sale of the GCMI Disposed Assets and the GCMI Inventory be applied to the repayment of the outstanding advances in accordance with Section 2.19(a), effective as of the GCMI Disposition Effective Date, the Agent and the Lenders hereby unconditionally and irrevocably (i) terminate, release and discharge any and all Liens and security interests in the GCMI Disposed Assets and the GCMI Inventory and (ii) release GCMI as Borrower under the Credit Agreement and under any Other Document to which it is a party, and it shall be relieved of any and all obligations or liabilities whatsoever under the Credit Agreement and any Other Documents, and any liens filed against GCMI in favor of the Agent in connection with the Credit Agreement and the Other Documents are hereby released and terminated.
1.25Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement, any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any ~~EEA~~Affected Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of ~~an EEA~~the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an ~~EEA~~applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an ~~EEA~~Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such ~~EEA~~Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any ~~EEA~~applicable Resolution Authority.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES ~~FOLLOW~~OMITTED]

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~
~~Each of the parties has signed this Agreement as of the day and year first above written.~~

~~US BORROWERS:~~
~~Invacare Corporation, an Ohio corporation By:  Name: Kathleen P. Leneghan Title: Senior Vice President and Chief Financial Officer~~
~~Freedom Designs, Inc., a California corporation Alber USA, LLC, an Ohio limited liability company Medbloc, Inc., a Delaware corporation By:  Name: Kathleen P. Leneghan Title: Vice President and Treasurer~~
~~Invacare Continuing Care, Inc., a Missouri corporation By:  Name: Kathleen P. Leneghan Title: Vice President and Treasurer~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~

~~US GUARANTORS:~~

~~Adaptive Switch Laboratories, Inc., a Texas corporation~~
~~Invacare Credit Corporation, an Ohio corporation~~
~~Invacare Holdings, LLC, an Ohio limited liability company~~
~~Invamex Holdings LLC, a Delaware limited liability company~~

~~By:~~
~~Name:    Kathleen P. Leneghan~~
~~Title:    Vice President and Treasurer~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~

~~CANADIAN BORROWERS:~~

~~Invacare Canada L.P., an Ontario limited partnership, by its general partner,~~
~~Invacare Canada General Partner Inc.~~
~~Motion Concepts L.P., an Ontario limited partnership, by its general partner,~~
~~Carroll Healthcare Inc.~~
~~Perpetual Motion Enterprises Limited, an Ontario corporation~~
~~By:~~
~~Name:    Kathleen P. Leneghan~~
~~Title:    Vice President and Treasurer~~

~~CANADIAN GUARANTORS:~~

~~Carroll Healthcare General Partner, Inc., an Ontario corporation~~
~~Carroll Healthcare Inc., an Ontario corporation~~
~~Invacare Canada General Partner Inc., a Canada corporation~~
~~By:~~
~~Name:    Kathleen P. Leneghan~~
~~Title:    Vice President and Treasurer~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~

~~ENGLISH BORROWERS:~~
~~Invacare Limited, a company incorporated in England and Wales with company number 05178693 By:  Name: Philippe Gretz Title: Director~~

~~ENGLISH GUARANTORS:~~
~~Invacare Limited, a company incorporated in England and Wales with company number 05178693 By:  Name: Philippe Gretz Title: Director~~
~~Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202 By:  Name: Philippe Gretz Title: Director~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~

~~FRENCH BORROWERS:~~
~~Invacare Poirier SAS By:  Name: Philippe Gretz Title: President Duly Authorised~~

~~FRENCH GUARANTORS:~~
~~Invacare Poirier SAS By:  Name: Philippe Gretz Title: President Duly Authorised~~
~~Invacare France Operations S.A.S. By:  Name: Philippe Gretz Title: President Duly Authorised~~

~~DUTCH GUARANTORS:~~
~~Invacare B.V.  By:  Name: Désirée de la Fuente – van Baal Title: Statutory Director By:  Name: Marco Koole Title: Statutory Director~~

~~.~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~
~~PNC BANK, NATIONAL ASSOCIATION,~~
~~as Lender and as Agent~~
~~By:~~
~~Name:    Todd Milenius~~
~~Title:    Senior Vice President~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~
~~KEYBANK NATIONAL ASSOCIATION,~~
~~as Lender~~
~~By:~~
~~Name:    Jonathan Roe~~
~~Title:    Vice President~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~
~~JPMORGAN CHASE BANK, N.A.,~~
~~as Lender~~
~~By:~~
~~Name:    Erik Barragan~~
~~Title:    Authorized Officer~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~
~~J.P. MORGAN EUROPE LIMITED, as European Agent~~
~~By:~~
~~Name:    Matthew Sparkes~~
~~Title:    Authorised Officer~~
~~J.P. MORGAN AG, as Lender~~
~~By:~~
~~Name:    Matthew Sparkes~~
~~Title:    Authorised Officer~~

~~[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]~~
~~CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC.,~~
~~as Lender~~
~~By:~~
~~Name:    David Slattery~~
~~Title:    Vice President~~

ANNEX A
US Borrowers
Invacare Corporation, an Ohio corporation
Freedom Designs, Inc., a California corporation
Invacare Continuing Care, Inc., a Missouri corporation
Medbloc, Inc., a Delaware corporation
Alber USA, LLC, an Ohio limited liability company

ANNEX B
US Guarantors
Adaptive Switch Laboratories, Inc., a Texas corporation
Invacare Credit Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invamex Holdings LLC, a Delaware limited liability company

ANNEX C
Canadian Borrowers
Invacare Canada L.P., an Ontario limited partnership
Carroll Healthcare L.P., an Ontario limited partnership
Motion Concepts L.P., an Ontario limited partnership
Perpetual Motion Enterprises Limited, an Ontario corporation

ANNEX D
Canadian Guarantors
Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation

ANNEX E
English Borrowers
Invacare Limited, a company incorporated in England and Wales with company number 05178693.

ANNEX F
English Guarantors

Invacare Limited, a company incorporated in England and Wales with company number 05178693.
Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202

ANNEX G
French Borrowers
Invacare Poirier SAS, a French société par actions simplifiée located at Route de Saint Roch, 37230, Fondettes, France and registered with the companies registry of Tours under number 479 207 060

ANNEX H
French Guarantors
Invacare Poirier SAS, a French société par actions simplifiée located at Route de Saint Roch, 37230, Fondettes, France and registered with the companies registry of Tours under number 479 207 060
Invacare France Operations S.A.S.

ANNEX I
Dutch Guarantors
Invacare B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law and registered with the Dutch trade register under number 18041272

Schedule 1.2(c)
Canadian Reorganization
A reorganization consisting substantially of the following steps:
1.Carroll Healthcare Inc., an Ontario corporation and a Canadian Guarantor ("Carroll Inc.") will contribute its partnership units of Carroll Healthcare L.P., an Ontario limited partnership and a Canadian Borrower ("Carroll LP") to Invacare Canada L.P., an Ontario limited partnership and a Canadian Borrower ("Invacare Canada") for consideration consisting of additional partnership units of Invacare Canada;
2.Carroll LP will be terminated in accordance with its limited partnership agreement and applicable law and an undivided interest in its assets will be distributed to its partners on a pro rata basis;
3.Carroll Healthcare General Partner, Inc., an Ontario corporation and a Canadian Guarantor ("Carroll GP"), will sell its one percent (1%) undivided interest in the assets received from Carroll LP to Invacare Canada for cash consideration; and
4.Carroll GP will then be dissolved and its assets will be distributed to its sole shareholder Invacare Canadian Holdings, Inc., a Delaware corporation and a US Guarantor.

Schedule 1.2(m)
Mortgage-Eligible Properties

COUNTRY	LOCATION	Square feet	Use
FRANCE	Fondettes	191,856	Factory / Warehouse
GERMANY	Isny	47,232	Manufacturing/warehouse/office
ITALY	Thiene	21,528	Warehouse & offices
SWEDEN	Dio	110,524	Manufacturing of manual wheelchairs and office

Schedule 7.3
Guarantees
1.Guarantee by the Company for indebtedness incurred by certain of its German Subsidiaries to Deutsche Bank in an aggregate amount not to exceed EUR 18,000,000. As of the Closing Date, indebtedness incurred is $0.
2.Guarantee by the Company for indebtedness incurred by Dynamic Controls to HSBC for overdraft facilities in an aggregate amount not to exceed NZD 500,000.
3.Letters of Comfort in favor of subsidiaries in Denmark, Norway, and Sweden declaring the Company~~’~~'s financial or other support with regard to intercompany loans existing at 30 November 2014.
4.The Company guarantees the prompt payment by the following subsidiaries of all rents and all other sums payable by the subsidiaries under the following leases:
1)Warehouse Building Lease, dated January 28, 2014, between TR Tipton Corp. and Garden City Medical, Inc., for premises located at 770 Tipton Industrial Drive, Suite A, Lawrenceville, GA, pursuant to the Lease Guarantee, dated January 28, 2014.
5.Guarantees in connection with the following (the ~~“~~"Canadian Forward Contract~~”~~"):
Current Canadian Hybrid Structure
The hybrid structure is comprised of the following three agreements:
1)A Promissory Note (the ~~“~~"Note~~”~~") dated August 2, 2013 in the principal amount of Cdn$63,450,000 (due on August 2, 2023) payable by Carroll Healthcare Inc. (~~“~~"Carroll~~”~~") and payable to Invacare Canadian Holdings, Inc. (~~“~~"Canadian Holdings~~”~~")
2)A Forward Capital Contribution Agreement (~~“~~"FSA1~~”~~") dated August 2, 2013 between Invacare Canadian Holdings, LLC (~~“~~"Holdings LLC~~”~~") and Canadian Holdings.
3)A Forward Subscription Agreement (~~“~~"FSA2~~”~~") dated August 2, 2013 between Carroll and Holdings LLC.
Changes to the Canadian Hybrid Structure
In order to address the changes in tax laws, the current hybrid structure will be changed as follows in 2015:

1)Canadian Holdings will enter into an agreement with Carroll pursuant to which Canadian Holdings will guarantee the liabilities and obligations of Holdings LLC under FSA2.
2)The Note will be amended such that (i) Carroll will grant to Canadian Holdings a security interest in all of Carroll~~’~~'s proceeds under FSA2, and (ii) Canadian Holdings~~’~~' recourse under the Note will be limited to Carroll~~’~~'s proceeds under FSA2.
6.Substantially all of the domestic subsidiaries (the ~~“~~"Guarantor Subsidiaries~~”~~") of the Company are guarantors of the indebtedness of the Company under the Debentures. Each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, to pay principal, premium, and interest related to the Debentures. Specifically, the Debentures are guaranteed on an unsecured senior subordinated basis by all of the Company's existing domestic subsidiaries (other than the Company's captive insurance subsidiary and any receivables subsidiaries) and certain future direct and indirect 100% owned domestic subsidiaries.
7.The Company has guaranteed for Invacare Holdings Two B.V. all except two million of the cash pool liabilities Invacare Holdings Two B.V. has to entities with positive balances.
8.The Company has agreed to reimburse Scandinavian Mobility International APS if the tax audit appeal is not successful, which will be approximately 5-6 million USD.
9.Guarantee and indemnification by the Company of the obligations of Dynamic Controls that are or become owed to New Zealand arising from time to time in connection with the R&D Growth Grant awarded by New Zealand to Dynamic Controls, as such grant may be extended from time to time.
10.Other guarantees of obligations (not including Indebtedness for borrowed money) of Subsidiaries incurred in the Ordinary Course of Business. For example, the Company frequently is asked by one of its foreign Subsidiaries to guarantee obligations under real property leases.

EXHIBIT 1.2(e)
FORM OF BORROWING REQUEST FOR EUROPEAN BORROWERS
[Insert onto Letterhead of European Borrowing Agent]
European Borrowing Request                 Date [ ]

J.P. Morgan AG
Loans Agency, 6th Floor
25 Bank Street, Canary Wharf
London, E14 5JP
United Kingdom
Attention:    Loans. Agency
Fax:        +44 (0)207 777 2360
Email:        loans_and_agency_london@jpmorgan.com
Dear Sir or Madam:
This European Borrowing Request is delivered pursuant to Section 2.2(b) of the Amended and Restated Revolving Credit and Security Agreement dated as of September 30, 2015 (together with all amendments, restatements, modifications and supplements thereto and restatements thereto, and as amended or amended and restated from time to time, the "Credit Agreement"), among Invacare Corporation and others as US-Canada Borrowers, Invacare Limited and others as European Borrowers, the other Loan Parties party thereto, the Lenders party thereto, PNC Bank, National Association, in various capacities including as Agent and J.P. Morgan AG, in various capacities including as European Agent. Unless otherwise defined herein, capitalized terms used in this European Borrowing Request have the meanings ascribed thereto in the Credit Agreement. The European Borrowing Agent hereby gives you notice pursuant to Section 2.2(b) of the Credit Agreement of the following request for a European Revolving Advance (the "Proposed Loan") under the Credit Agreement:
(a)The European Borrowing Agent, on behalf of the applicable European Borrower, hereby notifies the European Agent of its request to credit the following account for the Proposed Loan:

(a)Name of the applicable European Borrower:

(b)Aggregate amount of the Proposed Loan is:

(c) Borrowing date (must be a Business Day) of the Proposed Loan is:

(d) The Proposed Loan shall be a: (mark with x)

Term Benchmark Loan
RFR Loan

(e)The currency of the Proposed Loan shall be: (mark with x)

Euro
Sterling
U.S. Dollars

(f)The initial Interest Period (where applicable) of the Proposed Loan is: (mark with x)

One Month
Three Month

[●] as European Borrowing Agent By: Name: Title: